                               FACILITY AGREEMENT               Exhibit 10.27

                                       BY

                         THE ROYAL BANK OF SCOTLAND PLC
                              AS ARRANGER AND AGENT

                                       AND

                          INVERESK RESEARCH GROUP, INC.


              TERM AND MULTICURRENCY REVOLVING FACILITIES AGREEMENT
                          US $50,000,000 TERM FACILITY
                 US $25,000,000 MULTICURRENCY REVOLVING FACILITY


                             [MCGRIGOR DONALD LOGO]

                                Princes Exchange
                               1 Earl Grey Street
                                    EDINBURGH
                                     EH3 9AQ
                            Telephone: 0131 777 7000
                            Facsimile: 0131 777 7003
                         E-Mail: enquiries@mcgrigors.com
                       Web Site: http://www.mcgrigors.com
                                    305629_6

                                TABLE OF CONTENTS


CLAUSE  HEADING                                                         PAGE NO.
1       DEFINITIONS AND INTERPRETATION..................................   1
1.1     Definitions.....................................................   1
1.2     Construction....................................................  17
1.3     Third Party Rights..............................................  18

2       THE FACILITIES..................................................  18
2.1     Lenders' rights and obligations.................................  18

3       PURPOSE.........................................................  19
3.1     Purpose.........................................................  19
3.2     Monitoring......................................................  19

4       CONDITIONS OF UTILISATION.......................................  19
4.1     Initial conditions precedent....................................  19
4.2     Further conditions precedent....................................  19
4.3     Conditions relating to Optional Currencies under Facility B.....  20
4.4     Maximum number of Loans.........................................  20

5       UTILISATION.....................................................  21
5.1     Delivery of a Utilisation Request...............................  21
5.2     Completion of a Utilisation Request.............................  21
5.3     Currency and amount.............................................  21
5.4     Lenders' participation..........................................  21
5.5     Other Utilisation of Facility B.................................  22

6       OPTIONAL CURRENCIES.............................................  23
6.1     Selection of currency...........................................  23
6.2     Unavailability of a currency....................................  23
6.3     Agent's calculations............................................  23

7       REPAYMENT.......................................................  24
7.1     Repayment of Facility A.........................................  24
7.2     Repayment of Facility B Loans...................................  24

8       PREPAYMENT AND CANCELLATION.....................................  25
8.1     Illegality......................................................  25
8.2     Right of repayment and cancellation in relation to a
          single Lender.................................................  25
8.3     Voluntary cancellation..........................................  25
8.4     Voluntary prepayment of Facility A Loans........................  25
8.5     Voluntary Prepayment of Facility B Loans........................  26
8.6     Restrictions....................................................  26

9       INTEREST........................................................  27
9.1     Calculation of interest.........................................  27
9.2     Payment of interest.............................................  27
9.3     Default interest................................................  27
9.4     Notification of rates of interest...............................  27

10      INTEREST PERIODS................................................  27
10.1    Selection of Interest Periods...................................  27
10.2    Non-Business Days...............................................  28


                                       (i)

CLAUSE  HEADING                                                         PAGE NO.
10.3    Consolidation and division of Facility A Loans..................  28

11      CHANGES TO THE CALCULATION OF INTEREST..........................  29
11.1    Absence of quotations...........................................  29
11.2    Market disruption...............................................  29
11.3    Alternative basis of interest or funding........................  29
11.4    Break Costs.....................................................  30

12      FEES............................................................  30
12.1    Commitment fee..................................................  30
12.2    Arrangement fee.................................................  30
12.3    Agency fee......................................................  30

13      TAX GROSS UP AND INDEMNITIES....................................  30
13.1    Definitions.....................................................  30
13.2    Tax gross-up....................................................  31
13.3    Tax indemnity...................................................  32
13.4    Tax Credit......................................................  32
13.5    Stamp taxes.....................................................  33
13.6    Value added tax.................................................  33

14      INCREASED COSTS.................................................  33
14.1    Increased costs.................................................  33
14.2    Increased cost claims...........................................  33
14.3    Exceptions......................................................  34

15      OTHER INDEMNITIES...............................................  34
15.1    Currency indemnity..............................................  34
15.2    Other indemnities...............................................  34
15.3    Indemnity to the Agent..........................................  35

16      MITIGATION BY THE LENDERS.......................................  35
16.1    Mitigation......................................................  35
16.2    Limitation of liability.........................................  35

17      COSTS AND EXPENSES..............................................  35
17.1    Transaction expenses............................................  35
17.2    Amendment costs.................................................  36
17.3    Enforcement costs...............................................  36

18      GUARANTEE.......................................................  36
18.1    Guarantee and indemnity.........................................  36
18.2    Continuing guarantee............................................  36
18.3    Reinstatement...................................................  37
18.4    Waiver of defences..............................................  37
18.5    Immediate recourse..............................................  37
18.6    Appropriations..................................................  37
18.7    Deferral of Guarantors' rights..................................  38
18.8    Additional security.............................................  38

19      REPRESENTATIONS.................................................  38
19.1    Status..........................................................  38


                                      (ii)

CLAUSE  HEADING                                                         PAGE NO.
19.2    Binding obligations.............................................  38
19.3    Non-conflict with other obligations.............................  38
19.4    Power and authority.............................................  39
19.5    Validity and admissibility in evidence..........................  39
19.6    Governing law and enforcement...................................  39
19.7    Deduction of Tax................................................  39
19.8    No filing or stamp taxes........................................  39
19.9    No default......................................................  40
19.10   No Security.....................................................  40
19.11   Corporate Structure.............................................  40
19.12   No Borrowings...................................................  40
19.13   Reports.........................................................  40
19.14   Taxes...........................................................  40
19.15   Intellectual Property Rights....................................  40
19.16   Environmental...................................................  40
19.17   ERISA...........................................................  41
19.18   Licences........................................................  42
19.19   Financial statements............................................  42
19.20   Pari passu ranking..............................................  42
19.21   No proceedings pending or threatened............................  42
19.22   Margin Stock....................................................  42
19.23   Solvency........................................................  42
19.24   Repetition......................................................  43
19.25   Listing.........................................................  43

20      INFORMATION UNDERTAKINGS........................................  43
20.1    Financial Information...........................................  44
20.2    Financial Statements............................................  44
20.3    Investigation...................................................  44

21      FINANCIAL COVENANTS.............................................  45
21.1    Covenants.......................................................  45

22      GENERAL UNDERTAKINGS............................................  52
22.1    Positive Undertakings...........................................  52
22.2    Negative Undertakings...........................................  55

23      EVENTS OF DEFAULT...............................................  57
23.1    Non-payment.....................................................  57
23.2    Certain Obligations.............................................  57
23.3    Other Obligations...............................................  57
23.4    Misrepresentation...............................................  57
23.5    Cross default...................................................  58
23.6    Inability to pay debts..........................................  58
23.7    Legal Process...................................................  58
23.8    Insolvency Proceedings..........................................  58
23.9    Administration..................................................  59
23.10   Repossession of goods...........................................  59
23.11   Analogous proceedings...........................................  59
23.12   De-Listing......................................................  59
23.13   Litigation......................................................  59
23.14   Subsidiaries....................................................  59


                                     (iii)

CLAUSE  HEADING                                                         PAGE NO.
23.15   Invalidity......................................................  59
23.16   Change in nature of business....................................  59
23.17   Government Action...............................................  60
23.18   Licences........................................................  60
23.19   Qualified Accounts..............................................  60
23.20   ERISA Termination Event.........................................  60
23.21   Material Adverse Effect.........................................  60
23.22   Acceleration....................................................  60

24      CHANGES TO THE LENDERS..........................................  61
24.1    Assignments and transfers by the Lenders........................  61
24.2    Conditions of assignment or transfer............................  61
24.3    Assignment or transfer fee......................................  62
24.4    Limitation of responsibility of Existing Lenders................  62
24.5    Procedure for transfer..........................................  63
24.6    Disclosure of information.......................................  63
24.7    Syndication.....................................................  63
24.8    Costs of Syndication............................................  64

25      ChANGES TO THE OBLIGORS.........................................  64
25.1    Assignments and transfer by Obligors............................  64
25.2    Additional Borrowers............................................  64
25.3    Resignation of a Borrower.......................................  65
25.4    Additional Guarantors...........................................  65
25.5    Repetition of Representations...................................  66
25.6    Resignation of a Guarantor......................................  66

26      ROLE OF THE AGENT THE SECURITY TRUSTEE AND THE ARRANGER.........  66
26.1    Appointment of the Agent........................................  66
26.2    Duties of the Agent.............................................  66
26.3    Role of the Arranger............................................  66
26.4    No fiduciary duties.............................................  66
26.5    Business with the Group.........................................  67
26.6    Rights and discretions of the Agent.............................  67
26.7    Majority Lenders' instructions..................................  67
26.8    Responsibility for documentation................................  68
26.9    Exclusion of liability..........................................  68
26.10   Lenders' indemnity to the Agent.................................  68
26.11   Resignation of the Agent........................................  69
26.12   Confidentiality.................................................  69
26.13   Relationship with the Lenders...................................  69
26.14   Credit appraisal by the Lenders.................................  70
26.15   Lenders' tax status confirmation................................  70
26.16   Reference Banks.................................................  71
26.17   Appointment of the Security Trustee.............................  71

27      CONDUCT OF BUSINESS BY THE FINANCE PARTIES......................  71

28      SHARING AMONG THE LENDERS.......................................  71
28.1    Payments to Lenders.............................................  71
28.2    Redistribution of payments......................................  72


                                      (iv)

CLAUSE  HEADING                                                         PAGE NO.
28.3    Recovering Lender's rights......................................  72
28.4    Reversal of redistribution......................................  72
28.5    Exceptions......................................................  72

29      PAYMENT MECHANICS...............................................  73
29.1    Payments to the Agent...........................................  73
29.2    Distributions by the Agent......................................  73
29.3    Distributions to an Obligor.....................................  73
29.4    Clawback........................................................  73
29.5    Partial payments................................................  73
29.6    No set-off by Obligors..........................................  74
29.7    Business Days...................................................  74
29.8    Currency of account.............................................  74
29.9    Change of currency..............................................  75

30      SET-OFF.........................................................  75

31      NOTICES.........................................................  75
31.1    Communications in writing.......................................  75
31.2    Addresses.......................................................  75
31.3    Delivery........................................................  76
31.4    Notification of address, fax number and telex number............  77
31.5    English language................................................  77

32      CALCULATIONS AND CERTIFICATES...................................  77
32.1    Accounts........................................................  77
32.2    Certificates and Determinations.................................  77
32.3    Day count convention............................................  77

33      PARTIAL INVALIDITY..............................................  78

34      REMEDIES AND WAIVERS............................................  78

35      AMENDMENTS AND WAIVERS..........................................  78
35.1    Required consents...............................................  78
35.2    Exceptions......................................................  78

36      COUNTERPARTS....................................................  79
37      GOVERNING LAW...................................................  79

38      ENFORCEMENT.....................................................  79
38.1    Jurisdiction of English courts..................................  79
38.2    Service of process..............................................  79


SCHEDULES

SIGNATORIES

Schedule 1 Part 1 ....................................The Original Parties    80
Schedule 1 Part II ...................................The Original Lenders    81
Schedule 2 Part I ....................................Conditions Precedent    82


                                      (v)

Schedule 2 Part II ...................................Conditions Precedent    85
Schedule 3 Part I ................................................Requests    87
Schedule 3 Part II ...............................................Requests    88
Schedule 5 Part I ...........................Form of Transfer Certificates    92
Schedule 5 Part II........................................................    94
Schedule 6 Form of Accession Letter.......................................    99
Schedule 7 Form of Resignation Letter.....................................   100
Schedule 8 Form of Compliance Certificate.................................   101
Schedule 9 Dormant Companies..............................................   102
Schedule 10 Confidentiality Letter........................................   103
Schedule 11 Timetables....................................................   107
Schedule 12 Post IPO Group Structure......................................   109
Schedule 13 Material Companies............................................   110


                                      (vi)

THIS AGREEMENT is dated June 25, 2002 and made between:

(1)      INVERESK RESEARCH GROUP, INC. (the "COMPANY");

(2) THE SUBSIDIARIES of the Company listed in Part I of Schedule 1 as original guarantors (together with the Company the "ORIGINAL GUARANTORS");

(3)      THE ROYAL BANK OF SCOTLAND PLC (the "ARRANGER");

(4) THE ROYAL BANK OF SCOTLAND PLC as Security Trustee for the Lenders (the "SECURITY TRUSTEE");

(5) THE ROYAL BANK OF SCOTLAND PLC as counterparty to the Hedging Agreement (the "HEDGING COUNTERPARTY");

(6) THE FINANCIAL INSTITUTIONS listed in Part II of Schedule 1 as lenders (the "ORIGINAL LENDERS"); and

(7)      THE ROYAL BANK OF SCOTLAND PLC as agent of the Lenders (the "AGENT").


IT IS AGREED as follows:

1        DEFINITIONS AND INTERPRETATION

1.1      DEFINITIONS

         In this Agreement:

         "ACCESSION LETTER" means a document substantially in the form set out in Schedule 6 (Form of Accession Letter);

         "ADDITIONAL BORROWER" means a company which becomes an Additional Borrower in accordance with Clause 25 (Changes to the Obligors);

         "ADDITIONAL GUARANTOR" means a company which becomes an Additional Guarantor in accordance with Clause 25 (Changes to the Obligors);

         "ADDITIONAL OBLIGOR" means an Additional Borrower or an Additional Guarantor;

         "AFFILIATE" means, in relation to any person, a Subsidiary of that person or a Holding Company of that person or any other Subsidiary of that Holding Company;

         "AGENT'S SPOT RATE OF EXCHANGE" means the Agent's spot rate of exchange for the purchase of the relevant currency with the Base Currency in the London foreign exchange market at or about 11:00 a.m. on a particular day;

         "APPROPRIATE ACCOUNTING PRINCIPLES" means the accounting principles, policies, standards, practices and bases stated in the Original Financial Statements;

         "APPROVED FINANCIER" means any institution providing banking arrangements not involving Financial Indebtedness to certain Group Companies previously notified in writing by the Company to the Agent.

         "ARTICLES" means the by-laws and certificate of incorporation of the Company as they may be amended from time to time;

         "AUDITORS" means in relation to each Group Company Arthur Andersen, chartered accountants, of 20 Saltire Court, Edinburgh EH1 2DB or, as the case may be, such other reputable firm of chartered or certified public accountants of international repute as shall have been appointed as auditors of the relative member of the Group and notified to the Agent;

         "AUTHORISATION" means an authorisation, consent, approval, resolution, licence, exemption, filing or registration;

         "AVAILABILITY PERIOD" means:

         (a) in relation to Facility A, the period from and including the date of this Agreement to and including 30 August 2002; and

         (b) in relation to Facility B, the period from the date of this Agreement to but not including the third anniversary thereof;


         "AVAILABLE COMMITMENT" means, in relation to a Facility, a Lender's Commitment under that Facility minus:

         (a)      in the case of Facility A

                  (i) the amount of its participation in any outstanding Loans under that Facility; and

                  (ii) in relation to any proposed Utilisation, the amount of its participation in any Loans that are due to be made under that Facility on or before the proposed Utilisation Date;

         (b)      in the case of Facility B

                  (i) the Base Currency Amount of its participation in any outstanding Loans under that Facility; and

                  (ii) in relation to any proposed Utilisation, the Base Currency Amount of its participation in any Loans that are due to be made under that Facility on or before the proposed Utilisation Date, other than that Lender's participation in any Facility B Loans that are due to be repaid or prepaid on or before the proposed Utilisation Date;

         "AVAILABLE FACILITY" means, in relation to a Facility, the aggregate for the time being of each Lender's Available Commitment in respect of that Facility;

         "BASE CURRENCY" means in respect of Facility B dollars;

         "BASE CURRENCY AMOUNT" means, in relation to a Loan under Facility B, the amount specified in the Utilisation Request delivered by a Borrower for that Loan (or, if the amount requested is not denominated in the Base Currency, that amount converted into the Base Currency at the Agent's Spot Rate of Exchange on the date which is three Business Days before the Utilisation Date or, if later, on the date the Agent receives the Utilisation Request) adjusted to reflect any repayment, prepayment, consolidation or division of the Loan;

         "BORROWER" means an Original Borrower or an Additional Borrower unless it has ceased to be a Borrower in accordance with Clause 25 (Changes to the Obligors);

         "BREAK COSTS" means the amount (if any) by which:

         (a) the interest which a Lender should have received for the period from the date of receipt of all or any part of its participation in a Loan or Unpaid Sum to the last day of the current Interest Period in respect of that Loan or Unpaid Sum, had the principal amount or Unpaid Sum received been paid on the last day of that Interest Period;

         exceeds:

         (b) the amount which that Lender would be able to obtain by placing an amount equal to the principal amount or Unpaid Sum received by it on deposit with a leading bank in the Relevant Interbank Market for a period starting on the Business Day following receipt or recovery and ending on the last day of the current Interest Period;

         "BUSINESS DAY" means a day (other than a Saturday or Sunday) on which banks are open for general business in London, New York: and

         (a) (in relation to any date for payment or purchase of a currency other than euro) the principal financial centre of the country of that currency; or

         (b) (in relation to any date for payment or purchase of euro) any TARGET Day;

         "CANADIAN REPORT ON TITLE" means the updated report on title in respect of Clintrials BioResearches Limited' facility at 87 Senneville Road, Senneville, Quebec, H9X 3R3 to be prepared by Desjardins Ducharme Stein Monast;

         "CANDOVER LOANS" means the L71,771,590 unsecured subordinated Loan stock 2008 issued by Inveresk Research Group Limited pursuant to an instrument originally dated 20 September 1999 as amended;

         "COMMITMENT" means a Facility A Commitment or Facility B Commitment;

         "COMPLETION" means the commencement of trading on NASDAQ of the common stock of the Company;

         "COMPLIANCE CERTIFICATE" means a certificate substantially in the form set out in Schedule 8 (Form of Compliance Certificate);

         "CONFIDENTIALITY UNDERTAKING" means a confidentiality undertaking substantially in a recommended form of the LMA as set out in Schedule 10 (LMA Form of Confidentiality Undertaking) or in any other form agreed between the Company and the Agent;

         "DEFAULT" means an Event of Default or any event or circumstance specified in Clause 23 (Events of Default) which would (with the expiry of a grace period, the giving of notice, the making of any determination under the Finance Documents or any combination of any of the foregoing) be an Event of Default;

         "DISTRIBUTION" means any Dividend or other distribution whether in cash or in specie which is declared or due and whether or not actually paid;

         "DORMANT COMPANIES" means any Group Company which has not traded or has ceased trading (all such companies as at the date of execution of this Agreement being listed in Schedule 9);

         "EMPLOYEE BENEFIT PLAN" means any employee benefit plan within the meaning of Section 3(3) of ERISA which is subject to ERISA and:

         (a)      is maintained by any Borrower or any ERISA Affiliate; or

         (b) is a pension plan that has at any time within the preceding six years been maintained for the employees of any Borrower or any current or former ERISA Affiliate (but only if maintained at the time such entity was an ERISA Affiliate);

         "ENVIRONMENT" means all or any gases, airs, vapours, liquids, land (including building and any other structures, enclosures or erections in, on or under it and any rock or soil and anything below the surface of it), flora, fauna, wetlands, land covered with water and water (including sea, ground and surface water) and all other nature resources of any kind;

         "ENVIRONMENTAL LAW" means all or any laws, statutes, treaties, regulations, directives, ordinances, rules publicly available codes of practice, circulars, guidance and notices having legal or judicial import or effect whether of a criminal, civil or administrative nature and the rules of common law concerning:

         (a)      pollution or contamination of the Environment;

         (b) harm, whether actual or potential, to mankind and human sense, living organisms and ecological systems;

         (c) the generation, manufacture, processing, distribution, use (including abuse), treatment, storage, disposal, transport or handling of Dangerous Substances; and

         (d) the emission, leakage, release or discharge into the Environment of noise, vibration, dusts, fumes, gas, odours, smoke, steam effluvia, heat, light, radiation (of any kind), infection, electricity or any Dangerous Substance and any matter or thing capable of constituting a nuisance or an actionable wrong of any kind in respect of such matters;

         for these purposes "DANGEROUS SUBSTANCE" means any radioactive emissions and any natural or artificial substance (whether in solid or liquid form or in the form of a gas or vapour and whether alone or in combination with any other substance) capable of causing harm to man or any other living organism or damaging the Environment or public health or welfare, including (without limitation) any controlled, special, hazardous, toxic, radioactive or dangerous waste;

         "ERISA" means the Employee Retirement Income Security Act of 1974 (of the United States of America), and the rules and regulations thereunder, each as amended, supplemented or otherwise modified;

         "ERISA AFFILIATE" means any person who together with any Borrower or Group Company is treated as a single employer within the meaning of
         Section 414(b), (c), (m) or (o) of the Code or Section 4001(b) of
         ERISA;

         "EVENT OF DEFAULT" means any event or circumstance specified as such in Clause 23;

         "EXISTING INVERESK FACILITIES" means those facilities made available to Inveresk Research Group Limited and others pursuant to a Facilities Agreement dated 26 February 2001 as amended;

         "EVENT OF DEFAULT" means any event or circumstance specified as such in Clause 23 (Events of Default);

         "FACILITY" means Facility A or Facility B;

         "FACILITY A" means the term loan facility made available under this Agreement as described in Clause 2 (The Facilities);

         "FACILITY A COMMITMENT" means:

         (a) in relation to an Original Lender, the amount set opposite its name under the heading "FACILITY A COMMITMENT" in Part II of
                  Schedule 1 (The Original Parties) and the amount of any other Facility A Commitment transferred to it under this Agreement; and

         (b) in relation to any other Lender, the amount of any Facility A Commitment transferred to it under this Agreement,

         to the extent not cancelled, reduced or transferred by it under this Agreement;

         "FACILITY A FINAL REPAYMENT DATE" means the Business Day immediately prior to the fifth anniversary of the date of first drawdown of Facility A;

         "FACILITY A LENDER" means a Lender having a Facility A Commitment;

         "FACILITY A LOAN" means a loan made or to be made under Facility A or the principal amount outstanding for the time being of that loan;

         "FACILITY B" means the revolving loan facility made available under this Agreement as described in Clause 2 (The Facilities);

         "FACILITY B COMMITMENT" means:

         (a) in relation to an Original Lender, the amount in the Base Currency set opposite its name under the heading "FACILITY B COMMITMENT" in Part II of Schedule 1 (The Original Parties) and the amount of any other Facility B Commitment transferred to it under this Agreement; and

         (b) in relation to any other Lender, the amount in the Base Currency of any Facility B Commitment transferred to it under this Agreement,

         to the extent not cancelled, reduced or transferred by it under this Agreement;

         "FACILITY B FINAL REPAYMENT DATE" means the Business Day immediately prior to the third anniversary of the date of this Agreement;

         "FACILITY B LENDER" means a Lender having a Facility B Commitment;

         "FACILITY B LOAN" means a loan made or to be made under Facility B or the principal amount outstanding for the time being of that loan;

         "FACILITY B OUTSTANDINGS" means, at any time, the aggregate of:

         (a)      all amounts outstanding in respect of Facility B Loans;

         (b) the guaranteed amount of any bank guarantee issued by the Other Utilisation Bank; and

         (c) in relation to any other facilities or financial accommodation provided under Facility B, such other amounts as the Other Utilisation Bank determines in accordance with normal practice of the Other Utilisation Bank fairly represents the aggregate exposure of the Other Utilisation Bank in respect of that facility or accommodation;

         "FACILITY OFFICE" means the office or offices notified by a Lender to the Agent in writing on or before the date it becomes a Lender (or, following that date, by not less than five Business Days' written notice) as the office or offices through which it will perform its obligations under this Agreement;

         "FEE LETTER" means any letter or letters dated on or about the date of this Agreement between the Arranger and the Company (or the Agent and the Company) setting out any of the fees referred to in Clause 12
         (Fees);

         "FINANCE DOCUMENT" means this Agreement, any Fee Letter, any Accession Letter, each Security Document, any Hedging Agreement and any other document designated as such by the Agent and the Company;

         "FINANCE LEASE" means any lease, hire agreement, credit sale agreement, purchase agreement, conditional sale agreement or instalment sale and purchase agreement which should be treated in accordance with Applicable Accounting Principles as a finance or capital lease or in the same way as a finance or capital lease;

         "FINANCE PARTY" means the Agent, the Arranger, the Security Trustee or a Lender;

         "FINANCIAL INDEBTEDNESS" means any indebtedness for or in respect of:

         (a)      moneys borrowed;

         (b) any amount raised by acceptance under any acceptance credit facility;

         (c) any amount raised pursuant to any note purchase facility or the issue of bonds, notes, debentures, loan stock or any similar instrument;

         (d) the amount of any liability in respect of any lease or hire purchase contract which would, in accordance with GAAP, be treated as a finance or capital lease;

         (e) receivables sold or discounted (other than any receivables to the extent they are sold on a non-recourse basis);

         (f) any amount raised under any other transaction (including any forward sale or purchase agreement) having the commercial effect of a borrowing;

         (g) any derivative transaction entered into in connection with protection against or benefit from fluctuation in any rate or price (and, when calculating the value of any derivative transaction, only the marked to market value shall be taken into account);

         (h) any counter-indemnity obligation in respect of a guarantee, indemnity, bond, standby or documentary letter of credit or any other instrument issued by a bank or financial institution; and

         (i) the amount of any liability in respect of any guarantee or indemnity for any of the items referred to in paragraphs (a) to (h) above;

         "FULL GROUP SECURITY" means (to the extent Legally Possible in respect of security created or to be created after the date of this Agreement) in respect of an Obligor a guarantee in favour of each Finance Party as it or the Agent may require (in each case in form and substance satisfactory to the Security Trustee, acting reasonably) from the relevant Obligor in respect of the obligations of each Obligor to the Finance Parties under the Finance Documents, security documentation constituting such fixed and/or floating security interests in respect of the relevant Obligor's assets as the Agent or the Security Trustee may reasonably require and such other supporting documents as the Agent or the Security Trustee may reasonably require;

         "GAAP" means in relation to a company incorporated in any jurisdiction generally accepted accounting policies in the relevant jurisdiction;

         "GROUP" means the Company and its Subsidiaries for the time being and "GROUP COMPANY" or "member of the Group" means any one of them (and, for the avoidance of any doubt, no company shall be a member of the Group until it becomes a Subsidiary of a member of the Group);

         "GUARANTOR" means an Original Guarantor or an Additional Guarantor, unless it has ceased to be a Guarantor in accordance with Clause 25 (Changes to the Obligors);

         "HEDGING AGREEMENTS" means any agreements entered into for the purpose of managing or hedging currency and/or interest rate obligations pursuant to Clause 22.1.3(l);

         "HOLDING COMPANY" means, in relation to a company or corporation, any other company or corporation in respect of which it is a Subsidiary;

         "INSOLVENCY EVENT" means any of the events specified in any of Clauses
         23.6 to 23.11 (inclusive);

         "INSURANCE REPORT" means a letter from the Company's Insurance broker detailing all insurances taken out by the Group;

         "INTELLECTUAL PROPERTY RIGHTS" means all know-how, patents, patent applications, trade marks, community trade marks, service marks, trade names, brand names, business names, registered designs, copyright and all other industrial and intellectual property rights and any interests (including by way of licence) in any of the foregoing (in each case whether registered or not and including all applications for the same);

         "INTEREST PERIOD" means, in relation to a Loan, each period determined in accordance with Clause 10 (Interest Periods) and, in relation to an Unpaid Sum, each period determined in accordance with Clause 9.3 (Default interest);

         "IPO" means the initial public offering of common stock of the Company as referred to in the prospectus dated on or around 28 June 2002;

         "LEGALLY POSSIBLE" means to the extent permitted by applicable law on the assumption that all possible steps have been taken by the relevant Group Company to remove any legal impediment including without limitation the obtaining of consents, waivers or following requisite procedures;

         "LENDER" means:

         (a)      any Original Lender; and

         (b) any bank or financial institution which has become a Party in accordance with Clause 24 (Changes to the Lenders),

         which in each case has not ceased to be a Party in accordance with the terms of this Agreement;

         "LIBOR" means in relation to any Loan:

         (a)      the applicable Screen Rate; or

         (b) (if no Screen Rate is available for the currency or period of that Loan) the arithmetic mean of the rates (rounded upwards to four decimal places) as supplied to the Agent at its request quoted by the Reference Banks to leading banks in the London interbank market, as of the Specified Time on the Quotation Day for the offering of deposits in the currency of that Loan and for a period comparable to the Interest Period for that Loan;

         "LOAN" means a Facility A Loan or a Facility B Loan;

         "LMA" means the Loan Market Association;

         "MAJORITY LENDERS" means:

         (a)      in respect of Facility A:

                  (iii) if there are no Facility A Loans then outstanding, a Facility A Lender or Lenders whose Facility A Commitments aggregate more than 66 2/3% of the Total Facility A Commitments (or, if the Total Facility A Commitments have been reduced to zero, aggregated more than 66 2/3% of the Total Facility A Commitments immediately prior to the reduction); or

                  (iv) at any other time, a Facility A Lender or Lenders whose participations in the Facility A Loans then outstanding aggregate more than 66 2/3% of all the Facility A Loans then outstanding;

         (b)      in respect of Facility B:

                  (i) if there are no Facility B Loans then outstanding, a Facility B Lender or Lenders whose Facility B Commitments aggregate more than 66 2/3% of the Total Facility B Commitments (or, if the Total Facility B Commitments have been reduced to zero, aggregated more than 66 2/3% of the Total Facility B Commitments immediately prior to the reduction); or

                  (ii) at any other time, a Facility B Lender or Lenders whose participations in the Facility B Loans then outstanding aggregate more than 66 2/3% of all the Facility B Loans then outstanding;

         "MANAGEMENT ACCOUNTING PERIOD" means each period of one quarter ending on 31 March, 30 June, 30 September and 31 December in each year;

         "MANAGEMENT ACCOUNTS" means:

         (a) the management accounts for the Group for each Management Accounting Period in the agreed form which shall include a profit and loss account for the Management Accounting Period and the financial year to date;

         (b) a balance sheet as at the last day of the relevant Management Accounting Period; and

         (c) a cash flow for the Management Accounting Period and financial year to date.

         "MANDATORY COST" means the percentage rate per annum calculated by the Agent in accordance with Schedule 4 (Mandatory Cost formulae);

         "MARGIN" means in respect of Facility A one and one quarter per cent (1.25%) per annum and in respect of Facility B one and one quarter per cent (1.25%) per annum;

         "MATERIAL ADVERSE EFFECT" means an event or matter:

         (a) having, or reasonably likely to have a material adverse effect on the financial condition, assets, or revenues of the Group taken as a whole; or

         (b) having a material adverse effect on the ability of the Company or any Group Company either to perform in a timely manner all or any of its payment obligations under any of the Finance Documents or to comply with the terms of Clause 21 (Financial Covenants); or

         (c) (where the context so admits) resulting in all or any of the Security Documents not providing the Security Trustee (on behalf of the Lenders) with effective enforceable security over the assets expressed to be charged by the relevant Security Document or Security Documents to an extent reasonably considered to be material by the Majority Lenders;

         "MATERIAL COMPANY" means a member of the Group which is trading and has net assets (ignoring intra group assets and liabilities) in excess of L750,000 (all the companies listed in Schedule 13 being the Material Companies as at the date of execution of this Agreement);

         "MONTH" means a period starting on one day in a calendar month and ending on the numerically corresponding day in the next calendar month, except that:

         (a) (subject to paragraph (c) below) if the numerically corresponding day is not a Business Day, that period shall end on the next Business Day in that calendar month in which that period is to end if there is one, or if there is not, on the immediately preceding Business Day;

         (b) if there is no numerically corresponding day in the calendar month in which that period is to end, that period shall end on the last Business Day in that calendar month; and

         (c) if an Interest Period begins on the last Business Day of a calendar month, that Interest Period shall end on the last Business Day in the calendar month in which that Interest Period is to end.

         The above rules will only apply to the last Month of any period;

         "MULTIEMPLOYER PLAN" means a "MULTIEMPLOYER PLAN" as defined in Section 4001(a)(3) of ERISA to which any Borrower, any Group Company or any ERISA Affiliate is making, or is accruing an obligation to make, contributions within the preceding six years;

         "OBLIGOR" means a Borrower or a Guarantor;

         "OPTIONAL CURRENCY" means a currency (other than the Base Currency) which complies with the conditions set out in Clause 4.3 (Conditions relating to Optional Currencies);

         "ORIGINAL FINANCIAL STATEMENTS" means:

         (a) in relation to the Company, the audited consolidated financial statements of the Group for the financial year ended 30 December 2001; and

         (b) in relation to each Original Obligor other than the Company, its audited financial statements, if any, for its financial year ended on or around 30 December 2001;

         "ORIGINAL OBLIGOR" means an Original Borrower or an Original Guarantor;

         "OTHER UTILISATION" means a Utilisation of Facility B to which the provisions of Clause 5.5 shall also apply;

         "OTHER UTILISATION BANK" means The Royal Bank of Scotland plc;

         "PARTICIPATING MEMBER STATE" means any member state of the European Communities that adopts or has adopted the euro as its lawful currency in accordance with legislation of the European Union relating to European Monetary Union;

         "PARTY" means a party to this Agreement and includes its successors in title, permitted assigns and permitted transferees;

         "PBGC" means the Pension Benefit Guaranty Corporation or any successor agency;

         "PENSION PLAN" means any Employee Benefit Plan, other than a Multiemployer Plan, which is subject to the provisions of Title IV or ERISA or Section 412 of the Code and which:

         (a) is maintained for employers of any Borrower, Group Company or ERISA Affiliate; or

         (b) has at any time within the preceding six years been maintained for the employees of any Borrower, Group Company or current or former ERISA Affiliate;

         "PERMITTED DISPOSAL" means in respect of assets other than heritable, real or leasehold property:

         (a) any sale or disposal of assets which is a sale or disposal in the ordinary course of trading activities and for market-value on an arms-length basis for consideration payable in cash on normal commercial terms;

         (b) any sale or disposal of assets which are obsolete or redundant;

         (c) a sale or disposal to an Obligor or a disposal by a Group Company which is not an Obligor to another Group Company which is an Obligor provided the transferee has granted Full Group Security;

         (d) any sale or disposal of assets where the proceeds are used to acquire replacement assets within 120 days of such sale or disposal;

         (e) any disposal on arm's length terms where the aggregate value of the assets the subject of the disposal by Group Companies in any 12 month period other than in accordance with paragraphs (a) to (d) above in any financial year does not exceed $500,000 (based on the higher of book value or consideration);

         Provided in each case that any monies thereby received by the member of the Group making the sale or disposition are credited to an account with the Agent or an Approved Financier and in the case of paragraph
         (d) such monies shall only be withdrawn for the purpose of funding the relevant replacement assets;


         "PERMITTED FINANCIAL INDEBTEDNESS" means Financial Indebtedness:

         (a)      of the Group from time to time under this Agreement;

         (b) arising between Material Companies where each has granted Full Group Security;

         (c) arising between Material Companies which have granted Full Group Security and other Group Companies not being Material
                  Companies:

                  (i) in existence as at the date of this Agreement, to the extent previously notified or disclosed to the Agent; and

                  (ii) up to $1,000,000 per annum granted after the date hereof,

         provided that in aggregate the maximum such Financial Indebtedness under (i) and (ii) above shall not exceed $2,500,000 in respect of all such non-Material Group Companies taken together nor $500,000 in respect of any individual non-Material Group Companies;

         (d)      arising under Hedging Agreements entered into by any Group
                  Company;

         (e) under any lease or hire purchase contract which would in accordance with GAAP be treated as a Finance Lease in terms of which assets with an aggregate outstanding capital value not exceeding US$5,000,000 (or such greater amount as the Agent may from time to time agree) are hired or leased;

         (f) unsecured and full subordinated debt the terms of which and the subordination thereof have previously been approved in writing by the Agent acting reasonably;

         (g) the loan of 335,400 Canadian dollars made by the Canadian government to Clintrials Bio-Research Limited provided the same is repaid by 30 August 2003;

         (h)      approved in writing by the Agent;

         "PERMITTED SECURITY INTEREST" means:

         (a) rights of retention of title and liens which are implied by law or custom of trade or are incorporated in the standard terms of contract of another contracting party and which arise in any such case in the ordinary course of trade of any Group Company;

         (b) any liens and rights of set off arising by operation of law in the ordinary course of trading of any Group Company;

         (c) any Security which is expressly permitted by the terms of Security Documents or which the Agent has at any time in writing agreed shall be a Permitted Security Interest;

         (d)      any Security created under the Finance Documents;

         (e) any Security created by any court order in favour of the plaintiff or the defendant in any action as security for costs or expenses provided the relevant Group Company is pursuing or defending such action in the bona fide interests of that Group Company and provided further that such action is not an Event of Default or Default;

         (f) any Security other than otherwise permitted under this Agreement securing Financial Indebtedness in an aggregate principal amount not exceeding $500,000;

         (g) any Security over credit balances and bank accounts of members of the Group with an Approved Financier created in order to facilitate the operation of such bank accounts;

         (h) liens in respect of tax liabilities being disputed in good faith and on the basis of professional advice which liabilities have nevertheless been fully provided for in the most recent financial statements provided to the Agent;

         (i) any Security in respect of acquired assets or companies such security in aggregate in amount not exceeding $250,000 provided the same are discharged as soon as practicable and in any event no later than 6 months after the date of acquisition;

         "PROPERTY" means Elphinstone Research Centre, Tranent, East Lothian; The Origo Centre, Riccarton, Midlothian; and 46 Millar Crescent, Edinburgh;

           "QUOTATION DAY" means, in relation to any period for which an interest rate is to be determined:

           (a) (if the currency is sterling) the first day of that period;


           (b) (if the currency is euro) two TARGET Days before the first day of that period; or


           (c) (for any other currency) two Business Days before the first day of that period,


           unless market practice differs in the Relevant Interbank Market for a currency, in which case the Quotation Day for that currency will be determined by the Agent in accordance with market practice in the Relevant Interbank Market (and if quotations would normally be given by leading banks in the Relevant Interbank Market on more than one day, the Quotation Day will be the last of those days);

           "REFERENCE BANKS" means, in relation to LIBOR and Mandatory Cost, the principal London offices of The Royal Bank of Scotland plc and such other banks as may be appointed by the Agent in consultation with the Company;

           "RELEVANT INTERBANK MARKET" means the London interbank market;


           "REPEATING REPRESENTATIONS" means each of the representations given pursuant to Clause 19 save for those in Clauses 19.1(a), 19.13, 19.14, 19.17, 19.19, 19.21, 19.22 and 19.23;

           "REPORTS" means the Insurance Report and Canadian Report on Title;


           "RESERVATIONS" means the principle that equitable remedies are remedies which may be granted or refused at the discretion of the court and damages may be regarded as an adequate remedy, the limitation of enforcement by laws relating to bankruptcy, insolvency, liquidation, reorganisation, court schemes, moratoria, administration and other laws generally affecting the rights of creditors, the time-barring of claims under the Limitation Acts (and similar legislation), the possibility that an undertaking to assume liability for or to indemnify a person against non-payment of stamp duty may be void, the fact that a court may refuse to give effect to a purported contractual obligation to pay costs imposed upon another party in respect of the costs of any unsuccessful litigation brought against that party or may not award by way of costs all of the expenditure incurred by a successful litigant in proceedings brought before that court, or that a court may stay proceedings if concurrent proceedings based on the same grounds and between the same parties have previously been brought before another court, that a court may not give effect to the provisions of Clause 33 (or any similar provision in another Finance Document) and that interest at a default rate on overdue amounts may be a penalty and not recoverable;

           "RESIGNATION LETTER" means a letter substantially in the form set out in Schedule 7 (Form of Resignation Letter);


           "ROLLOVER LOAN" means one or more Facility B Loans:

           (a) made or to be made on the same day that a maturing Facility B Loan is due to be repaid;


           (b) the aggregate amount of which is equal to or less than the maturing Facility B Loan;

           (c) in the same currency as the maturing Facility B Loan (unless it arose as a result of the operation of Clause
                      6.2 (Unavailability of a currency)); and


           (d) made or to be made to the same Borrower for the purpose of refinancing a maturing Facility B Loan;


           "SCREEN RATE" means in relation to LIBOR, the British Bankers Association Interest Settlement Rate for the relevant currency and period and displayed on the appropriate page of the Telerate screen. If the agreed page is replaced or service ceases to be available, the Agent may specify another page or service displaying the appropriate rate after consultation with the Company and the Lenders;

           "SECURITY" means a mortgage, charge, pledge, lien or other security interest securing any obligation of any person or any other agreement or arrangement having a similar effect;

           "SECURITY DOCUMENTS" means the Security Documents to be granted by each Obligor to the Security Trustee and listed in Schedule 2 and all other documents from time to time creating, evidencing or granting Security in favour of the Finance Parties (or any of them) and granted by the Obligor as security for the obligations of the Obligors to the Lenders from time to time under any of the Finance Documents and "Security Document" shall be construed accordingly;

           "SECURITY TRUSTEE" means The Royal Bank of Scotland plc in its capacity as security trustee of the Security Documents under and in terms of Clause 26.17 and its successors and assigns in that capacity;

           "SPECIFIED PURPOSE" means in respect of any particular Facility, the purpose of such Facility as specified in Clause 3;

           "SELECTION NOTICE" means a notice substantially in the form set out in Part II of Schedule 3 (Requests) given in accordance with Clause 10 (Interest Periods) in relation to Facility A;

           "SPECIFIED TIME" means a time determined in accordance with Schedule 11 (Timetables);


           "SUBSIDIARY" means in respect of any company or corporation, any company or corporation:

           (a) which is controlled directly or indirectly, by the first-mentioned company or corporation; or


           (b) more than half the issued share capital (or equivalent) of which is beneficially owned, directly or indirectly, by the first-mentioned company or corporation; or


           (c) which is a subsidiary of another subsidiary of the first-mentioned company or corporation;


           and for these purposes, a company or corporation shall be treated as being controlled by another if that other company or corporation is able to direct its affairs and/or to control the composition of its board of directors or equivalent body;

           "TARGET" means Trans-European Automated Real-time Gross Settlement Express Transfer payment system;


           "TARGET DAY" means any day on which TARGET is open for the settlement of payments in euro;

           "TAX" means any tax, levy, impost, duty or other charge or withholding of a similar nature (including any penalty or interest payable in connection with any failure to pay or any delay in paying any of the same);

           "TAXES ACT" means the Income and Corporation Taxes Act 1988;


           "TERMINATION EVENT" means:


           (a) a "REPORTABLE EVENT" described in Section 4043 of ERISA with respect to a Pension Plan for which the PBGC has not waived the notice requirement; or


           (b) the withdrawal of any Borrower, Group Company or any ERISA Affiliate from a Pension Plan during a plan year in which it was a "SUBSTANTIAL EMPLOYER" as defined in Section 4001(a)(2) of ERISA; or

           (c) the termination of a Pension Plan, the filing of a notice of intent to terminate a Pension Plan or the treatment of a Pension Plan amendment as a termination under Section 4041 of ERISA; or

           (d) the institution of proceedings to terminate, or the appointment of a trustee with respect to, any Pension Plan by the PBGC; or


           (e) any other event or condition which would constitute grounds under Section 4042(a) of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan; or

           (f) the partial or complete withdrawal of any Borrower, Group Company or ERISA Affiliate from a Multiemployer Plan; or

           (g) the imposition of a Lien pursuant to Section 412 of the Code or Section 302 of ERISA; or


           (h) except to the extent it would not have a Material Adverse Effect, any event or condition which results in the reorganisation or insolvency of a Multiemployer Plan under Sections 4241 or 4245 or ERISA; or

           (i) except to the extent it would not have a Material Adverse Effect, any event or condition which results in the termination of a Multiemployer Plan under Section 4041A of ERISA or the institution by PBGC of proceedings to terminate a Multiemployer Plan under Section 4042 of ERISA;

           "TOTAL COMMITMENTS" means the aggregate of the Total Facility A Commitments and the Total Facility B Commitments, being $75,000,000 at the date of this Agreement;

           "TOTAL FACILITY A COMMITMENTS" means the aggregate of the Facility A Commitments, being $50,000,000 at the date of this Agreement;

           "TOTAL FACILITY B COMMITMENTS" means the aggregate of the Facility B Commitments, being $25,000,000 at the date of this Agreement;

           "TRANSFER CERTIFICATE" means a certificate substantially in one of the forms set out in Schedule 5 (Form of Transfer Certificates) or any other form agreed between the Agent and the Company.

           "TRANSFER DATE" means, in relation to a transfer, the later of:

           (a) the proposed Transfer Date specified in the Transfer Certificate; and


           (b)        the date on which the Agent executes the Transfer
                      Certificate;


           "UNPAID SUM" means any sum due and payable but unpaid by an Obligor under the Finance Documents;


           "UTILISATION" means a utilisation of a Facility;


           "UTILISATION DATE" means the date of a Utilisation, being the date on which the relevant Loan is to be made;


           "UTILISATION REQUEST" means a notice substantially in the form set out in Part I of Schedule 3 (Requests);


           "VAT" means value added tax as provided for in the Value Added Tax Act 1994 and any other tax of a similar nature;

1.2        CONSTRUCTION

           (a)       Any reference in this Agreement to:


                      (i) "AGREED FORM" means in relation to a document the form agreed by the Company and the Agent and initialled by them or on their behalf for the purpose of identification on the date of this Agreement or if not then agreed, in form and substance acceptable to the Agent acting reasonably;

                      (ii) "ASSETS" includes present and future properties, revenues and rights of every description;


                      (iii) the "EUROPEAN INTERBANK MARKET" means the interbank market for euro operating in Participating Member States;


                      (iv) a "FINANCE DOCUMENT" or any other agreement or instrument is a reference to that Finance Document or other agreement or instrument as amended or novated;


                      (v) "INDEBTEDNESS" includes any obligation (whether incurred as principal or as surety) for the payment or repayment of money, whether present or future, actual or contingent;


                     (vi) a "PERSON" includes any person, firm, company, corporation, government, state or agency of a state or any association, trust or partnership (whether or not having separate legal personality) or two or more of the foregoing;

                     (vii) a "REGULATION" includes any regulation, rule, official directive, request or guideline (whether or not having the force of law) of any governmental, intergovernmental or supranational body, agency, department or regulatory, self-regulatory or other authority or organisation;

                      (viii)     "DOLLAR" and "$" means US dollar;


                      (ix) a provision of law is a reference to that provision as amended or re-enacted; and

                      (x) unless a contrary indication appears, a time of day is a reference to London time;


           (b) Section, Clause and Schedule headings are for ease of reference only;


           (c) Unless a contrary indication appears, a term used in any other Finance Document or in any notice given under or in connection with any Finance Document has the same meaning in that Finance Document or notice as in this Agreement;

           (d) A Default (other than an Event of Default) is "CONTINUING" if it has not been remedied or waived and an Event of Default is "CONTINUING" if it has not been remedied or waived.

1.3        THIRD PARTY RIGHTS

           A person who is not a party to this Agreement has no right under the Contracts (Rights of Third Parties) Act 1999 to enforce or enjoy the benefit of any term of this Agreement.

2          THE FACILITIES


           Subject to the terms of this Agreement, the Lenders make available to the Borrowers:

           (a) a dollar term loan facility in an aggregate amount equal to the Total Facility A Commitments; and

           (b) a multicurrency revolving loan facility in an aggregate amount equal to the Total Facility B Commitments.


2.1        LENDERS' RIGHTS AND OBLIGATIONS

           (a) The obligations of each Lender under the Finance Documents are several. Failure by a Lender to perform its obligations under the Finance Documents does not affect the obligations of any other Party under the Finance Documents. No Finance Party is responsible for the obligations of any other Finance Party under the Finance Documents.

           (b) The rights of each Lender under or in connection with the Finance Documents are separate and independent rights and any debt arising under the Finance Documents to a Lender from an Obligor shall be a separate and independent debt.

           (c) A Finance Party may, except as otherwise stated in the Finance Documents, separately enforce its rights under the Finance Documents.

3          PURPOSE

3.1        PURPOSE

           (a) Each Borrower shall apply all amounts borrowed by it under Facility A towards the repayment of Existing Inveresk Facilities, the repayment of the Candover Loans and the payment of any fees and expenses incurred in connection therewith or with the IPO and (upon satisfaction of those amounts) for general corporate purposes;

           (b) Each Borrower shall apply all amounts borrowed by it under Facility B towards general working capital and general corporate purposes.

3.2        MONITORING

           No Finance Party is bound to monitor or verify the application of any amount borrowed pursuant to this Agreement.

4          CONDITIONS OF UTILISATION

4.1        INITIAL CONDITIONS PRECEDENT

           (a) No Borrower may deliver a Utilisation Request unless the Agent has received all of the documents and other evidence listed in Part I of Schedule 2 (Conditions precedent) in form and substance satisfactory to the Agent. The Agent shall notify the Company and the Lenders promptly upon being so satisfied;

           (b) The Lenders will only be obliged to comply with Clause 5.4 in respect of the first Utilisation Request hereunder with effect from the date on which the Company:

                      (i) provides the Agent with written evidence of the occurrence of Completion; and


                      (ii) provides the Agent with evidence that the Candover Loans and the Existing Inveresk Facilities have been irrevocably repaid in full, or will be contemporaneously with the first drawdown hereunder.

4.2        FURTHER CONDITIONS PRECEDENT

           (a) The Lenders will only be obliged to comply with Clause 5.4 (Lenders' participation) if on the date of the Utilisation Request and on the proposed Utilisation Date:

                      (i) in the case of a Rollover Loan, no Event of Default is continuing or would result from the proposed Loan and, in the case of any other Loan, no Default is continuing or would result from the proposed Loan; and

                      (ii) the Repeating Representations to be made by each Obligor are true in all material respects;

           (b) The Lenders will only be obliged to comply with Clause 6.3 (Change of currency) if, on the first day of an Interest Period, no Default is continuing or would result from the change of currency and the Repeating Representations to be made by each Obligor are true in all material respects.

4.3        CONDITIONS RELATING TO OPTIONAL CURRENCIES UNDER FACILITY B


           (a) A currency will constitute an Optional Currency in relation to a Facility B Loan if:


                     (i) It is readily available in the amount required and freely convertible into the Base Currency in the Relevant Interbank Market on the Quotation Day and the Utilisation Date for that Facility B Loan; and

                     (ii) It is sterling, euros, Canadian dollars or has been approved by the Agent (acting on the instructions of all the Lenders) on or prior to receipt by the Agent of the relevant Utilisation Request or Selection Notice for that Loan;

           (b) If the Agent has received a written request from the Company for a currency to be approved under paragraph (a)
                     (ii) above, the Agent will confirm to the Company by the Specified Time:

                      (i) whether or not the Lenders have granted their approval; and


                      (ii) if approval has been granted, the minimum amount (and, if required, integral multiples) for any subsequent Utilisation in that currency;


           (c) If the euro constitutes an Optional Currency at any time, a Loan will only be made available in euro unit.

4.4        MAXIMUM NUMBER OF LOANS

           (a) Facility A shall be utilised initially by means of a single Loan;


           (b) A Borrower may not deliver a Utilisation Request if as a result of the proposed Utilisation:


                      (i)        15 or more Facility B Loans would be
                                 outstanding; or


                      (ii)       4 or more Facility A Loans would be
                                 outstanding;


           (c) a Borrower may not request that the Facility A Loan be divided if, as a result of the proposed division 4 or more Facility A Loans would be outstanding;

           Any Loan made by a single Lender under Clause 6.2 (Unavailability of a currency) shall not be taken into account in this Clause 4.4.

5          UTILISATION

5.1        DELIVERY OF A UTILISATION REQUEST

           A Borrower may utilise a Facility by delivery to the Agent of a duly completed Utilisation Request not later than the Specified Time.

5.2        COMPLETION OF A UTILISATION REQUEST

           (a) Each Utilisation Request is irrevocable and will not be regarded as having been duly completed unless:


                      (i)        it identifies the Facility to be utilised;


                      (ii) the proposed Utilisation Date is a Business Day within the Availability period applicable to that Facility;


                      (iii) the currency and amount of the Utilisation comply with Clause 5.3 (Currency and amount); and


                      (iv) the proposed Interest Period complies with Clause 10 (Interest Periods).


           (b)       Only one Loan may be requested in each Utilisation Request.


5.3        CURRENCY AND AMOUNT

           (a) The currency specified in a Utilisation Request must be dollars in respect of Facility A and the Base Currency or an Optional Currency in respect of Facility B;

           (b) the amount of the proposed Loan in respect of Facility A must be an amount which is not more than the Available Facility and which is a minimum of $10,000,000 or, if less, the Available Facility;

           (c) the amount of the proposed Loan in respect of Facility B must be:


                      (i) if the currency selected is the Base Currency, a minimum of $500,000 or in either case, if less, the Available Facility; or


                      (ii) if the currency selected is an Optional Currency, the minimum amount (or an integral multiple, if required) specified by the Agent pursuant to paragraph (b)(ii) of Clause 4.3 (Conditions relating to Optional Currencies) or, if less, the Available Facility.

5.4        LENDERS' PARTICIPATION

           (a) If the conditions set out in this Agreement have been met, each Lender shall make its participation in each Loan available through its Facility Office.

           (b) The amount of each Lender's participation in each Loan will be equal to the proportion borne by its Available Commitment to the Available Facility immediately prior to making the Loan.

           (c) The Agent shall notify each Lender of the amount, (and in respect of Facility B the currency and the Base Currency Amount) of each Loan at the Specified Time.

5.5        OTHER UTILISATION OF FACILITY B

           (a) Subject to the other terms of this Agreement the Other Utilisation Bank agrees to make Facility B available to the Borrower by way of the issue of bank guarantees or such other facilities as the Facility B Lenders and the Borrower may agree.

           (b) No Utilisation of Facility B or Other Utilisation may be made if the Facility B Outstandings would exceed the Facility B Commitments.

           (c) Each Other Utilisation may only be made subject to the Borrower executing and delivering to the Other Utilisation Bank such other further documentation, in form and substance satisfactory to it, as it requires in accordance with its normal practice for commercial borrowers and shall be made on the customary rates and scales of the Other Utilisation Bank as notified to the Borrower from time to time;

           (d)


                      (i) If the relevant Borrower fails to pay to the Other Utilisation Bank any amount due under this Agreement in respect of Facility B within two Business Days of its due date (the difference between the amount due and the amount paid being the "SHORTFALL") then, without limitation to all other rights and remedies of the Parties in respect thereof, the Other Utilisation Bank shall inform the Agent of such failure, specifying the amount and currency of the Shortfall whereupon the Agent shall issue a notification (a "SHORTFALL NOTIFICATION") to the Facility B Lenders stating the amount and currency of the Shortfall.


                      (ii) Following the issue of a Shortfall Notification each Facility B Lender shall pay to the Agent for the account of the Other Utilisation Bank an amount equal to a proportion of the Shortfall equal to such Facility B Lender's Participation (as defined in Clause 5.5(e) below) in Facility B together with interest thereon from the due date referred to in paragraph (d) to the date of such payment to the Agent at the rate which is equal to the aggregate of:

                                 1)         the Margin; and


                                 2) an amount equivalent to the cost of funds to the Other Utilisation Bank (as certified by the Other
                                            Utilisation Bank).


           Such payments shall be made on the next Business Day following the issuance of the Shortfall Notification and shall, subject to paragraph d(iii) below satisfy the amount due (including interest thereon) from the relevant Borrower in respect of which such Shortfall arose to the extent of such payments.

                     (i) The relevant Borrower shall indemnify the Facility B Lenders on demand against any amount payable by them under this Clause and in respect of such indemnity the protective provisions in favour of the Security Trustee contained in any guarantee granted to the Security Trustee by any Group Company shall be deemed to apply mutatis mutandis.

                      (ii) For the avoidance of doubt, neither the Company nor the relevant Borrower shall be obliged to make any payment in respect of the same amount more than once.

           (e) For the purposes of paragraphs (d) and (f) the "PARTICIPATION" of a Facility B Lender at any time in Facility B shall be the proportion of the Facility B equal to the proportion borne by the Facility B Lenders' Facility B Commitment to the Total Facility B Commitments at such time.

           (f) Upon receipt of the same the Other Utilisation Bank shall pay to the Agent for the account of the Facility B Lenders the Margin which it receives in respect of Other Utilisations under Facility B.

           (g) Each other Utilisation shall for the purposes of any Security Document be deemed to be a Loan and secured thereby.


6          OPTIONAL CURRENCIES

6.1        SELECTION OF CURRENCY

           A Borrower (or the Company on behalf of a Borrower) shall select the currency of a Facility B Loan in a Utilisation Request.

6.2        UNAVAILABILITY OF A CURRENCY

           If before the Specified Time on any Quotation Day:


           (a) the Agent has received notice from a Lender that the Optional Currency requested is not readily available to it in the amount required; or


           (b) a Lender notifies the Agent that compliance with its obligation to participate in a Facility B Loan in the proposed Optional Currency would contravene a law or regulation applicable to it, the Agent will give notice to the relevant Borrower to that effect by the Specified Time on that day. In this event, any Lender that gives notice pursuant to this Clause 6.2 will be required to participate in the Facility B Loan in the Base Currency (in an amount equal to that Lender's proportion of the Base Currency Amount or, in respect of a Rollover Loan, an amount equal to that Lender's proportion of the Base Currency Amount of the maturing Facility B Loan that is due to be repaid) and its participation will be treated as a separate Facility B Loan denominated in the Base Currency during that Interest Period.

6.3        AGENT'S CALCULATIONS

           Each Lender's participation in a Facility B Loan will be determined in accordance with paragraph (b) of Clause 5.4 (Lenders' participation).

7          REPAYMENT

7.1        REPAYMENT OF FACILITY A

7.1.1 The Borrower shall repay Facility A by paying the Agent on each date set out under Column A below (each a "FACILITY A REPAYMENT DATE") that amount (each a "FACILITY A REPAYMENT INSTALMENT") equal to (A X
           B) where:

           A = the aggregate amount of Facility A Loans as at the expiry of the Availability Period; and


           B = the percentage specified in Column B below corresponding to the relevant Facility A Repayment Date;

                    Column A                              Column B

                    Facility A Repayment Dates            %

                    30 June 2004                          14.3

                    31 December 2004                      14.3

                    30 June 2005                          14.3

                    31 December 2005                      14.3

                    30 June 2006                          14.3

                    31 December 2006                      14.3

                    30 June 2007 (or if earlier the       14.2
                    Facility A Final Repayment Date)

7.1.2      Facility A shall be repaid in full by the Facility A Final Repayment
           Date.


7.1.3      No Borrower may re-borrow any part of Facility A which is repaid.


7.2        REPAYMENT OF FACILITY B LOANS

           (a) Each Borrower which has drawn a Facility B Loan shall repay that Loan on the last day of its Interest Period;


           (b) All Facility B Loans shall be finally repaid and not available for re-borrowing on the Facility B Final Repayment Date.

8          PREPAYMENT AND CANCELLATION

8.1        ILLEGALITY

           If it becomes unlawful in any jurisdiction for a Lender to perform any of its obligations as contemplated by this Agreement or to fund its participation in any Loan:

           (a) that Lender shall promptly notify the Agent upon becoming aware of that event;


           (b) upon the Agent notifying the Company, the Commitment of that Lender will be immediately cancelled; and


           (c) each Borrower shall repay that Lender's participation in the Loans made to that Borrower on the last day of the Interest Period for each Loan occurring after the Agent has notified the Company or, if earlier, the date specified by the Lender in the notice delivered to the Agent (being no earlier than the last day of any applicable grace period permitted by law).

8.2        RIGHT OF REPAYMENT AND CANCELLATION IN RELATION TO A SINGLE LENDER


           (a)       If:


                      (i) any sum payable to any Lender by an Obligor is required to be increased under paragraph (c) of Clause 13.2 (Tax gross-up); or


                      (ii) any Lender claims indemnification from the Company under Clause 13.3 (Tax indemnity) or Clause 14.1 (Increased costs);


           the Company may, whilst the circumstance giving rise to the requirement or indemnification continues, give the Agent notice of cancellation of the Commitment of that Lender and its intention to procure the repayment of that Lender's participation in the Loans.

           (b) On receipt of a notice referred to in paragraph (a) above, the Commitment of that Lender shall immediately be reduced to zero.

           (c) On the last day of each Interest Period which ends after the Company has given notice under paragraph (a) above (or, if earlier, the date specified by the Company in that notice), each Borrower to which a Loan is outstanding shall repay that Lender's participation in that Loan.

8.3        VOLUNTARY CANCELLATION

           The Company may, if it gives the Agent not less than 10 Business Days' (or such shorter period as the Majority Lenders may agree) prior notice, cancel the whole or any part (being a minimum amount of $2,500,000 of an Available Facility. Any cancellation under this Clause 8.3 shall reduce the Commitments of the Lenders rateably under that Facility.

8.4        VOLUNTARY PREPAYMENT OF FACILITY A LOANS

           (a) The Company may, if it gives the Agent not less than 10 Business Days' (or such shorter period as the Majority Lenders may agree) prior notice, prepay the whole or any part of the Facility A Loan (but, if in part, being an amount that reduces the Amount of the Facility A Loan by a minimum amount of $1,000,000

           (b) The Facility A Loan may only be prepaid after the last day of the Availability Period (or, if earlier, the day on which the applicable Available Facility is zero); and

           (c) Any prepayment under this Clause 8.4 shall satisfy the obligations under Clause 7.1 (Repayment of Facility A Loan) pro rata.

8.5        VOLUNTARY PREPAYMENT OF FACILITY B LOANS

           The Borrower to which a Facility B Loan has been made may, if it gives the Agent not less than 10 Business Days' (or such shorter period as the Majority Lenders may agree) prior notice, prepay the whole or any part of a Facility B Loan (but if in part, being an amount that reduces the Base Currency Amount of the Facility B Loan by a minimum amount of $1,000,000).

8.6        RESTRICTIONS

           (a) Any notice of cancellation or prepayment given by any Party under this Clause 8 shall be irrevocable and, unless a contrary indication appears in this Agreement, shall specify the date or dates upon which the relevant cancellation or prepayment is to be made and the amount of that cancellation or prepayment.

           (b) Any prepayment under this Agreement shall be made together with accrued interest on the amount prepaid and, subject to any Break Costs, without premium or penalty except as stated in paragraph (c) below.

           (c) Where any prepayment or cancellation of all or any part of the Loans or the Facilities other than in the circumstances contemplated in Clause 8.1 or 8.2 is made pursuant to, in contemplation of or otherwise in connection with a refinancing of the Facilities (or part of them) by any bank or financial institution other than the Lenders, the Company shall promptly on demand by the Agent pay the Agent on account of the Lenders a prepayment fee equal to one per cent (1%) of the amount prepaid or cancelled on the Business Day immediately prior to such prepayment or cancellation provided that the foregoing prepayment fee shall not be payable if (first) the refinancing is pursuant to a larger fundraising exercise or transaction (whether or not involving the acquisition of companies or businesses from third parties) which does not have as one of its principal purposes the refinancing of these Facilities and (second) the Lenders having been timeously supplied with all relevant information and been given an opportunity to conduct all reasonable due diligence have declined to participate in such refinancing on the same financial terms and very substantially the same non-financial terms as those under which it proceeds.


           (d) No Borrower may reborrow any part of Facility A which is prepaid.


           (e) Unless a contrary indication appears in this Agreement, any part of Facility B which is prepaid may be reborrowed in accordance with the terms of this Agreement.

           (f) The Borrowers shall not repay or prepay all or any part of the Loans or cancel all or any part of the Commitments except at the times and in the manner expressly provided for in this Agreement.

           (g) No amount of the Total Commitments cancelled under this Agreement may be subsequently reinstated.

           (h) If the Agent receives a notice under this Clause 8 it shall promptly forward a copy of that notice to either the Company or the affected Lender, as appropriate.

9          INTEREST

9.1        CALCULATION OF INTEREST

           The rate of interest on each Loan for each Interest Period is the percentage rate per annum which is the aggregate of the applicable:

           (a)       Margin;


           (b)       LIBOR; and


           (c)       Mandatory Cost, if any.


9.2        PAYMENT OF INTEREST

           The Borrower to which a Loan has been made shall pay accrued interest on that Loan on the last day of each Interest Period (and, if the Interest Period is longer than six Months, on the dates falling at six monthly intervals after the first day of the Interest Period).

9.3        DEFAULT INTEREST

           (a) If an Obligor fails to pay any amount payable by it under a Finance Document on its due date, interest shall accrue on the overdue amount from the due date up to the date of actual payment (both before and after judgment) at a rate 1 per cent higher than the rate which would have been payable if the overdue amount had, during the period of non-payment, constituted a Loan in the currency of the overdue amount for successive Interest Periods, each of a duration selected by the Agent (acting reasonably). Any interest accruing under this Clause 9.3 shall be immediately payable by the Obligor on demand by the Agent.


           (b) Default interest (if unpaid) arising on an overdue amount will to the extent permitted by applicable law be compounded with the overdue amount at the end of each Interest Period applicable to that overdue amount but will remain immediately due and payable.

9.4        NOTIFICATION OF RATES OF INTEREST

           The Agent shall promptly notify the Lenders and the relevant Borrower of the determination of a rate of interest under this Agreement.

10         INTEREST PERIODS

10.1       SELECTION OF INTEREST PERIODS

           (a) A Borrower (or the Company on behalf of a Borrower) may select an Interest Period for a Loan in the Utilisation Request for that Loan or (if the Loan has already been borrowed) in a Selection Notice.

           (b) The Selection Notice for the Facility A Loan is irrevocable and must be delivered to the Agent by the Borrower (or the Company on behalf of a Borrower) to which the Facility A Loan was made not later than the Specified Time.

           (c) If a Borrower (or the Company) fails to deliver a Selection Notice to the Agent in accordance with paragraph (b) above, the relevant Interest Period will, subject to Clause 10.2 (Changes to Interest Periods), be one Month.

           (d) Subject to this Clause 10, a Borrower (or the Company) may select an Interest Period of one, three or six Months or any other period agreed between the Company and the Agent (acting on the instructions of all the Lenders) or such shorter period as may be necessary to coincide with the next relevant Facility A Repayment Date.

           (e) An Interest Period for a Loan shall not extend beyond the relevant Facility A or Facility B Final Repayment Date applicable to its Facility.

           (f) The Interest Period for the Facility A Loan shall start on the Utilisation Date.


           (g)       A Facility B Loan has one Interest Period only.


10.2       NON-BUSINESS DAYS

           If an Interest Period would otherwise end on a day which is not a Business Day, that Interest Period will instead end on the next Business Day in that calendar month (if there is one) or the preceding Business Day (if there is not).

10.3       CONSOLIDATION AND DIVISION OF FACILITY A LOANS


           (a)       Subject to paragraph (b) below, if two or more Interest
                     Periods:


                      (i)        relate to Facility A Loans;


                      (ii)       end on the same date; and


                      (iii)      are made to the same Borrower,


           those Facility A Loans will, unless that Borrower (or the Company on its behalf) specifies to the contrary in the Selection Notice for the next Interest Period, be consolidated into, and treated as, a single Facility A Loan on the last day of the Interest Period.

                      (iv) Subject to Clause 4.4 (Maximum number of Loans), Clause 5.3 (Currency and amount), and to the Agent being satisfied that the Hedging Agreements would not be affected thereby if a Borrower (or the Company on its behalf) requests in a Selection Notice that a Facility A Loan be divided into two or more Facility A Loans, that Facility A Loan will, on the last day of its Interest Period, be so divided with amounts specified in that Selection Notice, being an aggregate amount equal to the amount of the Facility A Loan immediately before its division.


11         CHANGES TO THE CALCULATION OF INTEREST

11.1       ABSENCE OF QUOTATIONS

           Subject to Clause 11.2 (Market disruption), if LIBOR is to be determined by reference to the Reference Banks but a Reference Bank does not supply a quotation by the Specified Time on the Quotation Day, the applicable LIBOR shall be determined on the basis of the quotations of the remaining Reference Banks.

11.2       MARKET DISRUPTION

           (a) If a Market Disruption Event occurs in relation to a Loan for any Interest Period, then the rate of interest on each Lender's share of that Loan for the Interest Period shall be the rate per annum which is the sum of:

                      (i)        the Margin;


                      (ii) the rate notified to the Agent by that Lender as soon as practicable and in any event before interest is due to be paid in respect of that Interest Period, to be that which expresses as a percentage rate per annum the cost to that Lender of funding its participation in that Loan from whatever source it may reasonably select; and

                      (iii) the Mandatory Cost, if any, applicable to that Lender's participation in the Loan.


           (b)       In this Agreement "MARKET DISRUPTION EVENT" means:


                     (i) at or about noon on the Quotation Day for the relevant Interest Period the Screen Rate is not available and none or only one of the Reference Banks supplies a rate to the Agent to determine LIBOR for the relevant currency and period; or

                     (ii) before close of business in London on the Quotation Day for the relevant Interest Period, the Agent receives notifications from a Lender or Lenders (whose participations in a Loan exceed 50 per cent. of that Loan) that the cost to it of obtaining matching deposits in the Relevant Interbank Market would be in excess of LIBOR.

11.3       ALTERNATIVE BASIS OF INTEREST OR FUNDING

           (a) If a Market Disruption Event occurs and the Agent or the Company so requires, the Agent and the Company shall enter into negotiations (for a period of not more than thirty days) with a view to agreeing a substitute basis for determining the rate of interest;

           (b) any alternative basis agreed pursuant to paragraph (a) above shall, with the prior consent of all the Lenders and the Company, be binding on all Parties.

11.4       BREAK COSTS

           (a) Each Borrower shall, within three Business Days of demand by a Finance Party, pay to that Finance Party its Break Costs attributable to all or any part of a Loan or Unpaid Sum being paid by that Borrower on a day other than the last day of an Interest Period for that Loan or Unpaid Sum;

           (b) each Lender shall, as soon as reasonably practicable after a demand by the Agent, provide a certificate confirming the amount of its Break Costs for any Interest Period in which they accrue.

12         FEES

12.1       COMMITMENT FEE

           (a) The Company shall pay to the Agent (for the account of each Lender) a fee in the Base Currency computed at the rate of
                     0.375 per cent. per annum on that Lender's Available Commitment under Facility B for the Availability Period applicable to Facility B.

           (b) The accrued commitment fee is payable on the last day of each successive period of three Months which ends during the relevant Availability Period, on the last day of the Availability Period and on the cancelled amount of the relevant Lender's Commitment at the time the cancellation is effective.

12.2       ARRANGEMENT FEE

           The Company shall pay to the Arranger an arrangement fee in the amount and at the times agreed in a Fee Letter.

12.3       AGENCY FEE

           The Company shall pay to the Agent (for its own account) an agency fee in the amount and at the times agreed in a Fee Letter.

13         TAX GROSS UP AND INDEMNITIES

13.1       DEFINITIONS

           (a)       In this Clause 13:


           "PROTECTED PARTY" means a Finance Party which is or will be, for or on account of Tax, subject to any liability or required to make any payment in relation to a sum received or receivable (or any sum deemed for the purposes of Tax to be received or receivable) under a Finance Document;

           "TAX CREDIT" means a credit against, relief or remission for, or repayment of any Tax;


           "TAX DEDUCTION" means a deduction or withholding for or on account of Tax from a payment under a Finance Document provided that it shall not included Taxes referenced under Clause 13.3(b) of this Agreement;

           "TAX PAYMENT" means an increased payment made by an Obligor to a Finance Party under Clause 13.2 (Tax gross-up) or a payment under Clause 13.3 (Tax indemnity);

           (a) In this Clause 13 a reference to "DETERMINES" or "DETERMINED" means a determination made in the absolute discretion of the person making the determination.

13.2       TAX GROSS-UP

           (a) Each Obligor shall make all payments to be made by it without any Tax Deduction, unless a Tax Deduction is required by law;


           (b) if a Tax Deduction is required by law to be made by an Obligor, the amount of the payment due from that Obligor shall be increased to an amount which (after making any Tax Deduction) leaves an amount equal to the payment which would have been due if no Tax Deduction had been required, except as provided in paragraph (c) below;

           (c) the Obligor shall not be liable to pay the additional amount described in paragraph (b) in the following circumstances:


                      (i) if the Tax Deduction is required to be made as a result of the failure of that Lender to comply with paragraph (f) below; or


                      (ii) to the extent that at the time of the transfer of the relevant Transfer Certificate the Obligor would not be able to make the representation in paragraph 19.7 as to payments to be made to the transferee;

           (d) if an Obligor is required to make a Tax Deduction, that Obligor shall make that Tax Deduction and any payment required in connection with that Tax Deduction within the time allowed and in the minimum amount required by law;

           (e) within thirty days of making either a Tax Deduction or any payment required in connection with that Tax Deduction, the Obligor making that Tax Deduction shall deliver to the Agent for the Finance Party entitled to the payment evidence reasonably satisfactory to that Finance Party that the Tax Deduction has been made or (as applicable) any appropriate payment paid to the relevant taxing authority;

           (f) each Finance Party and each Obligor which makes a payment to which that Finance Party is entitled shall co-operate in completing any procedural formalities including, without limitation providing timely, completed, executed Internal Revenue Services form W-8BEN or W-8EC1 necessary for that Obligor to make that payment without a Tax Deduction.


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
13.3       TAX INDEMNITY

           (a) The Company shall (within three Business Days of demand by the Agent) pay to a Protected Party an amount equal to the loss, liability or cost which that Protected Party determines will be or has been (directly or indirectly) suffered for or on account of Tax by that Protected Party with respect to payments received under a Finance Document.

           (b) Paragraph (a) above shall not apply with respect to any Tax assessed on:


                      (i)        a Finance Party:


                                 1) under the law of the jurisdiction in which that Finance Party is incorporated or, if different, the jurisdiction (or jurisdictions) in which that Finance Party is treated as resident for tax purposes; or

                                 2) under the law of the jurisdiction in which that Finance Party's Facility Office is located in respect of amounts received or receivable in that jurisdiction,


                                            if that Tax is imposed on or
                                            calculated by reference to the net
                                            income of that Finance Party; or


                      (ii) the Agent, as a result of the failure by a Lender to satisfy on the due date of a payment of interest either of the conditions set out in paragraphs (a) and (b) of Clause 26.16 (Lenders' tax status confirmation);

                      (iii) a Finance Party if the Tax Deduction would not have been subject to Clause 13.2(b) by virtue of Clause 13.2(c);


           (c) A Protected Party making, or intending to make a claim pursuant to paragraph (a) above shall promptly notify the Agent of the event which will give, or has given, rise to the claim, following which the Agent shall notify the Company.

           (d) A Protected Party shall, on receiving a payment from an Obligor under this Clause 13.3, notify the Agent.

13.4       TAX CREDIT

           If an Obligor makes a Tax Payment and the relevant Finance Party determines in its sole discretion that:

           (a)        a Tax Credit is attributable to that Tax Payment; and


           (b) that Finance Party has obtained, utilised and retained that Tax Credit;


           the Finance Party shall pay an amount to the Obligor which that Finance Party determines will leave it (after that payment) in the same after-Tax position as it would have been in had the Tax Payment not been made by the Obligor.

13.5       STAMP TAXES

           The Company shall pay and, within three Business Days of demand, indemnify each Finance Party against any cost, loss or liability that Finance Party incurs in relation to all stamp duty, registration and other similar Taxes payable in respect of any Finance Document.

13.6       VALUE ADDED TAX

           (a) All consideration payable under a Finance Document by an Obligor to a Finance Party shall be deemed to be exclusive of any VAT. If VAT is chargeable, the Obligor shall pay to the Finance Party (in addition to and at the same time as paying the consideration) an amount equal to the amount of the VAT;

           (b) where a Finance Document requires an Obligor to reimburse a Finance Party for any costs or expenses, that Obligor shall also at the same time pay and indemnify that Finance Party against all VAT incurred by that Finance Party in respect of the costs or expenses save to the extent that that Finance Party is entitled to repayment or credit in respect of the VAT.

14         INCREASED COSTS

14.1       INCREASED COSTS

           (a) Subject to Clause 14.3 (Exceptions) the Company shall, within three Business Days of a demand by the Agent, pay for the account of a Finance Party the amount of any Increased Costs incurred by that Finance Party or any of its Affiliates as a result of (i) the introduction of or any change in (or in the interpretation or application of) any law or regulation or (ii) compliance with any law or regulation made after the date of this Agreement.

           (b)        In this Agreement "INCREASED COSTS" means:


                      (i) a reduction in the rate of return from the Facility or on a Finance Party's (or its Affiliate's) overall capital;


                      (ii)       an additional or increased cost; or


                      (iii) a reduction of any amount due and payable under any Finance Document;


           which is incurred or suffered by a Finance Party or any of its Affiliates to the extent that it is attributable to that Finance Party having entered into its Commitment or funding or performing its obligations under any Finance Document.

14.2       INCREASED COST CLAIMS

           (a) A Finance Party intending to make a claim pursuant to Clause 14.1 (Increased costs) shall notify the Agent of the event giving rise to the claim, following which the Agent shall promptly notify the Company.

           (b) Each Finance Party shall, as soon as practicable after a demand by the Agent, provide a certificate confirming the amount of its Increased Costs.

14.3       EXCEPTIONS

           (a) Clause 14.1 (Increased costs) does not apply to the extent any Increased Cost is:


                      (i) attributable to a Tax Deduction required by law to be made by an Obligor;


                      (ii) compensated for by Clause 13.3 (Tax indemnity) (or would have been compensated for under Clause 13.3 (Tax indemnity) but was not so compensated solely because one of the exclusions in paragraph (b) of Clause 13.3 (Tax indemnity) applied);

                      (iii) compensated for by the payment of the Mandatory Cost; or


                      (iv) attributable to the wilful breach by the relevant Finance Party or its Affiliates of any law or regulation.


           (b) In this Clause 14.3, a reference to a "TAX DEDUCTION" has the same meaning given to the term in Clause 13.1 (Definitions).

15         OTHER INDEMNITIES

15.1       CURRENCY INDEMNITY

           (a) If any sum due from an Obligor under the Finance Documents (a "SUM"), or any order, judgment or award given or made in relation to a Sum, has to be converted from the currency (the "FIRST CURRENCY") in which that Sum is payable into another currency (the "SECOND CURRENCY") for the purpose of:

                      (i) making or filing a claim or proof against that Obligor;


                      (ii) obtaining or enforcing an order, judgment or award in relation to any litigation or arbitration proceedings,


           that Obligor shall as an independent obligation, within three Business Days of demand, indemnify each Finance Party to whom that Sum is due against any cost, loss or liability arising out of or as a result of the conversion including any discrepancy between (A) the rate of exchange used to convert that Sum from the First Currency into the Second Currency and (B) the rate or rates of exchange available to that person at the time of its receipt of that Sum.

           (b) Each Obligor waives any right it may have in any jurisdiction to pay any amount under the Finance Documents in a currency or currency unit other than that in which it is expressed to be payable.

15.2       OTHER INDEMNITIES

           The Company shall (or shall procure that an Obligor will), within three Business Days of demand, indemnify each Lender against any cost, loss or liability incurred by that Lender as a result of:

           (a)       the occurrence of any Event of Default;


           (b) a failure by an Obligor to pay any amount due under a Finance Document on its due date, including without limitation, any cost, loss or liability arising as a result of Clause 28 (Sharing among the Lenders);

           (c) funding, or making arrangements to fund, its participation in a Loan requested by a Borrower in a Utilisation Request but not made by reason of the operation of any one or more of the provisions of this Agreement (other than by reason of default or negligence by that Lender alone); or

           (d) a Loan (or part of a Loan) not being prepaid in accordance with a notice of prepayment given by a Borrower or the Company.


15.3       INDEMNITY TO THE AGENT

           The Company shall promptly indemnify the Agent against any cost, loss or liability incurred by the Agent (acting reasonably) as a result of:

           (a) investigating any event which it reasonably believes is a Default; or


           (b) entering into or performing any foreign exchange contract for the purposes of Clause 6 (Optional Currencies); or

           (c) acting or relying on any notice, request or instruction which it reasonably believes to be genuine, correct and appropriately authorised.


16         MITIGATION BY THE LENDERS

16.1       MITIGATION

           (a) Each Finance Party shall, in consultation with the Company, take all reasonable steps to mitigate any circumstances which arise and which would result in any amount becoming payable under, or cancelled pursuant to, any of Clause 8.1 (Illegality), Clause 13 (Tax gross-up and indemnities) or Clause 14 (Increased costs) including (but not limited to) transferring its rights and obligations under the Finance Documents to another Affiliate or Facility Office.

           (b) Paragraph (a) above does not in any way limit the obligations of any Obligor under the Finance Documents.


16.2       LIMITATION OF LIABILITY

           (a) The Company shall indemnify each Finance Party for all costs and expenses reasonably incurred by that Finance Party as a result of steps taken by it under Clause 16.1 (Mitigation).

           (b) A Finance Party is not obliged to take any steps under Clause 16.1 (Mitigation) if, in the opinion of that Finance Party (acting reasonably), to do so might be prejudicial to it.

17         COSTS AND EXPENSES

17.1       TRANSACTION EXPENSES

           The Company shall promptly on demand pay the Agent and the Arranger the amount of all costs and expenses (including legal fees) reasonably incurred by any of them in connection with the negotiation, preparation, printing, execution and syndication of:

           (a) this Agreement and any other documents referred to in this Agreement; and


           (b) any other Finance Documents executed after the date of this Agreement.


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
17.2       AMENDMENT COSTS

           If (a) an Obligor requests an amendment, waiver or consent or (b) an amendment is required pursuant to Clause 29.9 (Change of currency), the Company shall, within three Business Days of demand, reimburse the Agent for the amount of all costs and expenses (including legal fees) reasonably incurred by the Agent in responding to, evaluating, negotiating or complying with that request or requirement.

17.3       ENFORCEMENT COSTS

           The Company shall, within three Business Days of demand, pay to each Finance Party the amount of all costs and expenses (including legal fees) incurred by that Finance Party in connection with the enforcement of, or the preservation of any rights under, any Finance Document.

18         GUARANTEE

18.1       GUARANTEE AND INDEMNITY

           (a) Each Guarantor irrevocably and unconditionally jointly and severally:


                      (i) guarantees to each Finance Party punctual performance by each Borrower of all that Borrower's obligations under the Finance Documents;


                      (ii) undertakes with each Finance Party that whenever a Borrower does not pay any amount when due under or in connection with any Finance Document, that Guarantor shall immediately on demand pay that amount as if it was the principal obligor; and

                      (i) indemnifies each Finance Party immediately on demand against any cost, loss or liability suffered by that Finance Party if any obligation guaranteed by it is or becomes unenforceable, invalid or illegal. The amount of the cost, loss or liability shall be equal to the amount which that Finance Party would otherwise have been entitled to recover.

           (b) Notwithstanding Clause 18.1(a) and the other provisions of this Clause 18 the obligations of Clintrials BioResearch Limited under this Clause 18 shall be limited to the maximum amount allowed by the financial and solvency tests provided under Section 123.66 of the Companies Act (Quebec).

18.2       CONTINUING GUARANTEE

           This guarantee is a continuing guarantee and will extend to the ultimate balance of sums payable by any Obligor under the Finance Documents, regardless of any intermediate payment or discharge in whole or in part.

18.3       REINSTATEMENT

           If any payment by an Obligor or any discharge given by a Finance Party (whether in respect of the obligations of any Obligor or any security for those obligations or otherwise) is avoided or reduced as a result of insolvency or any similar event:

           (a) the liability of each Obligor shall continue as if the payment, discharge, avoidance or reduction had not occurred; and

           (b) each Finance Party shall be entitled to recover the value or amount of that security or payment from each Obligor, as if the payment, discharge, avoidance or reduction had not occurred.

18.4       WAIVER OF DEFENCES

           The obligations of each Guarantor under this Clause 18 will not be affected by an act, omission, matter or thing which, but for this Clause, would reduce, release or prejudice any of its obligations under this Clause 18 (without limitation and whether or not known to it or any Finance Party) including:

           (a) any time, waiver or consent granted to, or composition with, any Obligor or other person;


           (b) the release of any other Obligor or any other person under the terms of any composition or arrangement with any creditor of any member of the Group;


           (c) the taking, variation, compromise, exchange, renewal or release of, or refusal or neglect to perfect, take up or enforce, any rights against, or security over assets of, any Obligor or other person or any non-presentation or non-observance of any formality or other requirement in respect of any instrument or any failure to realise the full value of any security;

           (d) any incapacity or lack of power, authority or legal personality of or dissolution or change in the members or status of an Obligor or any other person;


           (e) any amendment (however fundamental) or replacement of a Finance Document or any other document or security;


           (f) any unenforceability, illegality or invalidity of any obligation of any person under any Finance Document or any other document or security; or


           (g)        any insolvency or similar proceedings.


18.5       IMMEDIATE RECOURSE

           Each Guarantor waives any right it may have of first requiring any Finance Party (or any trustee or agent on its behalf) to proceed against or enforce any other rights or security or claim payment from any person before claiming from that Guarantor under this Clause 18. This waiver applies irrespective of any law or any provision of a Finance Document to the contrary.

18.6       APPROPRIATIONS

           Until all amounts which may be or become payable by the Obligors under or in connection with the Finance Documents have been irrevocably paid in full, each Finance Party (or any trustee or agent on its behalf) may:

           (a) refrain from applying or enforcing any other moneys, security or rights held or received by that Finance Party (or any trustee or agent on its behalf) in respect of those amounts, or apply and enforce the same in such manner and order as it sees fit (whether against those amounts or otherwise) and no Guarantor shall be entitled to the benefit of the same; and

           (b) hold in an interest-bearing suspense account any moneys received from any Guarantor or on account of any Guarantor's liability under this Clause 18.

18.7       DEFERRAL OF GUARANTORS' RIGHTS

           Until all amounts which may be or become payable by the Obligors under or in connection with the Finance Documents have been irrevocably paid in full and unless the Agent otherwise directs, no Guarantor will exercise any rights which it may have by reason of performance by it of its obligations under the Finance Documents:

           (a)        to be indemnified by an Obligor;


           (b) to claim any contribution from any other guarantor of any Obligor's obligations under the Finance Documents; and/or

           (c) to take the benefit (in whole or in part and whether by way of subrogation or otherwise) of any rights of the Finance Parties under the Finance Documents or of any other guarantee or security taken pursuant to, or in connection with, the Finance Documents by any Finance Party.

18.8       ADDITIONAL SECURITY

           This guarantee is in addition to and is not in any way prejudiced by any other guarantee or security now or subsequently held by any Finance Party.

19         REPRESENTATIONS

           Each Obligor makes the representations and warranties set out in this Clause 19 to each Finance Party on the date of this Agreement.

19.1       STATUS

           (a) it is a corporation, duly incorporated and validly existing under the law of its jurisdiction of incorporation;


           (b) it has the power to own its assets and carry on its business as it is being conducted.


19.2       BINDING OBLIGATIONS

           The obligations expressed to be assumed by it in each Finance Document are, subject to the Reservations, legal, valid, binding and enforceable obligations.

19.3       NON-CONFLICT WITH OTHER OBLIGATIONS

           The entry into and performance by it of, and the transactions contemplated by, the Finance Documents (save as referred to in the Canadian legal opinion) do not and will not conflict with:

           (a)        any law or regulation applicable to it;


           (b)        the constitutional documents of any member of the Group;
                      or


           (c) any material agreement or material instrument binding upon it or any member of the Group or any of its or any member of the Group's assets.


19.4       POWER AND AUTHORITY

           It has the power to enter into, perform and deliver, and has taken all necessary action to authorise its entry into, performance and delivery of, the Finance Documents to which it is a party and the transactions contemplated by those Finance Documents and no limitation on its powers or those of its directors shall be exceeded as a result of the drawdown of any Loan or utilisation of the Facilities.

19.5       VALIDITY AND ADMISSIBILITY IN EVIDENCE

           All Authorisations required or necessary:

          (a) to enable it lawfully to enter into, exercise its rights and comply with its obligations in the Finance Documents to which it is a party; and


          (b) to make the Finance Documents to which it is a party admissible in evidence in its jurisdiction of incorporation;


           have been obtained or effected and are in full force and effect.


19.6       GOVERNING LAW AND ENFORCEMENT

          (a) The system of law expressed to be chosen as the governing law in any Finance Document) will be recognised and enforced in the jurisdiction of incorporation of the granter thereof; and


          (b) any judgment obtained in England in relation to a Finance Document will be recognised and enforced in its jurisdiction of incorporation, subject to Reservations and in respect of any Group Company incorporated in Canada or Quebec subject to usual public order qualifications and local procedural requirement.

19.7       DEDUCTION OF TAX

           It is not required under the law of its jurisdiction of incorporation to make any deduction for or on account of Tax from any payment it may make under any Finance Document provided that the Finance Party complies with Clause 13.2.

19.8       NO FILING OR STAMP TAXES


           Under the law of its jurisdiction of incorporation it is not necessary that the Finance Documents be filed, recorded or enrolled with any court or other authority in that jurisdiction or that any stamp, registration or similar tax be paid on or in relation to the Finance Documents or the transactions contemplated by the Finance Documents.

19.9       NO DEFAULT

           (a) No Event of Default has occurred or might reasonably be expected to result from the making of any Utilisation; and


           (b) no other event or circumstance is outstanding which constitutes a default under any other agreement or instrument which is binding on it or to which its assets are subject which might have a Material Adverse Effect.

19.10      NO SECURITY

           No Material Company has assets which are affected by any Security, nor is any such company a party to, nor is it or any of its assets bound by, any order, agreement or instrument under which it is, or may be, required to create, assume or permit to arise any Security, other than in each case any Permitted Security Interest.

19.11      CORPORATE STRUCTURE

           The corporate structure of the Group immediately following Completion shall be as set out in Schedule 12.

19.12      NO BORROWINGS

           No Group Company has any Financial Indebtedness save for Permitted Financial Indebtedness;


19.13      REPORTS

           All written information supplied by or on behalf of the Company and by its respective agents and advisers in connection with this Agreement and the preparation of the Reports was true, complete and accurate in all material respects at the dates supplied.

19.14      TAXES

           All necessary returns have been delivered by or on behalf of each Material Company to the relevant taxation authorities and no such member is in default in the payment of any Taxes taking into account any grace periods and no claim is being asserted with respect to Tax which is not disclosed in its latest published financial statements.

19.15      INTELLECTUAL PROPERTY RIGHTS

           Each Material Company owns all necessary Intellectual Property Rights and such information systems and equipment as are required by it in order for it to carry on its business and no notification has been received alleging infringement of any such rights which would have a material and adverse effect on the business of such Material Company; all such rights are free from Security Interests (other than the Permitted Security Interests), are not subject to the rights of any other party and so far as the Company is aware are not presently being infringed by any person.

19.16      ENVIRONMENTAL

           No Material Company has infringed, or received any claim in respect of, any provision of Environmental Law or any Environmental Licence which would or would be reasonably likely to have a Material Adverse Effect.

19.17      ERISA

           (a) As of the Completion, no Borrower, nor any Group Company, nor any ERISA Affiliate maintains or contributes to, or has any obligation under, any Employee Benefit Plans other than those identified on Schedule 6.1(i) hereto;

           (b) each Borrower, each Group Company and each ERISA Affiliate is in material compliance with all applicable provisions of ERISA and the regulations and published interpretations thereunder with respect to all Employee Benefit Plans. Each Employee Benefit Plan other than a Multiemployer Plan that is intended to be qualified under Section 401(a) of the Code has received a determination letter from the Internal Revenue Service to the effect that such plan and its related savings vehicle meet the requirements of Sections 401(a) and 501(a) of the Code or will apply for such a determination within the remedial amendment period prescribed by Code Section 401(b). No material liability has been incurred by any Borrower, any Group Company or any ERISA Affiliate which remains unsatisfied for any taxes or penalties with respect to any Pension Plan or any Multiemployer Plan;


           (c) except as otherwise disclosed to and agreed in writing by the Agent prior to or as at the date hereof by reference to this Clause, no accumulated funding deficiency (as defined in Section 412 of the Code) has been incurred (without regard to any waiver granted under Section 412 of the Code), nor has any funding waiver from the Internal Revenue Service been received or requested with respect to any Pension Plan, nor has any Borrower, any Subsidiary or any ERISA Affiliate failed to make any contributions or to pay any amounts due and owing as required by Section 412 of the Code, Section 302 of ERISA or the terms of any Pension Plan prior to the due dates of such contributions under Section 412 of the Code or Section 302 of ERISA, nor has there been any event requiring any disclosure under
                      Section 4041(c)(3)(C) or 4063(a) of ERISA with respect to any Pension Plan;


           (d)       No Borrower, Group Company or ERISA Affiliate has:


                      (i) except as would not have a Material Adverse Effect, engaged in a nonexempt prohibited transaction described in Section 406 of ERISA or Section 4975 of the Code;

                      (ii) incurred any liability to the PBGC which remains outstanding other than the payment of premiums and there are no premium payments which are due and unpaid;


                      (iii) failed to make a required contribution or payment to a Multiemployer Plan; or


                      (iv) failed to make a required instalment or other required payment under Section 412 of the Code;


           (e) No Termination Event has occurred or is reasonably expected to occur; and


           (f) No proceeding, claim, lawsuit and/or investigation is existing or, to the best knowledge of each Borrower and each Group Company after due inquiry, threatened, concerning or involving any:

                      (i) employee welfare benefit plan (as defined in Section 3(1) of ERISA) currently maintained by any Borrower; or


                      (ii)       Pension Plan.


           (g) No Multiemployer Plan or the trustees of such Multiemployer Plan have made or threatened to make any claim against the Borrower or any ERISA Affiliate, or otherwise asserted that there is any current liability of the Borrower or any ERISA Affiliate owed to such Multiemployer Plan.

19.18      LICENCES

           All licences, consents, exemptions, clearances, filings, registrations, payments of duties or taxes, notarisations and authorisations as are or may be necessary or desirable for the proper conduct of its business, trade and ordinary activities and for the performance and discharge of its obligations and liabilities under each of the Finance Documents are in full force and effect, where failure would be reasonably likely to have a Material Adverse Effect.

19.19      FINANCIAL STATEMENTS

           (a) The Original Financial Statements of the Group were prepared in accordance with GAAP consistently applied.


           (b) The Original Financial Statements of the Group present fairly in all material respects its financial condition and operations (consolidated in the case of the Company) during the relevant financial year; and

           (c) There has been no material adverse change in its business or financial condition of the Group since the date to which its most recent unaudited financial statements were prepared.

19.20      PARI PASSU RANKING

           Its payment obligations under the Finance Documents rank at least pari passu with the claims of all its other unsecured and unsubordinated creditors, except for obligations mandatorily preferred by law applying to companies generally.

19.21      NO PROCEEDINGS PENDING OR THREATENED

           No litigation, arbitration or administrative proceedings of or before any court, arbitral body or agency which might reasonably be expected to have a Material Adverse Effect have (to the best of its knowledge and belief) been started or threatened against it or any Material Company.

19.22      MARGIN STOCK

           No Borrower or Group Company is engaged principally or as one of its activities in the business of extending credit for the purpose of purchasing or carrying any margin stock (as each such term is defined or used in Regulation U of the Board of Governors of the Federal Reserve System). No part of the proceeds of any of the Loans will be used for purchasing or carrying margin stock or for any purpose which violates, or which would be inconsistent with, the provisions of Regulation T, U or X of such Board of Governors.

19.23      SOLVENCY

           Excluding intercompany indebtedness, each Material Company incorporated in any state of the USA is, and after receipt and application of the first advance under this Agreement will be, solvent such that:

           (a) the fair value of its assets (including without limitation the fair saleable value of the goodwill and other intangible property of such Material Company) is greater than the total amount of its liabilities, including without limitation, contingent liabilities;

           (b) the present fair saleable value of its assets (including without limitation the fair saleable value of the goodwill and other intangible property of such Material Company) is not less than the amount that will be required to pay the probable liability on their debts as they become absolute and matured; and

           (c) they are able to realise upon their assets and pay their debts and other liabilities, contingent obligations and other commitments as they mature in the normal course of business. No Material Company intends to, nor believes that it will, incur debts or liabilities beyond its ability to pay as such debts and liabilities mature, and no Material Company is engaged in a business or transaction, or about to engage in a business or transaction, for which its property would constitute unreasonably small capital after giving due consideration to the prevailing practice and industry in which it is engaged. For purposes of this Clause, in computing the amount of contingent liabilities at any time, it is intended that such liabilities will be computed at the amount which, in light of all the facts and circumstances existing at such time, represents the amount that reasonably can be expected to become an actual matured liability of the applicable Material Company.


19.24      REPETITION

           The Repeating Representations are deemed to be made by each Obligor by reference to the facts and circumstances then existing on:

           (a) the date of each Utilisation Request and the first day of each Interest Period; and


           (b) in the case of an Additional Obligor, the day on which the company becomes (or it is proposed that the company becomes) an Additional Obligor.


19.25      LISTING

           Upon effectiveness of the IPO Registration Statement the common stock registered pursuant to the IPO Registration Statement will be listed for trading on either (a) a national securities exchange or (b) the Nasdaq National Market.

20         INFORMATION UNDERTAKINGS

           The undertakings in this Clause 20 remain in force from the date of this Agreement for so long as any amount is outstanding under the Finance Documents or any Commitment is in force.

20.1       FINANCIAL INFORMATION

           The Company undertakes to supply to the Agent (unless the Agent acting on the instruction of the Lenders otherwise agrees) in sufficient copies for the Lenders:

           (a) as soon as they become available but in any event within 90 days after the end of each of its financial years its audited consolidated financial statements for that financial year together with a Compliance Certificate; from the directors of the Company;

           (b) as soon as they become available but in any event no later than 45 days after the end of each successive Management Accounting Period consolidated Group Management Accounts for that Management Accounting Period, together with a Compliance Certificate from the directors of the Company;

           (c) as it becomes available but in any event not later than 90 days after the end of each financial year a certificate from the financial director of the Company or (if the Agent in the exercise of its sole discretion so determines) Auditors addressed to the Agent and the Lenders and in a form acceptable to the Agent certifying (with supporting calculations) the Company's compliance (or otherwise) with the financial covenants in Clause 21;

           (d) at each time financial statements are delivered pursuant to Clause 20.1(a), a certificates of the Auditors (i) certifying such financial statements and (ii) stating that in making the examination necessary for the certification of such financial statements, they obtained no knowledge of any Default or Event of Default or if that is not the case, specifying any such Default or Event of Default and its nature and period of existence;

           (e) promptly send such further information in its possession regarding the financial condition and operation of the Group as the Agent may reasonably request.

20.2       FINANCIAL STATEMENTS

           The Company undertakes to ensure that all financial statements contemplated by Clause 20.1(a) and (b) shall be prepared in accordance with GAAP, consistently applied, and that all financial statements contemplated by Clause 20.1(a) fairly represents in all material respects the state of affairs of the Group as at the date of the same.

20.3       INVESTIGATION

           The Company hereby agrees that:

           (a) following such period of discussion, if any, with the finance director of the Company as the Agent in its sole discretion deems appropriate, it will if so required by the Agent who believes in good faith that either:

                      (i) any financial statements or calculations provided by the Company are inaccurate or incomplete in any material respect; or


                      (ii) the financial performance of the Group has or would give rise to a breach of one or more of the financial covenants in Clause 20.1,


           at the expense of the Company (provided all such expenses are estimated for the Company in advance and properly incurred) instruct the Auditors or other firm of accountants of international repute selected by the Company to discuss the financial position of the Group with the Agent and to disclose to the Agent (and provide that Agent with copies of) such information as the Agent may reasonably request regarding the financial condition and business of the Company and any of its Subsidiaries; and

           (b) if, having taken the steps in 20.3(a) above, the Agent acting in good faith continues to have concerns in relation to the financial performance of the Group, the accuracy of information provided by any member of the Group or compliance with the financial covenants in Clause 21 or any other legitimate concern relating to the affairs of the Group, the Agent may instruct the Auditors or other firm of accountants selected by the Agent to carry out an investigation at the Company's expense (provided all such expenses are estimated for the Company in advance and properly incurred) into the affairs of the Group and/or the financial performance of the Group and/or the accounting and other reporting procedures and standards of the Group and the Company will procure that full co-operation is given to the Auditors or other firm of accountants so selected.


21         FINANCIAL COVENANTS

  21.1     COVENANTS

           The Company undertakes to and covenants with the Agent as follows:

21.1.1 The Company undertakes that the Group shall comply with the following financial undertakings which will be calculated in accordance with the provisions of this Clause 21.

21.1.2 Consolidated Net Tangible Assets of the Group shall not at the times set out in Column A be less than the figure set out opposite such times in Column B:

                                         COLUMN A                                 COLUMN B
                                                                                   $000
           As at 31 December 2002                                                 35,000

           1st January 2003 to 30 December 2003                                   35,000

           As at 31 December 2003 and thereafter in the period to 30 December     35,000 plus x
           2003

           As at 31 December 2003 and thereafter                                  35,000 plus x and y

           where

           x means a figure to be added at each Fiscal Year End being one half of the after tax profits (if any) of the Group made during the preceding Fiscal Year. For clarity no adjustment or reduction to the figures quoted in the table shall be made in respect of losses incurred; and

           y means the aggregate of all previous amounts of x computed in respect of previous Fiscal Years.

21.1.3 The ratio of Consolidated EBITDAR to Consolidated Borrowing Costs plus Rents during each period set out in Column A below shall be not less than the ratio set out in Column B opposite for that period:

                                         COLUMN A                              COLUMN B
                                         (PERIOD)                               (RATIO)
           As at 31 December 2002                                                 3:1

           From 1 January 2003 until 31 March 2003                                3.5:1

           1 April 2003 to 31 December 2003                                       4:1

           1 January 2004 and thereafter                                          5:1


21.1.4 The ratio of Consolidated Net Cashflow to Consolidated Debt Service Liability during each period set out in Column A below shall not be less than the ratio indicated in Column B opposite for that period:

                                         COLUMN A                                COLUMN B
                                         (PERIOD)                                (RATIO)
           Date of first drawdown and thereafter in the period to 30 December     2.5:1
           2004


           As at 31 December 2004 and thereafter in the period to 30 September    2.25:1
           2005

           As at 1 October 2005 and thereafter                                    2.5:1


21.1.5 The ratio of Consolidated Gross Borrowings less Credit Balances to EBITDA during each period set out in Column A below shall be not more than the ratio indicated in Column B opposite for that period:

                                         COLUMN A                                COLUMN B
                                         (PERIOD)                                (RATIO)
           Date of first drawdown to 31 December 2002 until the period ending     2:1
           31 December 2003

           1st January 2004 to 31 December 2004                                   1.8:1

           1st January 2005 and thereafter                                        1.6:1


21.1.6     The financial covenants set out above shall be tested as follows:


           (a) the financial covenant in Clauses 21.1.2 shall apply daily and be tested on a quarterly basis, the first test being 31 December 2002 and each subsequent test being three monthly thereafter;

           (b) the financial covenants in Clauses 21.1.3 and 21.1.4 shall be tested on a quarterly basis, the first test being 31 December 2002 and each subsequent test being three monthly thereafter. The test at 31 December 2002 shall apply in respect of the preceding 6 month period and the test at 31 March 2003 shall apply in respect of the preceding 9 month period. Thereafter each of these covenants shall be tested in respect of the 12 month period preceding the relevant test date; and

           (c) the financial covenant in Clause 21.1.5 shall be tested on a quarterly basis the first test being 31 December 2003 and each subsequent test being three monthly thereafter. The covenant shall be tested in respect of the 12 month period preceding the relevant test date.

21.1.7 All financial covenants shall be tested by reference to the latest audited financial statements of the Group or, if more recent, by reference to the latest aggregated Management Accounts of the Group provided that where any financial covenant is tested by reference to year end Management Accounts it shall be tested again by reference to the audited financial statements of the Group for the relevant period when those audited financial statements become available.

21.1.8 A Compliance Certificate shall be signed and delivered to the Agent immediately following each of the test dates referred to in Clause 21.1.6.

21.1.9 In the event that the Company is in default or breach of any of the financial covenants contained in this Clause 21.1, the Agent shall be entitled to make such investigations and obtain such legal, accountancy and/or valuation reports as it shall deem appropriate at the cost of the company and the Borrower and each Group Company shall provide all assistance required in connection with such investigations and reports.

21.1.10 The calculation of the financial covenants detailed in Clause 21.1 shall be carried out by the Agent in accordance with the accounting principles and policies applied in the most recent audited financial statements and/or Management Accounts to which it is referring.

21.1.11 If the Company changes the accounting policies applied, whether as a result of a change in GAAP or otherwise, in a way that the Agent considers may adversely affect the interests of the Lenders in respect of the financial covenants detailed in this Clause 21.1 the Agent shall be entitled to recalculate such covenants (following discussion, with the finance director of the Company for such period as the Agent in its sole discretion considers appropriate in the circumstances) as if such changes had not taken place. If there is a change in GAAP which the Company believes adversely affects its interests in respect of the financial covenants in this Clause 0 the Agent and the Company shall negotiate in good faith any revision to the financial covenants as may be necessary as if such changes in GAAP had not occurred, but the existing covenants shall continue in full force until such change is agreed.


21.1.12 If there is any dispute as to any computation under Clause 21.1.7 or Clause 21.1.9 or as to the interpretation of any of the relevant definitions set out herein, the decision of the Agent (acting on the instructions of the Lenders) shall, in the absence of manifest error be conclusive and binding on each Borrower.

21.1.13 For the purposes of this Agreement and this Clause 21.1 in particular, the following expressions shall have the following meanings (unless the context otherwise requires):

           "CONSOLIDATED BORROWING COSTS" means, in relation to any accounting period of the Group, the aggregate of all interest, commission, fees, and charges payable by the Group in respect of its Consolidated Gross Borrowings during such period including without limitation:

           (a)       capitalised interest;


           (b)       finance lease charges; and


           (c) dividends on shares issued on the basis that they are or may become redeemable;


           but excluding interest payable by associates and joint ventures and net of interest receivable by the Group in the relevant period


           "CONSOLIDATED BORROWING COSTS PAID" means, in relation to any accounting period of the Group, the aggregate of all interest, commission, fees, and charges paid and due to be paid by the Group in respect of its Consolidated Gross Borrowings during such period including without limitation:


           (a)       capitalised interest;


           (b)       Finance Lease charges; and

           (c) dividends on shares issued on the basis that they are or may become redeemable,


           but excluding interest paid by associates and joint ventures and net of interest received by the Group in the relevant period


           "CONSOLIDATED DEBT SERVICE LIABILITY" means in relation to any accounting period of the Group, the aggregate of Consolidated Borrowing Costs Paid and all repayment on Consolidated Gross Borrowings scheduled to be made during the period but excluding payments and repayment of the Existing Inveresk Facilities, permitted prepayments of

           Facility A, payment of interest under and repayment of the Candover Loan and any repayment of Facility B;

           "CONSOLIDATED GROSS BORROWINGS" means at any time the aggregate of all obligations of the Group for the repayment of money, whether present or future, actual or contingent incurred in respect of:

           (i)       money borrowed from all sources;


           (ii) any bonds, notes, loan stock, debentures or similar instruments;


           (iii) acceptance credits, bills of exchange or documentary credits;


           (iv)      gross obligations under Finance Leases;


           (v)       the factoring of debts;


           (vi) guarantees, indemnities or other legally binding assurances against financial loss; and


           (vii) amounts raised or obligations incurred in respect of any other transaction which has the commercial effect of borrowing


           "CONSOLIDATED NET CASH FLOW" means in relation to any accounting period of the Group, Consolidated PBIT for that period, plus:

           (i) any decrease in Consolidated Net Working Capital during the period;


           (ii) (to the extent deducted) any loss on the sale of tangible fixed assets;


           (iii) (to the extent deducted) any loss on the sale of investments;


           (iv) (to the extent deducted) any increase in provisions not having a cash effect;


           (v)       (to the extent deducted) depreciation;


           (vi) (to the extent deducted) exceptional/extraordinary charges not having a cash effect (not already dealt with under (ii), (iii), (iv) or (v) above); and

           (vii)     Credit Balances

           and less:


           (viii) any increase in Consolidated Net Working Capital during the period;


           (ix) (to the extent included) any profit on the sale of tangible fixed assets;


           (x) (to the extent included) any profit on the sale of investments;


           (xi)      (to the extent included) any release of provisions;


           (xii) (to the extent included) exceptional/extraordinary income not having a cash effect (not dealt with under (viii), (ix), or (x) above);


           (xiii)    tax paid; and

           (xiv)     Dividends paid

           "CONSOLIDATED NET TANGIBLE ASSETS" means at any time the aggregate of the amount paid up or credited as paid up on the issued share capital of the Borrower plus or minus (a) any amount standing to the credit or debit of the consolidated capital and revenue reserves of the Group (including any share premium account or capital redemption reserve) and (b) any credit or debit balance on the consolidated profit and loss account of the Group (excluding for the avoidance of doubt any amount attributable to minority interests), less the aggregate of any amounts attributable to:

           (i) pension fund prepayments (net of related deferred tax provisions), capitalised goodwill or any other intangible assets;

           (ii) shares issued on the basis that they are or may become redeemable (at redemption value);


           (iii) advance corporation tax recoverable or to the extent they exceed deferred tax liabilities deferred tax assets; and


           (iv) the upward revaluation of any asset after 19th June 2002 except to the extent that such revaluation is approved in writing for the purposes of this definition by the Agent.

           "CONSOLIDATED NET WORKING CAPITAL" means in relation to any accounting period of the Group current assets (excluding:

           (i)       cash at bank and in hand;


           (ii) debtors due more than one year after the end of the accounting period;


           (iii)     income tax assets; and


           (iv)      deferred tax assets)


           less current liabilities (excluding:


           (v) obligations to pay money in respect of Consolidated Gross Borrowings (a) on demand, or (b) within one year after the end of the accounting period;


           (vi)      Dividends payable; and


           (vii)     income tax payable)


           "CONSOLIDATED PBIT" means, in relation to any accounting period of the Group, the profit/loss of the Group on ordinary activities before tax and after exceptional items but after adding back:

           (i) Consolidated Borrowing Costs (net of capitalised interest and dividends on redeemable shares);


           (ii)      amortisation of goodwill and other intangible assets;


           (iii)     interest payable by associates and joint ventures;


           (iv) the Group's share of operating losses arising in associates and joint ventures; and

           (v) the Group's share of exceptional losses arising in associates and joint ventures;

            and after deducting:


           (vi) the Group's share of operating profits arising in associates and joint ventures;


           (vii)     interest receivable by associates and joint ventures;


           (viii) the Group's share of exceptional gains arising in associates and joint ventures;


           (ix)      interest receivable and other similar income; and


           (x)       income from fixed asset investments


           "CONSOLIDATED EBITDA" means, in relation to any accounting period of the Group, the profit/loss of the Group on ordinary activities before tax and after exceptional items but after adding back:

           (i)       amortisation of goodwill and other intangible assets;


           (ii)      depreciation;


           (iii)     losses on fixed asset disposals;


           (iv) exceptional losses of the Group (including for the avoidance of doubt all compensation charges in respect of share options and in respect of changes in the relative equity ownership of certain employees of the Group as referred to in the IPO prospectus);

           (v) Consolidated Borrowing Costs (net of capitalised interest and dividends on redeemable shares);


           (vi)      interest payable by associates and joint ventures;


           (vii) the Group's share of operating losses arising in associates and joint ventures; and


           (viii) the Group's share of exceptional losses arising in associates and joint ventures and after deducting:


           (ix)      interest receivable and other similar income;


           (x)       income from fixed asset investments;


           (xi)      gains on fixed asset disposals;


           (xii)     exceptional gains of the Group;


           (xiii)    interest receivable by associates and joint ventures;


           (xiv) the Group's share of operating profits arising in associates and joint ventures; and


           (xv) the Group's share of exceptional profits arising in associates and joint ventures.


           provided that no amount included, added or deducted shall be taken into account more than once in calculating Consolidated EBITDA.

           "CONSOLIDATED EBITDAR" means, in relation to any accounting period of the Group, the profit/loss of the Group on ordinary activities before tax and after exceptional items but after adding back:

           (i)       amortisation of goodwill and other intangible assets;


           (ii)      depreciation;


           (iii)     losses on fixed asset disposals;


           (iv) exceptional losses of the Group (including for the avoidance of doubt all compensation charges in respect of share options and in respect of changes in the relative equity ownership of certain employees of the Group as referred to in the IPO prospectus);

           (v) Consolidated Borrowing Costs (net of capitalised interest and dividends on redeemable shares);


           (vi)      interest payable by associates and joint ventures;


           (vii) the Group's share of operating losses arising in associates and joint ventures;


           (viii) the Group's share of exceptional losses arising in associates and joint ventures; and


           (ix)      Rents

           and after deducting:


           (x)       interest receivable and other similar income;


           (xi)      income from fixed asset investments;


           (xii)     gains on fixed asset disposals;


           (xiii)    exceptional gains of the Group;


           (xiv)     interest receivable by associates and joint ventures;


           (xv) the Group's share of operating profits arising in associates and joint ventures; and


           (xvi) the Group's share of exceptional profits arising in associates and joint ventures.


           provided that no amount included, added or deducted shall be taken into account more than once in calculating Consolidated EBITDAR.

           "CREDIT BALANCES" means cash balances of the Group held by any Lender or Approved Financier.

           "DIVIDENDS" means, in relation to any accounting period of the Group, all dividends on the Company's Common and Preferred stock:

           "RENTS" means for any relevant period all rental payments on operational or Finance Leases during such period, net of rental income.

22         GENERAL UNDERTAKINGS

           The undertakings in this Clause 22 remain in force from the Drawdown Date for so long as any amount is outstanding under the Finance Documents or any Commitment is in force.

22.1       POSITIVE UNDERTAKINGS

22.1.1     Use of Facilities

           The Company shall use and shall procure that the other Borrowers shall use the Facilities only for the relevant Specified Purposes.

22.1.2     Notification of defaults etc


           The Company undertakes to notify the Lender of:

           (a) any Default or Event of Default immediately upon becoming aware of its occurrence;


           (b) any litigation, arbitration or administrative proceedings or claims in which any Material Company is concerned or to which it is a party involving a sum in excess of $250,000 immediately upon becoming aware that it is so concerned or on becoming a party;

           (c) any Security (other than a Permitted Security Interest) attaching to any of the assets of any Material Company; and

           (d)       any company becoming or ceasing to be a Material Company.


22.1.3 The Company undertakes to the Agent and the other Finance Parties that it shall, and it shall procure that each Material Company shall, save with the prior written consent of the Agent:

           (a) Insurances: effect and maintain such insurance over its assets and business in such manner and to such extent as is reasonable and customary for a business engaged in the same or a similar activity and the same or similar localities to it (subject always to the terms of any Security Document) and shall maintain such policies of insurance in full force and effect and comply with all its obligations relating thereto;

           (b) Banking: maintain and continue to maintain its current accounts, exchange, interest hedging and electronic and transmission banking business with the Approved Financiers;


           (c) Tax: pay and discharge all Taxes and governmental charges payable by or assessed upon it prior to the date on which the same become overdue or before any material penalty is incurred, unless and to the extent that such Taxes shall be contested in good faith by appropriate proceedings, pending determination of which payment may be lawfully withheld, and there shall be set aside adequate reserves with respect to such Taxes or charges so contested in accordance with GAAP;

           (d) Security: procure each Material Company shall grant Full Group Security and in such form as the Security Trustee for the Agents and the Lenders, may reasonably specify and shall take all such steps, sign all such documents in relation to such security and give all such assurances as may be necessary to protect such security and ensure compliance with its obligations thereunder;

           (e) Licences: at all times have and keep in force all licences, consents, permits and authorisations required:


                     (i) for the conduct of its business, trade and ordinary activities generally where failure to comply or failure to obtain and maintain, as the case may be, is reasonably likely to have a Material Adverse Effect; and

                     (ii) to enable it to perform its obligations under the Finance Documents; and


                     (iii) will upon request provide to the Agent a copy of such licences, consents, permits and authorisations, and will operate its business in accordance with all applicable rules, regulations and codes of good practice;

           (f) Transactions with Non-Material Companies: ensure that all transactions with non-Material Companies (other than the provision of Permitted Financial Indebtedness) whether or not otherwise permitted hereunder are on arms length commercial terms;


           (g) Environmental Compliance: do all things necessary lawfully to comply with and to ensure compliance by all of its and their officers, employees and other persons with all Environmental Laws and Environmental Licences in all material respects and promptly on:


                     (i) receipt of any communication alleging a breach of Environmental Laws and/or Environmental Licences; and/or

                     (ii) becoming aware of any such breach or any claim relating to Environmental Laws and/or Environmental Licences or to any such breach;


           (in either case likely to result in a liability in excess of $250,000) notify the Agent of that event and of the steps it is taking (and hereby agrees to take) to prevent, remove or mitigate that event;

           (h) Environmental Indemnity: indemnify the Finance Parties, any receiver appointed by the Security Trustee and their respective officers, employees and agents against all costs and reasonable expenses suffered or incurred by them (save in the case of such party's own gross negligence or wilful default) which arise as a result of:


                     (i) any actual or threatened breach of Environmental Law by it;


                     (ii) any actual or threatened release or exposure to a Dangerous Substance on, at or from the premises or operations of any member of the Group; or


                     (iii)      any actual or threatened claim referred to in
                                (h) above;


           (i) Maintain Intellectual Property: preserve its Intellectual Property Rights and observe all covenants and stipulations affecting them where any failure to do so is likely or reasonably likely to have a Material Adverse Effect;


           (j) Dormant Companies: unless the terms of Clause 22.1.3(k) are complied with, procure that none of the companies listed in Part 2 of Schedule 13 ceases to be a Dormant Company, other than as a result of a liquidation of any such company which would not be an Event of Default, and do not acquire any assets which would make them a Material Company and do not assume any liabilities;

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           (k)        Non-material Companies: procure that any member of the
                      Group which becomes a Material Company shall within 20 Business Days thereafter become an Obligor hereunder and grant Full Group Security;


           (l) Hedging: within a reasonable period following first drawdown hereunder and at all times thereafter enter into such arrangements as the Agent and the Company may agree are to be required in order to hedge against the Group's exposure to fluctuation of interest rates. All such arrangements with the Hedging Counterparty shall constitute obligations secured by the Full Group Security;

           (m) Compliance with laws: comply in all respects with all laws to which it may be subject, if failure to do so would have a Material Adverse Effect;


           (n)       ERISA:


                     (i) comply in all material respects with all applicable provisions of ERISA and the regulations and published interpretations thereunder with respect to all Employee Benefit Plans;


                     (ii) not take any action or fail to take action the result of which would reasonably be expected to be a material liability to the PBGC or to a Multiemployer Plan (other than to pay premiums or make contributions in the ordinary course);

                     (iii) not participate in any non-exempt prohibited transaction that would result in any material penalty under ERISA or tax under the Code;



                     (iv) furnish to the Administrative Agent upon the Administrative Agent's request such additional information about any Pension Plan as may be reasonably requested by the Administrative Agent.

           (o)        Reports: provide the Agent annually with an Insurance
                      Report;


22.2       NEGATIVE UNDERTAKINGS

22.2.1 The Company undertakes it shall not, and it shall procure that, save with the prior written consent of the Agent, none of the Material Companies will:

           (a) Negative Pledge: create or permit to subsist (with the exception of any Permitted Security Interest) any Security on the whole or any part of its present or future assets, property or revenue;


           (b) Financial Indebtedness: incur or permit to subsist any Financial Indebtedness other than Permitted Financial Indebtedness;


           (c) Loans: make any loans or grant any credit to or for the benefit of any person other than:


                     (i) amounts of credit allowed by the relevant Material Company in the normal course of its trading activities; or


                     (ii)       loans made by one Obligor to another Obligor; or


                     (iii) loans made by a Group Company which is not an Obligor to another such Group Company; or

                     (iv) loans made by a Group Company to its employees where such loans do not, when aggregated with all such loans made by all Group Companies, exceed $250,000 at any time; or

                     (v) any loan which constitutes Permitted Financial Indebtedness


           (d) Change of Business: make or threaten to make any material change in the nature or scope of its business except to the extent that the nature of such business is one presently conducted or is ancillary to one conducted by another Material Company but provided that the overall nature of the Group's business shall not materially change from that as presently conducted;

           (e) Disposals: (whether by a single transaction or a member of related or unrelated transactions and whether at the same time or over a period of time) sell, transfer, lease or otherwise dispose of or cease to exercise direct control over all or any part of its undertaking, assets or revenues or any interest thereon or the right to receive or be paid the same or agree or attempt to do so, save that this restriction shall not apply to any Permitted Disposal;

           (f) Acquisitions: utilise Facility B, directly or indirectly to acquire or make any investment in (regardless of the source of proceeds) any companies, joint ventures or partnerships or to acquire any businesses (or interests therein), unless each of the following three conditions is met namely (first) no Default or Event of Default has occurred and is continuing, and such acquisition will not cause a Default or Event of Default; (second) the part of the consideration in relation to such transaction financed other than by the issue of shares by the Company is less than $25,000,000, and (third) the consent of stockholders is not required pursuant to the rules of (a) the jurisdiction in which the Company is incorporated or (b) the national securities exchange on which the common stock of the Company is listed or the Nasdaq National Market, as the case may be;


           (g) Constitutional Documents: amend or consent to the amendment of any provision of its memorandum or articles of association or equivalent constitutional documents in any way which is adverse to the interests of any Finance Party under the Finance Documents;


           (h) Merger: merge or consolidate with any other person other than an Obligor (unless pursuant to a reconstruction or amalgamation previously approved in writing by the Agent or pursuant to a merger under an acquisition permitted under paragraph (f) above provided the lenders' security interests are not adversely affected thereby);

           (i) Redemptions: redeem, purchase or otherwise acquire for consideration any shares or warrants issued by it or set apart any sum for any such purpose or otherwise reduce its capital in each case for a total aggregate consideration in respect of all such transactions of more than $2,500,000;


           (j) Accounting Policies: it will not adopt any accounting policy or change the consistency of application of its accounting principles from the Appropriate Accounting Principles unless:


                     (i) the revised policy and practice adopted from time to time is in accordance with GAAP; and

                     (ii) provided that prior to any revised policy and practice being adopted the Company will notify the Agent thereof and, if required by the Agent, will negotiate in good faith with the Agent in order that the financial covenants set out in Clause 21 may be amended as required by the Agent acting reasonably in order for the Finance Parties to be able to make the same judgements as to the financial performance of the Group as they are able to under the present accounting policy provided that if such negotiations are not concluded to the satisfaction of the Agent within a period of 30 days from the commencement of such negotiations the Company agrees that it will provide either financial statements on the same basis as before or provide financial statements containing a statement reconciling the previous and the then current accounting policy in order that the Finance Parties may determine the financial condition of the Group having regard to the terms of this Agreement;


           (k) Fiscal Year: change its fiscal year end from a twelve month period ending on 31 December (or permit any of its Subsidiaries to do so) or change its Auditors except to another firm of international repute and provided that such new Auditors have satisfied the Agent that they would be able to and would provide the information and documentation required of the Auditors under this Agreement;

           (l) Tax residence: change its place of residence for tax purposes;


           (m) Dividends: declare or pay, directly or indirectly, any Dividends other than in favour of an other Obligor which is a wholly owned Subsidiary of the Company;


           (n) Bank Accounts: open or maintain any account for banking purposes other than with a Lender or an Approved Financier;


           (o) Amendments to Documents: amend or waive any provisions of the Articles which have, or would be likely to have, an adverse effect on the interests of any Finance Party under the Finance Documents;


           (p) Hedging: enter into any arrangements for the hedging of its exposure to floating interest rates other than in terms of the Hedging Agreements;


           (q) Payment of Indebtedness: repay, prepay or otherwise satisfy any indebtedness owed by it to any member of the Group other than an Obligor if the aggregate of all such repayments and the like would exceed $250,000;


23         EVENTS OF DEFAULT

23.1       NON-PAYMENT

           An Obligor fails to pay any amount of principal or interest payable by it under a Finance Document at the place and in the currency and funds in which it is expected to be payable on demand, if so payable, or on its due date or if such non-payment is caused by any technical malfunction in the banking system (as the same may be determined by the Agent or Lenders) within 3 Business Days after such demand or due date or fails to pay any other such amount within 3 Business Days of its due date; or

23.2       CERTAIN OBLIGATIONS

           If an Obligor fails to comply with any of the provisions of Clauses 21, and 22.2.1(a), (b), (c), (i), (l) or (m) of this Agreement; or

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

23.3       OTHER OBLIGATIONS

           An Obligor fails to comply with any of the covenants or undertakings under any Finance Document (other than the obligations referred to in Clauses 23.1 and 23.2) and, if that breach is capable of remedy it is not remedied within ten Business Days after notice of that breach has been given by the Agent to the Company; or

23.4       MISREPRESENTATION

           Any representation or warranty or statement by any Obligor in any Finance Document or in any notice or other document, certificate or statement delivered pursuant thereto or in connection therewith or repeated at any time in accordance with the terms thereof is or proves to have been incorrect in any material respect when made or when deemed to be repeated; or

23.5       CROSS DEFAULT

           Any Material Company defaults in the performance of any other agreement in respect of or relating to Financial Indebtedness in excess of, in aggregate $300,000, so as to accelerate or render capable of acceleration the due date of payment or repayment thereunder or any such Financial Indebtedness is not repaid or paid in full on the due date or repayment of any such Financial Indebtedness is due on demand and is not paid in full forthwith on such demand being made or any undrawn facilities in excess of such amount (when aggregated with any other such amounts) are withdrawn by any creditor by reason of default or financial difficulties on the part of such Material Company; or

23.6       INABILITY TO PAY DEBTS


           Any Material Company is unable or admits its inability to pay its debts or otherwise suspends making payments to all or any class of its respective creditors or announces an intention to do so or begins negotiations with any creditor with a view to the general readjustment or rescheduling of all or any class of its Financial Indebtedness or proposes or enters into any composition or other arrangement for the benefits of its creditors generally or any class of creditors; or

23.7       LEGAL PROCESS

           Any distress, execution, arrestment, attachment, inhibition or other diligence or legal process affects any asset of any Material Company in respect of a liability in excess of $250,000 (or its equivalent), other than any such distress, execution, arrestment, attachment, inhibition or other diligence or legal process which is contested in good faith and is fully discharged within 14 Business Days (or in respect of such proceedings arising in the USA 45 days); or

23.8       INSOLVENCY PROCEEDINGS

           Any person takes any action or any legal proceedings are started or other steps taken (including the presentation of a petition but excluding any vexatious actions or proceedings or ones being disputed in good faith on the basis of all appropriate legal advice and which are discharged within 21 days of commencement) for:

           (a)       any Group Company to be adjudicated or found insolvent;


           (b) the winding up or dissolution of any Group Company other than:

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


                      (i) for the purpose of a solvent reconstruction or amalgamation the terms of which have previously been approved by the Agent in writing; or


                      (ii) a winding up petition which is proved to the satisfaction of the Agent acting reasonably to be frivolous or vexatious and which is discharged within 21 days of its presentation and before it is advertised; or

           In the event that any of the foregoing or an event described in paragraph (c) below occurs in respect of a Group Company that is not a Material Company the Company shall be entitled to make representation to the Agent explaining the circumstances giving rise to such events. The Agent shall not be under any obligation to waive the Event of Default otherwise occurring nor to delay or avoid taking any action pursuant thereto whether or not such representations have been or may be made.

           (c) the appointment of a trustee, receiver, administrative receiver or similar office in respect of any Group Company or any of its assets.


23.9       ADMINISTRATION

           An application is made to the court for an administration order under the Insolvency Act 1986 against any member of the Group; or

23.10      REPOSSESSION OF GOODS

           Any other creditor(s) repossess any goods in the possession of any Material Company under any hire purchase, conditional sale, leasing, retention of title or similar agreement and such steps have a Material Adverse Effect on the business assets or financial condition of any Material Company; or

23.11      ANALOGOUS PROCEEDINGS

           Any condition, event or action is taken, occurs or exists under the laws of any other country or political subdivision thereof, to the jurisdiction of which any member of the Group or its respective assets or revenues is subject, which has a substantially equivalent effect to any of the conditions, events or acts mentioned in Clause
           23.6 to 23.10 (inclusive); or

23.12      DE-LISTING

           After the date of this Agreement the Company ceases to be listed on The Nasdaq National Market; or


23.13      LITIGATION

           Any Material Company becomes subject to any litigation, arbitration or administrative, proceeding which in the reasonable opinion of the Agent (having regard to the circumstances of such litigation, arbitration or administrative proceeding and to any legal opinion or advice taken by the Agent or provided to the Agent by the Company) is likely to be adversely determined and, if adversely determined, would have a Material Adverse Effect; or

23.14      SUBSIDIARIES

           Any Obligor (other than the Company) ceases to be a wholly owned Subsidiary of the Company on or after the first drawdown date save as permitted by this Agreement or with the prior written consent of the Agent; or

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

23.15      INVALIDITY

           Any provision of this Agreement or the Security Documents which the Agent (acting reasonably) considers material is, or becomes for any reason, invalid or unenforceable; or

23.16      CHANGE IN NATURE OF BUSINESS

           Any Obligor makes or threatens to make any material change in the nature or scope of its business (except to the extent that the nature of such business is one presently conducted (or is ancillary to that conducted) by another Material Company but provided that the overall nature of the Groups business is not materially changed from that a presently concluded); or suspends, leases or threatens to suspend all or a substantial part of its present business and operations which it now conducts directly or indirectly; or

23.17      GOVERNMENT ACTION

           Any governmental authority expropriates or threatens to expropriate or nationalise all or a significant part of its assets and the result of any of the foregoing will, in the opinion of the Finance Parties have a Material Adverse Effect; or

23.18      LICENCES

           Any authorisation, approval, consent, licence, exemption, filing, registration or notarisation or other requirement necessary to enable any Obligor to perform its material obligations under any Finance Document to which it is a party is modified, revoked or withheld or does not remain in full force and effect and the same has a Material Adverse Effect; or

23.19      QUALIFIED ACCOUNTS

           The Auditors qualify their report to any audited financial statements of the Group in any way which is (in the reasonable opinion of the Agent) material in the context of the Facilities; or

23.20      ERISA TERMINATION EVENT

           The occurrence of any of the following events if it has or in the reasonable opinion of the Agent would have a Material Adverse Effect:

23.20.1 any Borrower, any Group Company or any ERISA Affiliate fails to make full payment when due of all amounts which, under the provisions of any Pension Plan or Section 412 of the Code, such Borrower, Subsidiary or ERISA Affiliate is required to pay as contributions thereto;

23.20.2 an accumulated funding deficiency in excess of $250,000 occurs or exists, whether or not waived, with respect to any Pension Plan;

23.20.3    a Termination Event; or

23.20.4 any Borrower, any Group Company or any ERISA Affiliate as employers under one or more Multiemployer Plan makes a complete or partial withdrawal from any such Multiemployer Plan and the plan sponsor of such Multiemployer Plans notifies such withdrawing employer that such employer has incurred a withdrawal liability requiring payments in an amount exceeding $250,000.

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

23.21      MATERIAL ADVERSE EFFECT

           Any adverse change in the business, prospects of financial condition of an Obligor occurs which, in the reasonable opinion of the Lenders has or is likely to have a Material Adverse Effect.

23.22      ACCELERATION

           On and at any time after the occurrence of an Event of Default which is continuing the Agent may, and shall if so directed by the Majority Lenders, by notice to the Company:

           (a) cancel the Total Commitments whereupon they shall immediately be cancelled;


           (b) declare that all or part of the Loans, together with accrued interest, and all other amounts accrued under the Finance Documents be immediately due and payable, whereupon they shall become immediately due and payable;

           (c) declare that all or part of the Loans be payable on demand, whereupon they shall immediately become payable on demand by the Agent on the instructions of the Majority Lenders.

24         CHANGES TO THE LENDERS

24.1       ASSIGNMENTS AND TRANSFERS BY THE LENDERS

           Subject to this Clause 24, a Lender (the "EXISTING LENDER") may at any time:

           (a)       assign any of its rights; or


           (b)       transfer by novation any of its rights and obligations


           to another bank or financial institution (the "NEW LENDER").


24.2       CONDITIONS OF ASSIGNMENT OR TRANSFER

           (a) The consent of the Company is required for an assignment or transfer by a Lender, unless the assignment or transfer is to another Lender or an Affiliate of a Lender.

           (b) The consent of the Company to an assignment to transfer must not be unreasonably withheld or delayed. The Company will be deemed to have given its consent five Business Days after the Lender has requested it unless consent is expressly refused by the Company within that time.

           (c) The consent of the Company to an assignment or transfer must not be withheld solely because the assignment or transfer may result in an increase to the Mandatory Cost.

           (d) An assignment will only be effective on receipt by the Agent of written confirmation from the New Lender (in form and substance satisfactory to the Agent) that the New Lender will assume the same obligations to the other Finance Parties as it would have been under if it was an Original Lender.

           (e) A transfer will only be effective if the procedure set out in Clause 24.5 (Procedure for transfer) is complied with.


           (f)       If:

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


                     (i) a Lender assigns or transfers any of its rights or obligations under the Finance Documents or changes its Facility Office; and


                     (ii) as a result of circumstances existing at the date the assignment, transfer or change occurs, an Obligor would be obliged to make a payment to the New Lender or Lender acting through its new Facility Office under Clause 3 (Tax gross-up and indemnities) or Clause 4 (Increased Costs);

           then the New Lender or Lender acting through its new Facility Office is only entitled to receive payment under those Clauses to the same extent as the Existing Lender or Lender acting through its previous Facility Office would have been if the assignment, transfer or change had not occurred.

24.3       ASSIGNMENT OR TRANSFER FEE

           The New Lender shall, on the date upon which an assignment or transfer takes effect, pay to the Agent (for its own account) such fee as may be agreed.

24.4       LIMITATION OF RESPONSIBILITY OF EXISTING LENDERS

           (a) Unless expressly agreed to the contrary, an Existing Lender makes no representation or warranty and assumes no responsibility to a New Lender for:

                     (i) the legality, validity, effectiveness, adequacy or enforceability of the Finance Documents or any other documents;


                     (ii)       the financial condition of any Obligor;


                     (iii) the performance and observance by any Obligor of its obligations under the Finance Documents or any other documents; or


                     (iv) the accuracy of any statements (whether written or oral) made in or in connection with any Finance Document or any other document;


           and any representations or warranties implied by law are excluded.


           (b) Each New Lender confirms to the Existing Lender and the other Finance Parties that it:


                     (i) has made (and shall continue to make) its own independent investigation and assessment of the financial condition and affairs of each Obligor and its related entities in connection with its participation in this Agreement and has not relied exclusively on any information provided to it by the Existing Lender in connection with any Finance Document; and

                     (ii) will continue to make its own independent appraisal of the creditworthiness of each Obligor and its related entities whilst any amount is or may be outstanding under the Finance Documents or any Commitment is in force;

           (c) Nothing in any Finance Document obliges an Existing Lender to:


                     (i) accept a re-transfer from a New Lender of any of the rights and obligations assigned or transferred under this Clause 24; or


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

                     (ii) support any losses directly or indirectly incurred by the New Lender by reason of the non-performance by any Obligor of its obligations under the Finance Documents or otherwise.

24.5       PROCEDURE FOR TRANSFER

           (a) Subject to the conditions set out in Clause 24.2 (Conditions of assignment or transfer) a transfer is effected in accordance with paragraph (b) below when the Agent executes an otherwise duly completed Transfer Certificate delivered to it by the Existing Lender and the New Lender. The Agent shall, as soon as reasonably practicable after receipt by it of a duly completed Transfer Certificate appearing on its face to comply with the terms of this Agreement and delivered in accordance with the terms of this Agreement, execute that Transfer Certificate.

           (b)       On the Transfer Date:


                     (i) to the extent that in the Transfer Certificate the Existing Lender seeks to transfer by novation its rights and obligations under the Finance Documents each of the Obligors and the Existing Lender shall be released from further obligations towards one another under the Finance Documents and their respective rights against one another shall be cancelled (being the "DISCHARGED RIGHTS AND OBLIGATIONS");

                     (ii) each of the Obligors and the New Lender shall assume obligations towards one another and/or acquire rights against one another which differ from the Discharged Rights and Obligations only insofar as that Obligor and the New Lender have assumed and/or acquired the same in place of that Obligor and the Existing Lender;

                     (iii) the Agent, the Arranger, the New Lender and other Lenders shall acquire the same rights and assume the same obligations between themselves as they would have acquired and assumed had the New Lender been an Original Lender with the rights and/or obligations acquired or assumed by it as a result of the transfer and to that extent the Agent, the Arranger and the Existing Lender shall each be released from further obligations to each other under this Agreement; and

                     (iv) the New Lender shall become a Party as a "LENDER".


24.6       DISCLOSURE OF INFORMATION

           Any Lender may disclose to any of its Affiliates and any other person:

           (a) to (or through) whom that Lender assigns or transfers (or may potentially assign or transfer) all or any of its rights and obligations under this Agreement;


           (b) with (or through) whom that Lender enters into (or may potentially enter into) any sub-participation in relation to, or any other transaction under which payments are to be made by reference to, this Agreement or any Obligor; or

           (c) to whom, and to the extent that, information is required to be disclosed by any applicable law or regulation, any information about any Obligor, the Group and the Finance Documents as that Lender shall consider appropriate if, in relation to paragraphs (a) and (b) above, the person to whom the information is to be given has entered into a Confidentiality Undertaking.

24.7       SYNDICATION

24.7.1     Obligors' undertakings

           The Obligors acknowledge that syndication of the Facilities will take place and undertake to take reasonable steps to assist and co-operate with the Agent in syndication by, among other things:

           (a) co-operating with site visits by the Lenders and persons invited by the Agent and/or any Lender to participate in the Facilities (each such person, a "PROPOSED SYNDICATE Lender");

           (b) participating in presentations to the Proposed Syndicate Lenders concerning the Group Companies and their activities;


           (c) using reasonable endeavours to obtain appropriate authorisations from the Auditors, other accountants, consultants and professional advisers to release for the benefit of the Proposed Syndicate Lenders any information addressed to any Finance Party;

           (d) refraining from making any statement, announcement or publication or doing any act or thing which is designed to obstruct syndication in any way;


           (e) providing the Proposed Syndicate Lenders with such information relating to the Group Companies and their activities as the Proposed Syndicate Lenders reasonably request;

           (f) assisting the Agent and each Lender in the preparation and review of any information which the Agent and/or a Lender reasonably requires for the purposes of syndication;

           (g) passing on to the Agent any enquiries received by them from potential Lenders;


           (h) agreeing to amendments to the Finance Documents of an administrative or technical nature or to correct typographical or clerical errors; and


           (i) instructing (at its cost) such additional diligence as may be agreed by the Agent and the Company (each acting reasonably and in good faith), a Lender or a Proposed Syndicate Lender.

24.8       COSTS OF SYNDICATION

           All reasonable legal costs and expenses payable by the Agent or any other Finance Party in connection with any syndication will be reimbursed by the Company to the Agent on demand by the Agent together with value added tax (if any).

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25       CHANGES TO THE OBLIGORS

25.1     ASSIGNMENTS AND TRANSFER BY OBLIGORS


         No Obligor may assign any of its rights or transfer any of its rights or obligations under the Finance Documents.

25.2     ADDITIONAL BORROWERS

         (a) The Company may request that any of its wholly owned Subsidiaries becomes an Additional Borrower. That Subsidiary shall become an Additional Borrower if:

                  (i) all the Lenders approve the addition of that Subsidiary;

                  (ii) the Company delivers to the Agent a duly completed and executed Accession Letter;

                  (iii) the Company confirms that no Default is continuing or would occur as a result of that Subsidiary becoming an Additional Borrower; and

                  (iv) the Agent has received all of the documents and other evidence listed in Part II of Schedule 2 (Conditions precedent) in relation to that Additional Borrower, each in form and substance satisfactory to the Agent.

         (b) The Agent shall notify the Company and the Lenders promptly upon being satisfied that it has received (in form and substance satisfactory to it) all the documents and other evidence listed in Part II of Schedule 2 (Conditions precedent).

25.3     RESIGNATION OF A BORROWER

         (a) The Company may request that a Borrower (other than the Company) ceases to be a Borrower by delivering to the Agent a Resignation Letter.

         (b) The Agent shall accept a Resignation Letter and notify the Company and the Lenders of its acceptance if:

                  (i) no Default is continuing or would result from the acceptance of the Resignation Letter (and the Company has confirmed this is the case); and

                  (ii) the Borrower is under no actual or contingent obligations as a Borrower under any Finance Documents,

         whereupon that company shall cease to be a Borrower and shall have no further rights or obligations under the Finance Documents.

25.4     ADDITIONAL GUARANTORS

         (a) The Company may request that any of its wholly owned Subsidiaries become an Additional Guarantor. That Subsidiary shall become an Additional Guarantor if:

                  (i) the Company delivers to the Agent a duly completed and executed Accession Letter; and


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                  (ii)     the Agent has received all of the documents and other
                           evidence listed in Part II of Schedule 2 (Conditions precedent) in relation to that Additional Guarantor, each in form and substance satisfactory to the Agent.

         (b) The Agent shall notify the Company and the Lenders promptly upon being satisfied that it has received (in form and substance satisfactory to it) all the documents and other evidence listed in Part II of Schedule 2 (Conditions precedent).

25.5     REPETITION OF REPRESENTATIONS


         Delivery of an Accession Letter constitutes confirmation by the relevant Subsidiary that the Repeating Representations are true and correct in relation to it as at the date of delivery as if made by reference to the facts and circumstances then existing.

25.6     RESIGNATION OF A GUARANTOR

         (a) The Company may request that a Guarantor (other than the Company) ceases to be a Guarantor by delivering to the Agent a Resignation Letter.

         (b) The Agent shall accept a Resignation Letter and notify the Company and the Lenders of its acceptance if:

                  (i) no Default is continuing or would result from the acceptance of the Resignation Letter (and the Company has confirmed this is the case);

                  (ii) all the Lenders have consented to the Company's request;

26       ROLE OF THE AGENT THE SECURITY TRUSTEE AND THE ARRANGER

26.1     APPOINTMENT OF THE AGENT

         (a) Each of the Arranger and the Lenders appoints the Agent to act as its agent under and in connection with the Finance Documents.

         (b) Each of the Arranger and the Lenders authorises the Agent to exercise the rights, powers, authorities and discretions specifically given to the Agent under or in connection with the Finance Documents together with any other incidental rights, powers, authorities and discretions.

26.2     DUTIES OF THE AGENT

         (a) The Agent shall promptly forward to a Party the original or a copy of any document which is delivered to the Agent for that Party by any other Party.

         (b) If the Agent receives notice from a Party referring to this Agreement, describing a Default and stating that the circumstance described is a Default, it shall promptly notify the Lenders.

         (c) The Agent shall promptly notify the Lenders of any Default arising under Clause 23.1 (Non-payment).

         (d) The Agent's duties under the Finance Documents are solely mechanical and administrative in nature.

26.3     ROLE OF THE ARRANGER


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         Except as specifically provided in the Finance Documents, the Arranger has no obligations of any kind to any other Party under or in connection with any Finance Document.

26.4     NO FIDUCIARY DUTIES

         (a) Nothing in this Agreement constitutes the Agent or the Arranger as a trustee or fiduciary of any other person;

         (b) Neither the Agent nor the Arranger shall be bound to account to any Lender for any sum or the profit element of any sum received by it for its own account.

26.5     BUSINESS WITH THE GROUP


         The Agent and the Arranger may accept deposits from, lend money to and generally engage in any kind of banking or other business with any member of the Group.

26.6     RIGHTS AND DISCRETIONS OF THE AGENT

         (a)      The Agent may rely on:

                  (i) any representation, notice or document believed by it to be genuine, correct and appropriately authorised; and

                  (ii) any statement made by a director, authorised signatory or employee of any person regarding any matters which may reasonably be assumed to be within his knowledge or within his power to verify.

         (b) The Agent may assume (unless it has received notice to the contrary in its capacity as agent for the Lenders) that:

                  (i) no Default has occurred (unless it has actual knowledge of a Default arising under Clause 23.1 (Non-payment));

                  (ii) any right, power, authority or discretion vested in any Party or the Majority Lenders has not been exercised; and

                  (iii) any notice or request made by the Company (other than a Utilisation Request or Selection Notice) is made on behalf of and with the consent and knowledge of all the Obligors.

         (c) The Agent may engage, pay for and rely on the advice or services of any lawyers, accountants, surveyors or other experts.

         (d) The Agent may act in relation to the Finance Documents through its personnel and agents.

26.7     MAJORITY LENDERS' INSTRUCTIONS

         (a) Unless a contrary indication appears in a Finance Document, the Agent shall (a) act in accordance with any instructions given to it by the Majority Lenders (or, if so instructed by the Majority Lenders, refrain from acting or exercising any right, power, authority or discretion vested in it as Agent) and (b) not be liable for any act (or omission) if it acts (or refrains from taking any action) in accordance with such an instruction of the Majority Lenders.


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         (b)      Unless a contrary indication appears in a Finance Document, any instructions given by the Majority Lenders will be binding on all the Lenders and the Arranger.

         (c) The Agent may refrain from acting in accordance with the instructions of the Majority Lenders (or, if appropriate, the Lenders) until it has received such security as it may require for any cost, loss or liability (together with any associated
                  VAT) which it may incur in complying with the instructions.

         (d) In the absence of instructions from the Majority Lenders, (or, if appropriate, the Lenders) the Agent may act (or refrain from taking action) as it considers to be in the best interest of the Lenders.

         (e) The Agent is not authorised to act on behalf of a Lender (without first obtaining that Lender's consent) in any legal or arbitration proceedings relating to any Finance Document.

26.8     RESPONSIBILITY FOR DOCUMENTATION

         Neither the Agent nor the Arranger:

         (a) is responsible for the adequacy, accuracy and/or completeness of any information (whether oral or written) supplied by the Agent, the Arranger, an Obligor or any other person given in or in connection with any Finance Document or the Information Memorandum; or

         (b) is responsible for the legality, validity, effectiveness, adequacy or enforceability of any Finance Document or any other agreement, arrangement or document entered into, made or executed in anticipation of or in connection with any Finance Document.

26.9     EXCLUSION OF LIABILITY

         (a) Without limiting paragraph (b) below, the Agent will not be liable for any action taken by it under or in connection with any Finance Document, unless directly caused by its gross negligence or wilful misconduct.

         (b) No Party may take any proceedings against any officer, employee or agent of the Agent in respect of any claim it might have against the Agent or in respect of any act or omission of any kind by that officer, employee or agent in relation to any Finance Document and any officer, employee or agent of the Agent may rely on this Clause.

         (c) The Agent will not be liable for any delay (or any related consequences) in crediting an account with an amount required under the Finance Documents to be paid by the Agent if the Agent has taken all necessary steps as soon as reasonably practicable to comply with the regulations or operating procedures of any recognised clearing or settlement system used by the Agent for that purpose.

26.10    LENDERS' INDEMNITY TO THE AGENT


         Each Lender shall (in proportion to its share of the Total Commitments or, if the Total Commitments are then zero, to its share of the Total Commitments immediately prior to their reduction to zero) indemnify the Agent, within three Business Days of demand, against any cost, loss or liability incurred by the Agent (otherwise than by reason of the Agent's


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         gross negligence or wilful misconduct) in acting as Agent under the
         Finance Documents (unless the Agent has been reimbursed by an Obligor pursuant to a Finance Document).

26.11    RESIGNATION OF THE AGENT

         (a) The Agent may resign and appoint one of its Affiliates acting through an office in the United Kingdom as successor by giving notice to the Lenders and the Company.

         (b) Alternatively the Agent may resign by giving notice to the Lenders and the Company, in which case the Majority Lenders (after consultation with the Company) may appoint a successor Agent.

         (c) If the Majority Lenders have not appointed a successor Agent in accordance with paragraph (b) above within 30 days after notice of resignation was given, the Agent (after consultation with the Company) may appoint a successor Agent (acting through an office in the United Kingdom).

         (d) The retiring Agent shall, at its own cost, make available to the successor Agent such documents and records and provide such assistance as the successor Agent may reasonably request for the purposes of performing its functions as Agent under the Finance Documents.

         (e) The Agent's resignation notice shall only take effect upon the appointment of a successor.

         (f) Upon the appointment of a successor, the retiring Agent shall be discharged from any further obligation in respect of the Finance Documents but shall remain entitled to the benefit of this Clause 26. Its successor and each of the other Parties shall have the same rights and obligations amongst themselves as they would have had if such successor had been an original Party.

         (g) After consultation with the Company, the Majority Lenders may, by notice to the Agent, require it to resign in accordance with paragraph (b) above. In this event, the Agent shall resign in accordance with paragraph (b) above.

26.12    CONFIDENTIALITY

         (a) In acting as agent for the Finance Parties, the Agent shall be regarded as acting through its agency division which shall be treated as a separate entity from any other of its divisions or departments.

         (b) If information is received by another division or department of the Agent, it may be treated as confidential to that division or department and the Agent shall not be deemed to have notice of it.

         (c) Notwithstanding any other provision of any Finance Document to the contrary, neither the Agent nor the Arranger are obliged to disclose to any other person (i) any confidential information or (ii) any other information if the disclosure would or might in its reasonable opinion constitute a breach of any law or a breach of a fiduciary duty.


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26.13    RELATIONSHIP WITH THE LENDERS

         (a) The Agent may treat each Lender as a Lender, entitled to payments under this Agreement and acting through its Facility Office unless it has received not less than five Business Days prior notice from that Lender to the contrary in accordance with the terms of this Agreement.

         (b) Each Lender shall supply the Agent with any information required by the Agent in order to calculate the Mandatory Cost in accordance with Schedule 4 (Mandatory Cost formulae).

26.14    CREDIT APPRAISAL BY THE LENDERS


         Without affecting the responsibility of any Obligor for information supplied by it or on its behalf in connection with any Finance Document, each Lender confirms to the Agent and the Arranger that it has been, and will continue to be, solely responsible for making its own independent appraisal and investigation of all risks arising under or in connection with any Finance Document including but not limited to:

         (a) the financial condition, status and nature of each member of the Group;

         (b) the legality, validity, effectiveness, adequacy or enforceability of any Finance Document and any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Finance Document;

         (c) whether that Lender has recourse, and the nature and extent of that recourse, against any Party or any of its respective assets under or in connection with any Finance Document, the transactions contemplated by the Finance Documents or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Finance Document; and

         (d) the adequacy, accuracy and/or completeness of the information memorandum and any other information provided by the Agent, any Party or by any other person under or in connection with any Finance Document, the transactions contemplated by the Finance Documents or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Finance Document.

26.15    LENDERS' TAX STATUS CONFIRMATION


         Each Lender confirms in favour of the Agent on the date of this Agreement or, in the case of a Lender which becomes a Party pursuant to a transfer or assignment, on the date on which the relevant transfer or assignment becomes effective that either:

         (a) it is entitled to claim the benefits of a tax treaty between its country of residence and the US which would allow for the payment of all amounts due under any Finance Documents without deduction for any US taxes; or

         (b) subject to providing proper documentation it is entitled to receive all payments due under any Finance Document without deduction for US taxes without regard to the application of a tax treaty;


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26.16    REFERENCE BANKS


         If a Reference Bank (or, if a Reference Bank is not a Lender, the Lender of which it is an Affiliate) ceases to be a Lender, the Agent shall (in consultation with the Company) appoint another Lender or an Affiliate of a Lender to replace that Reference Bank.

26.17    APPOINTMENT OF THE SECURITY TRUSTEE

26.17.1 Each Finance Party (except the Security Trustee) appoints the Security Trustee which accepts such appointment) as its trustee to hold the Security Documents and all rights, powers and benefits, and the proceeds of realisation thereunder in trust for the benefit of the Finance Parties according to their respective entitlements under this Agreement and the other Finance Documents, with the right and power to exercise the rights, powers, authorities and discretions conferred on the Security Trustee under the Security Documents and the other Finance Documents, together with any other incidental rights, powers, authorities and discretions, as if it were beneficially entitled thereto in its own right.

26.17.2 The provisions of Clause 26.3, Clause and Clauses 26.5 to 26.12 (inclusive) and Clause 26.11 shall apply mutatis mutandis to the Security Trustee as if reference to the "AGENT" were references also to the Security Trustee, except that the Security Trustee's resignation or removal shall not take effect until all necessary documents have been entered into to substitute its successor as holder of the Security Documents under the trust hereby constituted.

27       CONDUCT OF BUSINESS BY THE FINANCE PARTIES


         No provision of this Agreement will:

         (a) interfere with the right of any Finance Party to arrange its affairs (tax or otherwise) in whatever manner it thinks fit;

         (b) oblige any Finance Party to investigate or claim any credit, relief, remission or repayment available to it or the extent, order and manner of any claim; or

         (c) oblige any Finance Party to disclose any information relating to its affairs (tax or otherwise) or any computations in respect of Tax.

28       SHARING AMONG THE LENDERS

28.1     PAYMENTS TO LENDERS


         If a Lender (a "RECOVERING LENDER") receives or recovers any amount from an Obligor other than in accordance with Clause 29 (Payment mechanics) and applies that amount to a payment due under the Finance Documents then:

         (a) the Recovering Lender shall, within three Business Days, notify details of the receipt or recovery, to the Agent;

         (b) the Agent shall determine whether the receipt or recovery is in excess of the amount the Recovering Lender would have been paid had the receipt or recovery been received or made by the Agent and distributed in accordance with Clause 29 (Payment mechanics), without taking account of any Tax which would be imposed on the Agent in relation to the receipt, recovery or distribution; and


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         (c)      the Recovering Lender shall, within three Business Days of demand by the Agent, pay to the Agent an amount (the "SHARING PAYMENT") equal to such receipt or recovery less any amount which the Agent determines may be retained by the Recovering Lender as its share of any payment to be made, in accordance with Clause 29.5 (Partial payments).

28.2     REDISTRIBUTION OF PAYMENTS


         The Agent shall treat the Sharing Payment as if it had been paid by the relevant Obligor and distribute it between the Finance Parties (other than the Recovering Lender) in accordance with Clause 29.5 (Partial payments).

28.3     RECOVERING LENDER'S RIGHTS

         (a) On a distribution by the Agent under Clause 28.2 (Redistribution of payments), the Recovering Lender will be subrogated to the rights of the Finance Parties which have shared in the redistribution.

         (b) If and to the extent that the Recovering Lender is not able to rely on its rights under paragraph (a) above, the relevant Obligor shall be liable to the Recovering Lender for a debt equal to the Sharing Payment which is immediately due and payable.

28.4     REVERSAL OF REDISTRIBUTION


         If any part of the Sharing Payment received or recovered by a Recovering Lender becomes repayable and is repaid by that Recovering Lender, then:

         (a) each Lender which has received a share of the relevant Sharing Payment pursuant to Clause 28.2 (Redistribution of payments) shall, upon request of the Agent, pay to the Agent for account of that Recovering Lender an amount equal to its share of the Sharing Payment (together with an amount as is necessary to reimburse that Recovering Lender for its proportion of any interest on the Sharing Payment which that Recovering Lender is required to pay); and

         (b) that Recovering Lender's rights of subrogation in respect of any reimbursement shall be cancelled and the relevant Obligor will be liable to the reimbursing Lender for the amount so reimbursed.

28.5     EXCEPTIONS

         (a) This Clause 28 shall not apply to the extent that the Recovering Lender would not, after making any payment pursuant to this Clause, have a valid and enforceable claim against the relevant Obligor.

         (b) A Recovering Lender is not obliged to share with any other Lender any amount which the Recovering Lender has received or recovered as a result of taking legal or arbitration proceedings, if:

                  (i) it notified the other Lenders of the legal or arbitration proceedings; and

                  (ii) the other Lender had an opportunity to participate in those legal or arbitration proceedings but did not do so as soon as reasonably practicable having received notice or did not take separate legal or arbitration proceedings.


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29       PAYMENT MECHANICS

29.1     PAYMENTS TO THE AGENT

         (a) On each date on which an Obligor or a Lender is required to make a payment under a Finance Document, that Obligor or Lender shall make the same available to the Agent (unless a contrary indication appears in a Finance Document) for value on the due date at the time and in such funds specified by the Agent as being customary at the time for settlement of transactions in the relevant currency in the place of payment.

         (b) Payment shall be made to such account in the principal financial centre of the country of that currency (or, in relation to euro, in a principal financial centre in a Participating Member State or London) with such bank as the Agent specifies.

29.2     DISTRIBUTIONS BY THE AGENT


         Each payment received by the Agent under the Finance Documents for another Party shall, subject to Clause 29.3 (Distributions to an Obligor) and Clause 29.4 (Clawback) be made available by the Agent as soon as practicable after receipt to the Party entitled to receive payment in accordance with this Agreement (in the case of a Lender, for the account of its Facility Office), to such account as that Party may notify to the Agent by not less than five Business Days' notice with a bank in the principal financial centre of the country of that currency (or, in relation to euro, in the principal financial centre of a Participating Member State or London).

29.3     DISTRIBUTIONS TO AN OBLIGOR


         The Agent may (with the consent of the Obligor or in accordance with Clause 30 (Set-off)) apply any amount received by it for that Obligor in or towards payment (on the date and in the currency and funds of receipt) of any amount due from that Obligor under the Finance Documents or in or towards purchase of any amount of any currency to be so applied.

29.4     CLAWBACK

         (a) Where a sum is to be paid to the Agent under the Finance Documents for another Party, the Agent is not obliged to pay that sum to that other Party (or to enter into or perform any related exchange contract) until it has been able to establish to its satisfaction that it has actually received that sum.

         (b) If the Agent pays an amount to another Party and it proves to be the case that the Agent had not actually received that amount, then the Party to whom that amount (or the proceeds of any related exchange contract) was paid by the Agent shall on demand refund the same to the Agent together with interest on that amount from the date of payment to the date of receipt by the Agent, calculated by the Agent to reflect its cost of funds.

29.5     PARTIAL PAYMENTS

         (a) If the Agent receives a payment that is insufficient to discharge all the amounts then due and payable by an Obligor under the Finance Documents, the Agent shall apply that payment towards the obligations of that Obligor under the Finance Documents in the following order:


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                  (i)      first, in or towards payment pro rata of any unpaid
                           fees, costs and expenses of the Agent under the Finance Documents;

                  (ii) secondly, in or towards payment pro rata of any accrued interest or commission due but unpaid under this Agreement;

                  (iii) thirdly, in or towards payment pro rata of any principal due but unpaid under this Agreement; and

                  (iv) fourthly, in or towards payment pro rata of any other sum due but unpaid under the Finance Documents.

         (b) The Agent shall, if so directed by the Majority Lenders, vary the order set out in paragraphs (a)(ii) to (iv) above.

         (c) Paragraphs (a) and (b) above will override any appropriation made by an Obligor.

29.6     NO SET-OFF BY OBLIGORS

         All payments to be made by an Obligor under the Finance Documents shall be calculated and be made without (and free and clear of any deduction for) set-off or counterclaim.

29.7     BUSINESS DAYS

         (a) Any payment which is due to be made on a day that is not a Business Day shall be made on the next Business Day in the same calendar month (if there is one) or the preceding Business Day (if there is not).

         (b) During any extension of the due date for payment of any principal or an Unpaid Sum under this Agreement interest is payable on the principal at the rate payable on the original due date.

29.8     CURRENCY OF ACCOUNT

         (a) Subject to paragraphs (b) to (e) below, the Base Currency is the currency of account and payment for any sum due from an Obligor under any Finance Document.

         (b) A repayment of a Loan or Unpaid Sum or a part of a Loan or Unpaid Sum shall be made in the currency in which that Loan or Unpaid Sum is denominated on its due date.

         (c) Each payment of interest shall be made in the currency in which the sum in respect of which the interest is payable was denominated when that interest accrued.

         (d) Each payment in respect of costs, expenses or Taxes shall be made in the currency in which the costs, expenses or Taxes are incurred.

         (e) Any amount expressed to be payable in a currency other than the Base Currency shall be paid in that other currency.


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29.9     CHANGE OF CURRENCY

         (a) Unless otherwise prohibited by law, if more than one currency or currency unit are at the same time recognised by the central bank of any country as the lawful currency of that country, then:

                  (i) any reference in the Finance Documents to, and any obligations arising under the Finance Documents in, the currency of that country shall be translated into, or paid in, the currency or currency unit of that country designated by the Agent (after consultation with the Company); and

                  (ii) any translation from one currency or currency unit to another shall be at the official rate of exchange recognised by the central bank for the conversion of that currency or currency unit into the other, rounded up or down by the Agent (acting reasonably).

         (b) If a change in any currency of a country occurs, this Agreement will, to the extent the Agent (acting reasonably and after consultation with the Company) specifies to be necessary, be amended to comply with any generally accepted conventions and market practice in the Relevant Interbank Market and otherwise to reflect the change in currency.

30       SET-OFF

         A Finance Party may set off any matured obligation due from an Obligor under the Finance Documents (to the extent beneficially owned by that Finance Party) against any matured obligation owed by that Finance Party to that Obligor, regardless of the place of payment, booking branch or currency of either obligation. If the obligations are in different currencies, the Finance Party may convert either obligation at a market rate of exchange in its usual course of business for the purpose of the set-off.

31       NOTICES

31.1     COMMUNICATIONS IN WRITING

         Any communication to be made under or in connection with the Finance Documents shall be made in writing and, unless otherwise stated, may be made by fax, letter or telex.

31.2     ADDRESSES

         The address, fax number and telex number (and the department or officer, if any, for whose attention the communication is to be made) of each Party for any communication or document to be made or delivered under or in connection with the Finance Documents is:

         (a) in the case of the Company, that identified with its name below;

             Inveresk Research Group, Inc
             11000 Parkway
             Suite 100
             Cary
             North Carolina 2713

             Phone:  001 919 460 9005
             Fax:  001 919 462 2400


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             And copy to:  Paul Cowan, Inveresk Research, Tranent EH33 2NE

             Phone:  01875 614 545
             Fax:  01875 614 811

         (b) in the case of each Lender or any other Original Obligor, that notified in writing to the Agent on or prior to the date on which it becomes a Party; and

         (c)      in the case of the Agent, that identified with its name below,

             The Royal Bank of Scotland plc
             4th Floor
             6-8 George Street
             Edinburgh
             EH2 2SA

             Phone:  0131 556 8555
             Fax:  0131 523 5753

         (d) in the case of the Security Trustee, that identified with its name below,

             The Royal Bank of Scotland plc
             4th Floor
             6-8 George Street
             Edinburgh
             EH2 2SA

             Phone:  0131 556 8555
             Fax:  0131 523 5753

         (e) or any substitute address, fax number, telex number or department or officer as the Party may notify to the Agent (or the Agent may notify to the other Parties, if a change is made by the Agent) by not less than five Business Days' notice.

31.3     DELIVERY

         (a) Any communication or document made or delivered by one person to another under or in connection with the Finance Documents will only be effective:

                  (i)      if by way of fax, when received in legible form; or

                  (ii) if by way of letter, when it has been left at the relevant address or five Business Days after being deposited in the post postage prepaid in an envelope addressed to it at that address; or

                  (iii) if by way of telex, when despatched, but only if, at the time of transmission, the correct answerback appears at the start and at the end of the sender's copy of the notice;

         and, if a particular department or officer is specified as part of its address details provided under Clause 31.2 (Addresses), if addressed to that department or officer.

         (b) Any communication or document to be made or delivered to the Agent will be effective only when actually received by the Agent and then only if it is expressly marked for the attention of the department or officer identified with the Agent's signature below (or any substitute department or officer as the Agent shall specify for this purpose).

         (c) All notices from or to an Obligor shall be sent through the Agent.

         (d) Any communication or document made or delivered to the Company in accordance with this Clause will be deemed to have been made or delivered to each of the Obligors.

31.4     NOTIFICATION OF ADDRESS, FAX NUMBER AND TELEX NUMBER

         Promptly upon receipt of notification of an address, fax number and telex number or change of address, fax number or telex number pursuant to Clause 31.2 (Addresses) or changing its own address, fax number or telex number, the Agent shall notify the other Parties.

31.5     ENGLISH LANGUAGE

         (a) Any notice given under or in connection with any Finance Document must be in English.

         (b) All other documents provided under or in connection with any Finance Document must be:

                  (i)      in English; or

                  (ii) if not in English, and if so required by the Agent, accompanied by a certified English translation and, in this case, the English translation will prevail unless the document is a constitutional, statutory or other official document.

32       CALCULATIONS AND CERTIFICATES

32.1     ACCOUNTS

         In any litigation or arbitration proceedings arising out of or in connection with a Finance Document, the entries made in the accounts maintained by a Finance Party are prima facie evidence of the matters to which they relate.

32.2     CERTIFICATES AND DETERMINATIONS


         Any certification or determination by a Finance Party of a rate or amount under any Finance Document is, in the absence of manifest error, conclusive evidence of the matters to which it relates.

32.3     DAY COUNT CONVENTION

         Any interest, commission or fee accruing under a Finance Document will accrue from day to day and is calculated on the basis of the actual number of days elapsed and a year of 360 days or, in any case where the practice in the Relevant Interbank Market differs, in accordance with that market practice.

33       PARTIAL INVALIDITY

         If, at any time, any provision of the Finance Documents is or becomes illegal, invalid or unenforceable in any respect under any law of any jurisdiction, neither the legality, validity or enforceability of the remaining provisions nor the legality, validity or enforceability of such provision under the law of any other jurisdiction will in any way be affected or impaired.

34       REMEDIES AND WAIVERS

         No failure to exercise, nor any delay in exercising, on the part of any Finance Party, any right or remedy under the Finance Documents shall operate as a waiver, nor shall any single or partial exercise of any right or remedy prevent any further or other exercise or the exercise of any other right or remedy. The rights and remedies provided in this Agreement are cumulative and not exclusive of any rights or remedies provided by law.

35       AMENDMENTS AND WAIVERS

35.1     REQUIRED CONSENTS

         (a) Subject to Clause 35.2 (Exceptions) any term of the Finance Documents may be amended or waived only with the consent of the Majority Lenders and the Obligors and any such amendment or waiver will be binding on all Parties.

         (b) The Agent may effect, on behalf of any Finance Party, any amendment or waiver permitted by this Clause.

35.2     EXCEPTIONS

         (a) An amendment or waiver that has the effect of changing or which relates to the definition of "MAJORITY LENDERS" in Clause 1.1 (Definitions);

                  (i) an extension to the date of payment of any amount under the Finance Documents;

                  (ii) a reduction in the Margin or the amount of any payment of principal, interest, fees or commission payable;

                  (iii)    an increase in Commitment;

                  (iv) a change to the Borrowers or Guarantors other than in accordance with Clause 25 (Changes to the Obligors);

                  (v) any provision which expressly requires the consent of all the Lenders; or

                  (vi) Clause 2.2 (Lenders' rights and obligations), Clause 24 (Changes to the Lenders) or this Clause 35.

         shall not be made without the prior consent of all the Lenders.

         (b) An amendment or waiver which relates to the rights or obligations of the Agent or the Arranger may not be effected without the consent of the Agent or the Arranger.

36       COUNTERPARTS

         Each Finance Document may be executed in any number of counterparts, and this has the same effect as if the signatures on the counterparts were on a single copy of the Finance Document.

37       GOVERNING LAW

         This Agreement is governed by English law

38       ENFORCEMENT

38.1     JURISDICTION OF ENGLISH COURTS

         (a) The courts of England have exclusive jurisdiction to settle any dispute arising out of or in connection with this Agreement (including a dispute regarding the existence, validity or termination of this Agreement) (a "DISPUTE").

         (b) The Parties agree that the courts of England are the most appropriate and convenient courts to settle Disputes and accordingly no Party will argue to the contrary.

         (c) This Clause 38.1 is for the benefit of the Finance Parties only. As a result, no Finance Party shall be prevented from taking proceedings relating to a Dispute in any other courts with jurisdiction. To the extent allowed by law, the Finance Parties may take concurrent proceedings in any number of jurisdictions.

38.2     SERVICE OF PROCESS


         Without prejudice to any other mode of service allowed under any relevant law, each Obligor (other than an Obligor incorporated in England and Wales):

         (a) irrevocably appoints the Company as its agent for service of process in relation to any proceedings before the English courts in connection with any Finance Document; and

         (b) agrees that failure by a process agent to notify the relevant Obligor of the process will not invalidate the proceedings concerned.

         This Agreement has been entered into on the date stated at the beginning of this Agreement.

                                    SCHEDULES

                                SCHEDULE 1 PART 1

                              THE ORIGINAL PARTIES


                              THE ORIGINAL OBLIGORS


NAME OF ORIGINAL BORROWER                 COUNTRY OF INCORPORATION      COMPANY NUMBER
                                                                        (WHERE RELEVANT)
Inveresk Research Group, Inc.             US (Delaware)



NAME OF ORIGINAL GUARANTOR


Inveresk Research Group Limited           UK                                 SC198206


Inveresk Research Holdings Limited        UK                                 3662374


Inveresk Research International Limited   UK                                 SC091725


Inveresk Clinical Research Limited        UK                                 SC109802


Inveresk Research (Canada) Inc.           Canada                             3844811


Inveresk Research North Carolina Inc.     US (North Carolina)


Inveresk Research Limited                 UK                                 02211403


Inveresk Research Inc.                    US (Delaware)


Clintrials BioResearch Limited            (Quebec)                           1145923539

                               SCHEDULE 1 PART II

                              THE ORIGINAL LENDERS



NAME OF ORIGINAL LENDER               FACILITY A COMMITMENT          FACILITY B COMMITMENT
The Royal Bank of Scotland plc        $50 million                    $25 million

                                SCHEDULE 2 PART I

                              CONDITIONS PRECEDENT



                   CONDITIONS PRECEDENT TO INITIAL UTILISATION



1        ORIGINAL OBLIGORS

         (a)      A copy of the constitutional documents of each Original
                  Obligor.

         (b) A copy of a resolution of the board of directors (or equivalent body) of each Original Obligor:

                  (i) approving the terms of, and the transactions contemplated by, the Finance Documents to which it is a party and resolving that it execute the Finance Documents to which it is a party;

                  (ii) authorising a specified person or persons to execute the Finance Documents to which it is a party on its behalf; and

                  (iii) authorising a specified person or persons, on its behalf, to sign and/or despatch all documents and notices (including, if relevant, any Utilisation Request and Selection Notice) to be signed and/or despatched by it under or in connection with the Finance Documents to which it is a party.

         (c) A specimen of the signature of each person authorised by the resolution referred to in paragraph (b) above.

         (d) A certificate of the Company (signed by a director or officer) confirming that borrowing or guaranteeing, as appropriate, the Total Commitments would not cause any borrowing, guaranteeing or similar limit binding on any Original Obligor to be exceeded.

         (e) A certificate of an authorised signatory of the relevant Original Obligor certifying that each copy document relating to it specified in this Part I of Schedule 2 is correct, complete and in full force and effect as at a date no earlier than the date of this Agreement.

2        LEGAL OPINIONS

         (a) A Report on Title and legal opinion to the Lenders from the Borrower's US Counsel in respect of the Finance Documents;

         (b) A report on title in respect of the Canadian Property and legal opinion to the Lenders from the Lenders' Canadian Counsel in respect of the Finance Documents.

3        SECURITY

         (a)      UK:

                  (i) a first and only standard security over each Property in favour of the Security Trustee;

                  (ii)     a first and only

                           - floating charge in favour of the Security Trustee from Inveresk Research Group Limited, Inveresk Research International Limited, Inveresk Clinical Research Limited;

                           - debenture in favour of the Security Trustee from Inveresk Research Holdings Limited and debenture from Inveresk Research Limited

                  (iii)    Charges searches in respect of each of the above.

         (b)      Canada

                  (i)      Deed of Hypothecation by Inveresk Research (Canada)
                           Inc;

                  (ii)     Deed of Hypothecation by ClinTrials BioResearch
                           Limited;

                  (iii) Deed of Pledge from Inveresk Research Canada for Inveresk Research Inc. with Schedule A Securities Schedule B Transfer Restrictions;

                  (iv) Delivery of Stock Certificates and Stock Powers regarding (iii);

         (c)      US

                  (i) Security Agreement together with Exhibit A: Security Questionnaire by Inveresk Research Group, Inc.;

                  (ii) Security Agreement together with Exhibit A: Security Questionnaire by Inveresk Research Inc.;

                  (iii) Security Agreement together with Exhibit A: Security Questionnaire by Inveresk Research North Carolina Inc.;

                  (iv) UCC-1 financing statements in a form for filing with those jurisdictions reasonably requested by the Agent (for Inveresk Research Group Inc., Inveresk Research Inc., Inveresk Research North Carolina Inc.);

                  (v) Good standing certificates for Inveresk Research Group, Inc., Inveresk Research Inc., and Inveresk Research North Carolina Inc.;

                  (vi) Secretary's Certificates for Inveresk Research Group Inc., Inveresk Research Inc., Inveresk Research North Carolina;

                  (vii) Lien searches against Inveresk Research Group, Inc., Inveresk Research Inc., Inveresk Research North Carolina Inc..

                  (viii) UCC tax and judgement searches for Inveresk Research Group Inc., Inveresk Research Inc., Inveresk Research North Carolina Inc.;

4        INSURANCE

         (a) A duly certified full, complete and up to date schedule of all insurances maintained by each member of the Group, referring to the relevant policies.

         (b) A certificate from a broker approved by the Agent that such policies are in full force and effect with premiums paid to date, and stating that all the assets of the Group are insured in the manner specified in the Insurance Report.

5        MISCELLANEOUS

         (a)      Form 10 reports for UK property; and

         (b)      Bank Mandates.

6        FEES LETTER

                               SCHEDULE 2 PART II

                              CONDITIONS PRECEDENT



     CONDITIONS PRECEDENT REQUIRED TO BE DELIVERED BY AN ADDITIONAL OBLIGOR



1 An Accession Letter, duly executed by the Additional Obligor and the Company.

2        A copy of the constitutional documents of the Additional Obligor.

3        A copy of a resolution of the board of directors of the Additional
         Obligor:

         (a) approving the terms of, and the transactions contemplated by, the Accession Letter and the Finance Documents and resolving that it execute the Accession Letter;

         (b) authorising a specified person or persons to execute the Accession Letter on its behalf; and

         (c) authorising a specified person or persons, on its behalf, to sign and/or despatch all other documents and notices (including, in relation to an Additional Borrower, any Utilisation Request or Selection Notice) to be signed and/or despatched by it under or in connection with the Finance Documents.

4 A specimen of the signature of each person authorised by the resolution referred to in paragraph 3 above.

5 A certificate of the Additional Obligor (signed by a director) confirming that borrowing or guaranteeing, as appropriate, the Total Commitments would not cause any borrowing, guaranteeing or similar limit binding on it to be exceeded.

6 A certificate of an authorised signatory of the Additional Obligor certifying that each copy document listed in this Part II of Schedule 2 is correct, complete and in full force and effect as at a date no earlier than the date of the Accession Letter.

7 A copy of any other Authorisation or other document, opinion or assurance which the Agent considers to be necessary or desirable in connection with the entry into and performance of the transactions contemplated by the Accession Letter or for the validity and enforceability of any Finance Document.

8        If available, the latest audited financial statements of the Additional
         Obligor.

9 A legal opinion of the legal advisers to the Arranger and the Agent in Scotland and England.

10 If the Additional Obligor is incorporated in a jurisdiction other than Scotland or England and Wales, a legal opinion of the legal advisers to the Agent in the jurisdiction in which the Additional Obligor is incorporated.

11 If the proposed Additional Obligor is incorporated in a jurisdiction other than England and Wales or Scotland, evidence that the process agent specified in Clause 38.2, if not an Obligor, has accepted its appointment in relation to the proposed Additional Obligor.

                                SCHEDULE 3 PART I

                                    REQUESTS

                               UTILISATION REQUEST

From: [Borrower]

To:   [Agent]

Dated:

Dear Sirs

INVERESK RESEARCH GROUP, INC. FACILITY AGREEMENT
DATED [        ] (THE "FACILITY AGREEMENT")

1     We wish to borrow a Loan on the following terms:


      Proposed Utilisation Date: [     ] (or, if that is not a Business Day, the
            next Business Day)

      Facility to be utilised:                      [Facility A]/[Facility B]


      Currency of Loan (Facility B only):           [      ]

      Amount:     [      ] or, if less, the Available Facility

      Interest Period:                              [      ]

2 We confirm that each condition specified in Clause 4.2 (Further conditions precedent) is satisfied on the date of this Utilisation Request.

3     The proceeds of this Loan should be credited to [account].

4     This Utilisation Request is irrevocable.

Yours faithfully




---------------------------
Authorised Signatory for
[name of relevant Borrower]

                               SCHEDULE 3 PART II

                                    REQUESTS

                                SELECTION NOTICE
                          APPLICABLE TO FACILITY A LOAN

From: [Borrower]

To:   [Agent]

Dated:

Dear Sirs

INVERESK RESEARCH GROUP, INC. FACILITY AGREEMENT
DATED [      ] (THE "FACILITY AGREEMENT")

1     We refer to the Facility A Loan with an Interest Period ending on [    ]*.

2     We request that the next Interest Period for the Facility A Loan is
      [    ].***

3     This Selection Notice is irrevocable.



Yours faithfully



---------------------------
authorised signatory for
[the Company on behalf of]
[name of relevant Borrower]

                                   SCHEDULE 4

                             MANDATORY COST FORMULAE

1 The Mandatory Cost is an addition to the interest rate to compensate Lenders for the cost of compliance with (a) the requirements of the Bank of England and/or the Financial Services Authority (or, in either case, any other authority which replaces all or any of its functions) or (b) the requirements of the European Central Bank.

2 On the first day of each Interest Period (or as soon as possible thereafter) the Agent shall calculate, as a percentage rate, a rate (the "Additional Cost Rate") for each lender, in accordance with the paragraphs set out below. The mandatory cost will be calculated by the agent as a weighted average of the lenders' additional cost rates (weighted in proportion to the percentage participation of each lender in the relevant loan) and will be expressed as a percentage rate per annum.

3 The Additional Cost Rate for any Lender lending from a Facility Office in a Participating Member State will be the percentage notified by that Lender to the Agent. This percentage will be certified by that lender in its notice to the agent to be its reasonable determination of the cost (expressed as a percentage of that lender's participation in all loans made from that facility office) of complying with the minimum reserve requirements of the European central bank in respect of loans made from that facility office.

4 The Additional Cost Rate for any Lender lending from a Facility Office in the United Kingdom will be calculated by the Agent as follows:

      (a)   in relation to a sterling Loan:

                AB + C (B - D) + E x 0.01
                ------------------------- per cent. per annum
                    100 - ( A + C)

      (b)   in relation to a Loan in any currency other than sterling:

                E x 0.01
                -------- per cent. per annum.
                  300

      Where:

      A is the percentage of Eligible Liabilities (assuming these to be in excess of any stated minimum) which that Lender is from time to time required to maintain as an interest free cash ratio deposit with the Bank of England to comply with cash ratio requirements.

      B is the percentage rate of interest (excluding the Margin and the Mandatory Cost and, if the Loan is an Unpaid Sum, the additional rate of interest specified in paragraph (a) of Clause 9.3 (Default interest)) payable for the relevant Interest Period on the Loan.

      C is the percentage (if any) of Eligible Liabilities which that Lender is required from time to time to maintain as interest bearing Special Deposits with the Bank of England.

      D is the percentage rate per annum payable by the Bank of England to the Agent on interest bearing Special Deposits.

      E is designed to compensate Lenders for amounts payable under the Fees Rules and is calculated by the Agent as being the average of the most recent rates of charge supplied by the Reference Banks to the Agent pursuant to paragraph 7 below and expressed in pounds per L1,000,000.

5     For the purposes of this Schedule:

      (a) "ELIGIBLE LIABILITIES" and "SPECIAL DEPOSITS" have the meanings given to them from time to time under or pursuant to the Bank of England Act 1998 or (as may be appropriate) by the Bank of England;

      (b) "FEES RULES" means the rules on periodic fees contained in the FSA Supervision Manual or such other law or regulation as may be in force from time to time in respect of the payment of fees for the acceptance of deposits;

      (c) "FEE TARIFFS" means the fee tariffs specified in the Fees Rules under the activity group A.1 Deposit acceptors (ignoring any minimum fee or zero rated fee required pursuant to the Fees Rules but taking into account any applicable discount rate); and

      "TARIFF BASE" has the meaning given to it in, and will be calculated in accordance with, the Fees Rules.

6 In application of the above formulae, A, B, C and D will be included in the formulae as percentages (i.e. 5 per cent. will be included in the formula as 5 and not as 0.05). A negative result obtained by subtracting D from B shall be taken as zero. The resulting figures shall be rounded to four decimal places.

7 If requested by the Agent, each Reference Bank shall, as soon as practicable after publication by the Financial Services Authority, supply to the Agent, the rate of charge payable by that Reference Bank to the Financial Services Authority pursuant to the Fees Rules in respect of the relevant financial year of the Financial Services Authority (calculated for this purpose by that Reference Bank as being the average of the Fee Tariffs applicable to that Reference Bank for that financial year) and expressed in pounds per L1,000,000 of the Tariff Base of that Reference Bank.

8 Each Lender shall supply any information required by the Agent for the purpose of calculating its Additional Cost Rate. In particular, but without limitation, each Lender shall supply the following information on or prior to the date on which it becomes a Lender:

      (a)   the jurisdiction of its Facility Office; and

      (b) any other information that the Agent may reasonably require for such purpose.


      Each Lender shall promptly notify the Agent of any change to the information provided by it pursuant to this paragraph.

9 The percentages of each Lender for the purpose of A and C above and the rates of charge of each Reference Bank for the purpose of E above shall be determined by the Agent based upon the information supplied to it pursuant to paragraphs 7 and 8 above and on the assumption that, unless a Lender notifies the Agent to the contrary, each Lender's obligations in relation to cash ratio deposits and Special Deposits are the same as those of a typical bank from its jurisdiction of incorporation with a Facility Office in the same jurisdiction as its Facility Office.

10 The Agent shall have no liability to any person if such determination results in an Additional Cost Rate which over or under compensates any Lender and shall be entitled to assume that the information provided by any Lender or Reference Bank pursuant to paragraphs 3, 7 and 8 above is true and correct in all respects.

11 The Agent shall distribute the additional amounts received as a result of the Mandatory Cost to the Lenders on the basis of the Additional Cost Rate for each Lender based on the information provided by each Lender and each Reference Bank pursuant to paragraphs 3, 7 and 8 above.

12 Any determination by the Agent pursuant to this Schedule in relation to a formula, the Mandatory Cost, an Additional Cost Rate or any amount payable to a Lender shall, in the absence of manifest error, be conclusive and binding on all Parties.

13 The Agent may from time to time, after consultation with the Company and the Lenders, determine and notify to all Parties any amendments which are required to be made to this Schedule in order to comply with any change in law, regulation or any requirements from time to time imposed by the Bank of England, the Financial Services Authority or the European Central Bank (or, in any case, any other authority which replaces all or any of its functions) and any such determination shall, in the absence of manifest error, be conclusive and binding on all Parties.

                                SCHEDULE 5 PART I

                          FORM OF TRANSFER CERTIFICATES

To:   [           ] as Agent

From: [The Existing Lender] (the "EXISTING LENDER") and [The New Lender] (the "NEW LENDER")

Dated:

INVERESK RESEARCH GROUP, INC. FACILITY AGREEMENT
DATED [                   ] (THE "FACILITY AGREEMENT")

1     We refer to Clause 24.5 (Procedure for transfer):

      (a) The Existing Lender and the New Lender agree to the Existing Lender and the New Lender transferring by novation all or part of the Existing Lender's Commitment, rights and obligations referred to in the Schedule in accordance with Clause 24.5 (Procedure for transfer).

      (b)   The proposed Transfer Date is [ ].

      (c) The Facility Office and address, fax number and attention details for notices of the New Lender for the purposes of Clause 31.2 (Addresses) are set out in the Schedule.

2 The New Lender expressly acknowledges the limitations on the Existing Lender's obligations set out in paragraph (c) of Clause 24.4 (Limitation of responsibility of Existing Lenders).

3     This Transfer Certificate is governed by English law.

THE SCHEDULE
COMMITMENT/RIGHTS AND OBLIGATIONS TO BE TRANSFERRED

[insert relevant details]

[Facility Office address, fax number and attention details for notices and account details for payments]

[Existing Lender]                         [New Lender]
By:                                       By:

This Transfer Certificate is accepted by the Agent and the Transfer Date is
confirmed as [          ].

[Agent]

By:

                               SCHEDULE 5 PART II

                           TRANSFER CERTIFICATE (PAR)

BANK:                                                           Date:

TRANSFEREE:

This Transfer Certificate is entered into pursuant to

            (i) the agreement (the "SALE AGREEMENT") evidenced by the Confirmation dated between the Bank and the Transferee (acting directly or through their respective agents) and

            (ii)  the Facilities Agreement.


On the Transfer Date, the transfer by way of novation from the Bank to the Transferee on the terms set out herein and in the Facilities Agreement shall become effective subject to:

            (iii) the Sale Agreement and the terms and conditions incorporated in the Sale Agreement;

            (iv)  the terms and conditions annexed hereto; and

            (v)   the schedule annexed hereto,

all of which are incorporated herein by reference.


THE BANK                                              THE TRANSFEREE

[                ]                                    [                ]

By:                                                    By:

                                  THE SCHEDULE

FACILITIES AGREEMENT DETAILS:

Borrower(s):
                                       -----------------------------------------

Facilities Agreement Dated
                                       -----------------------------------------

Guarantor(s):
                                       -----------------------------------------

Agent Bank:
                                       -----------------------------------------

Security:                              [ ]  No    [ ]  Yes (specify)
                                                                    ------------

Total Facility Amount:
                                       -----------------------------------------

Governing Law:
                                       -----------------------------------------

Additional Information:
                                       -----------------------------------------

TRANSFER DETAILS:

Name of Tranche Facility:
                                       -----------------    ------------------

Nature (Revolving, Term, Acceptances
                                       -----------------    ------------------

Guarantee/Letter of Credit, Other):
                                       -----------------    ------------------

Final Maturity:
                                       -----------------    ------------------
Participation Transferred
                                       -----------------    ------------------
Commitment transferred(1)
                                       -----------------    ------------------

Drawn Amount (details below):(1)
                                       -----------------    ------------------

Undrawn Amount:(1)
                                       -----------------    ------------------

Settlement Date:
                                       -----------------
Details of outstanding Facilities(1)
                                       -----------------
Specify in respect of each Facility:
                                       -----------------

     Transferred Portion (amount):
                                       -----------------
     Tranche/Facility:

     Nature:                           [ ]  Term   [ ]  Revolver [ ]
                                       Acceptance [ ] Guarantee/Letter of Credit
                                       [ ] Other (specify) _________________


     [ ]  Details of other Credits are set out on the attached sheet


--------

(1)   As at the date of the Transfer Certificate

ADMINISTRATION DETAILS

Bank's Receiving Account:
                                  --------------------------------

Transferee's Receiving Account:
                                  --------------------------------

ADDRESSES

Bank                                            Transferee
[        ]                                      [        ]

Address:                                        Address:
Telephone:                                      Telephone:
Facsimile:                                      Facsimile:
Telex:                                          Telex:
Attn/Ref:                                       Attn/Ref:

                              TERMS AND CONDITIONS

These are the Terms and Conditions applicable to the transfer certificate including the Schedule thereto (the "TRANSFER CERTIFICATE") to which they are annexed.

1     INTERPRETATION

      In these Terms and Conditions words and expressions shall (unless otherwise expressly defined herein) bear the meaning given to them in the Transfer Certificate, the Facilities Agreement or the Sale Agreement.

2     TRANSFER

      The Bank requests the Transferee to accept and procure the transfer by novation of all or a part (as applicable) of such participation of the Bank under the Facilities Agreement as is set out in the relevant part of the Transfer Certificate under the heading "Participation Transferred" (the "PURCHASED ASSETS") by counter-signing and delivering the Transfer Certificate to the Agent at its address for the service of notice specified in the Facilities Agreement. On the Transfer Date the Transferee shall pay to the Bank the Settlement Amount as specified in the pricing letter between the Bank and the Transferee dated the date of the Transfer Certificate (adjusted, if applicable, in accordance with the Sale Agreement) and completion of the transfer will take place.

3     EFFECTIVENESS OF TRANSFER

      The Transferee hereby requests the Agent to accept the Transfer Certificate as being delivered to the Agent pursuant to and for the purposes of the Facilities Agreement so as to take effect in accordance with the terms of the Facilities Agreement on the Transfer Date or on such later date as may be determined in accordance with the terms thereof.

4     TRANSFEREE'S UNDERTAKING

      The Transferee hereby undertakes with the Agent and the Bank and each of the other parties to the Facility Documents that it will perform in accordance with its terms all those obligations which by the terms thereof will be assumed by it after delivery of the Transfer Certificate to the Agent and satisfaction of the conditions (if any) subject to which the Transfer Certificate is to take effect.

5     PAYMENTS

5.1   PLACE

      All payments by either party to the other under the Transfer Certificate shall be made to the Receiving Account of that other party. Each party may designate a different account as its Receiving Account for payment by giving the other not less than five Business Days notice before the due date for payment.

5.2   FUNDS

      Payments under the Transfer Certificate shall be made in the currency in which the amount is denominated for value on the due date at such times and in such funds as are customary at the time for settlement of transactions in that currency.

6     THE AGENT

      The Agent shall not be required to concern itself with the Sale Agreement and may rely on the Transfer Certificate without taking account of the provisions of such agreement.

7     ASSIGNMENT OF RIGHTS

      The Transfer Certificate shall be binding upon and enure to the benefit of each party and its successors and permitted assigns provided that neither party may assign or transfer its rights thereunder without the prior written consent of the other party.

8     THIRD PARTY RIGHTS

      A person who is not a party to the Transfer Certificate has no rights under the Contracts (Rights of Third Parties) Act 1999 to enforce or to enjoy the benefit of any term of the Transfer Certificate.

9     GOVERNING LAW AND JURISDICTION

      The Transfer Certificate (including, without limitation, these Terms and Conditions) shall be governed by and construed in accordance with the laws of England, and the parties submit to the non-exclusive jurisdiction of the English courts.

      Each party irrevocably appoints the person described as process agent (if any) specified in the Sale Agreement to receive on its behalf service of any action, suit or other proceedings in connection with the Transfer Certificate. If any person appointed as process agent ceases to act for any reason the appointing party shall notify the other party and shall promptly appoint another person incorporated within England and Wales to act as its process agent.

                                   SCHEDULE 6

                            FORM OF ACCESSION LETTER


To:      [        ] as Agent

From:    [Subsidiary] and [Company]

Dated:

Dear Sirs

INVERESK RESEARCH GROUP, INC. FACILITY AGREEMENT
DATED [             ] (THE "FACILITY AGREEMENT")



1 [Subsidiary] agrees to become an Additional [Borrower]/[Guarantor] and to be bound by the terms of the Facility Agreement as an Additional [Borrower]/[Guarantor] pursuant to Clause [25.2 (Additional Borrowers)]/[Clause 25.4 (Additional Guarantors)] of the Facility Agreement. [Subsidiary] is a company duly incorporated under the laws of [name of relevant jurisdiction].

2        [Subsidiary's] administrative details are as follows:


         Address:


         Fax No:


         Attention:

3        This letter is governed by English law.


         [This Guarantor Accession Letter is entered into by deed.]


         [Company]                           [Subsidiary]

                                   SCHEDULE 7

                           FORM OF RESIGNATION LETTER


To:      [        ] as Agent

From:    [resigning Obligor] and [Company]

Dated:

Dear Sirs

[INVERESK RESEARCH GROUP, INC. FACILITY AGREEMENT
DATED [           ] (THE "FACILITY AGREEMENT")

1 Pursuant to [Clause 25.3 (Resignation of a Borrower)]/[Clause 25.6 (Resignation of a Guarantor), we request that [resigning Obligor] be released from its obligations as a [Borrower]/[Guarantor] under the Facility Agreement.

2        We confirm that:

         (a) no Default is continuing or would result from the acceptance of this request; and

         (b)      [          ]

3        This letter is governed by English law.


         [Company]                        [Subsidiary]


         By:                              By:

                                   SCHEDULE 8

                         FORM OF COMPLIANCE CERTIFICATE


To:      [        ] as Agent

From:    [Company]

Dated:

Dear Sirs

INVERESK RESEARCH GROUP, INC. FACILITY AGREEMENT
DATED [           ] (THE "FACILITY AGREEMENT")



1        We refer to the Facility Agreement. This is a Compliance Certificate.

2        We confirm that: [Insert details of covenants to be certified].

3        [We confirm that no Default is continuing]*





         Signed:
                    ----------                ----------

                    Director                  Director


                    of                        of


                    [Company]                 [Company]


         [insert applicable certification language]



         --------------------------------------
         for and on behalf of
         [name of auditors of the Company]

                                   SCHEDULE 9

                                DORMANT COMPANIES


Healthmark Limited
Inveresk Research
Kentucky Inc.
Clintrials Acquisition Corp Inc.
2645-2151Quebec Inc.

                                   SCHEDULE 10

                             CONFIDENTIALITY LETTER


                            [LETTERHEAD OF ARRANGER]


To:

                                               [insert name of Potential Lender]


Re:      THE FACILITIES

  BORROWER:
  AMOUNT:
  AGENT:


Dear Sirs

We understand that you are considering participating in the Facilities. In consideration of us agreeing to make available to you certain information, by your signature of a copy of this letter you agree as follows:

CONFIDENTIALITY UNDERTAKING  YOU UNDERTAKE:

TO KEEP THE CONFIDENTIAL INFORMATION CONFIDENTIAL AND NOT TO DISCLOSE IT TO ANYONE EXCEPT AS PROVIDED FOR BY PARAGRAPH 2 BELOW AND TO ENSURE THAT THE CONFIDENTIAL INFORMATION IS PROTECTED WITH SECURITY MEASURES AND A DEGREE OF CARE THAT WOULD APPLY TO YOUR OWN CONFIDENTIAL INFORMATION;

TO KEEP CONFIDENTIAL AND NOT DISCLOSE TO ANYONE THE FACT THAT THE CONFIDENTIAL INFORMATION HAS BEEN MADE AVAILABLE OR THAT DISCUSSIONS OR NEGOTIATIONS ARE TAKING PLACE OR HAVE TAKEN PLACE BETWEEN US IN CONNECTION WITH THE FACILITIES;

TO USE THE CONFIDENTIAL INFORMATION ONLY FOR THE PERMITTED PURPOSE;

TO USE ALL REASONABLE ENDEAVOURS TO ENSURE THAT ANY PERSON TO WHOM YOU PASS ANY CONFIDENTIAL INFORMATION (UNLESS DISCLOSED UNDER PARAGRAPH 2(B) BELOW) ACKNOWLEDGES AND COMPLIES WITH THE PROVISIONS OF THIS LETTER AS IF THAT PERSON WERE ALSO A PARTY TO IT; AND

NOT TO MAKE ENQUIRIES OF ANY MEMBER OF THE GROUP OR ANY OF THEIR OFFICERS, DIRECTORS, EMPLOYEES OR PROFESSIONAL ADVISERS RELATING DIRECTLY OR INDIRECTLY TO THE FACILITIES.

PERMITTED DISCLOSURE WE AGREE THAT YOU MAY DISCLOSE CONFIDENTIAL INFORMATION:

TO MEMBERS OF THE PARTICIPANT GROUP AND THEIR OFFICERS, DIRECTORS, EMPLOYEES AND PROFESSIONAL ADVISERS TO THE EXTENT NECESSARY FOR THE PERMITTED PURPOSE AND TO ANY AUDITORS OF MEMBERS OF THE PARTICIPANT GROUP;

         (b) WHERE REQUESTED OR REQUIRED BY ANY COURT OF COMPETENT JURISDICTION OR ANY COMPETENT JUDICIAL, GOVERNMENTAL, SUPERVISORY OR REGULATORY BODY,

         (c) WHERE REQUIRED BY THE RULES OF ANY STOCK EXCHANGE ON WHICH THE SHARES OR OTHER SECURITIES OF ANY MEMBER OF THE PARTICIPANT GROUP ARE LISTED OR

         (d) WHERE REQUIRED BY THE LAWS OR REGULATIONS OF ANY COUNTRY WITH JURISDICTION OVER THE AFFAIRS OF ANY MEMBER OF THE PARTICIPANT GROUP; OR

WITH THE PRIOR WRITTEN CONSENT OF US AND THE BORROWER.

NOTIFICATION OF REQUIRED OR UNAUTHORISED DISCLOSURE YOU AGREE (TO THE EXTENT PERMITTED BY LAW) TO INFORM US OF THE FULL CIRCUMSTANCES OF ANY DISCLOSURE UNDER PARAGRAPH 2(B) OR UPON BECOMING AWARE THAT CONFIDENTIAL INFORMATION HAS BEEN DISCLOSED IN BREACH OF THIS LETTER.

RETURN OF COPIES IF WE SO REQUEST IN WRITING, YOU SHALL RETURN ALL CONFIDENTIAL INFORMATION SUPPLIED TO YOU BY US AND DESTROY OR PERMANENTLY ERASE ALL COPIES OF CONFIDENTIAL INFORMATION MADE BY YOU AND USE ALL REASONABLE ENDEAVOURS TO ENSURE THAT ANYONE TO WHOM YOU HAVE SUPPLIED ANY CONFIDENTIAL INFORMATION DESTROYS OR PERMANENTLY ERASES SUCH CONFIDENTIAL INFORMATION AND ANY COPIES MADE BY THEM, IN EACH CASE SAVE TO THE EXTENT THAT YOU OR THE RECIPIENTS ARE REQUIRED TO RETAIN ANY SUCH CONFIDENTIAL INFORMATION BY ANY APPLICABLE LAW, RULE OR REGULATION OR BY ANY COMPETENT JUDICIAL, GOVERNMENTAL, SUPERVISORY OR REGULATORY BODY OR IN ACCORDANCE WITH INTERNAL POLICY, OR WHERE THE CONFIDENTIAL INFORMATION HAS BEEN DISCLOSED UNDER PARAGRAPH 2(B) ABOVE.

CONTINUING OBLIGATIONS THE OBLIGATIONS IN THIS LETTER ARE CONTINUING AND, IN PARTICULAR, SHALL SURVIVE THE TERMINATION OF ANY DISCUSSIONS OR NEGOTIATIONS BETWEEN YOU AND US. NOTWITHSTANDING THE PREVIOUS SENTENCE, THE OBLIGATIONS IN THIS LETTER SHALL CEASE (A) IF YOU BECOME A PARTY TO OR OTHERWISE ACQUIRE (BY ASSIGNMENT OR SUB PARTICIPATION) AN INTEREST, DIRECT OR INDIRECT IN THE FACILITIES OR (B) TWELVE MONTHS AFTER YOU HAVE RETURNED ALL CONFIDENTIAL INFORMATION SUPPLIED TO YOU BY US AND DESTROYED OR PERMANENTLY ERASED ALL COPIES OF CONFIDENTIAL INFORMATION MADE BY YOU (OTHER THAN ANY SUCH CONFIDENTIAL INFORMATION OR COPIES WHICH HAVE BEEN DISCLOSED UNDER PARAGRAPH 2 ABOVE (OTHER THAN SUB-PARAGRAPH 2(A)) OR WHICH, PURSUANT TO PARAGRAPH 4 ABOVE, ARE NOT REQUIRED TO BE RETURNED OR DESTROYED).

NO REPRESENTATION; CONSEQUENCES OF BREACH, ETC YOU ACKNOWLEDGE AND AGREE THAT:

NEITHER WE NOR ANY OF OUR OFFICERS, EMPLOYEES OR ADVISERS (EACH A "RELEVANT PERSON")

         (e) MAKE ANY REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED, AS TO, OR ASSUME ANY RESPONSIBILITY FOR, THE ACCURACY, RELIABILITY OR COMPLETENESS OF ANY OF THE CONFIDENTIAL INFORMATION OR ANY OTHER INFORMATION SUPPLIED BY US OR ANY MEMBER OF THE GROUP OR THE ASSUMPTIONS ON WHICH IT IS BASED OR

         (f) SHALL BE UNDER ANY OBLIGATION TO UPDATE OR CORRECT ANY INACCURACY IN THE CONFIDENTIAL INFORMATION OR ANY OTHER INFORMATION SUPPLIED BY US OR ANY

                  MEMBER OF THE GROUP OR BE OTHERWISE LIABLE TO YOU OR ANY OTHER PERSON IN RESPECT TO THE CONFIDENTIAL INFORMATION OR ANY SUCH INFORMATION; AND

WE OR MEMBERS OF THE GROUP MAY BE IRREPARABLY HARMED BY THE BREACH OF THE TERMS OF THIS LETTER AND DAMAGES MAY NOT BE AN ADEQUATE REMEDY; EACH RELEVANT PERSON OR MEMBER OF THE GROUP MAY BE GRANTED AN INJUNCTION OR SPECIFIC PERFORMANCE FOR ANY THREATENED OR ACTUAL BREACH OF THE PROVISIONS OF THIS LETTER BY YOU.

NO WAIVER; AMENDMENTS, ETC THIS LETTER SETS OUT THE FULL EXTENT OF YOUR OBLIGATIONS OF CONFIDENTIALITY OWED TO US IN RELATION TO THE INFORMATION THE SUBJECT OF THIS LETTER. NO FAILURE OR DELAY IN EXERCISING ANY RIGHT, POWER OR PRIVILEGE UNDER THIS LETTER WILL OPERATE AS A WAIVER THEREOF NOR WILL ANY SINGLE OR PARTIAL EXERCISE OF ANY RIGHT, POWER OR PRIVILEGE PRECLUDE ANY FURTHER EXERCISE THEREOF OR THE EXERCISE OF ANY OTHER RIGHT, POWER OR PRIVILEGES UNDER THIS LETTER. THE TERMS OF THIS LETTER AND YOUR OBLIGATIONS UNDER THIS LETTER MAY ONLY BE AMENDED OR MODIFIED BY WRITTEN AGREEMENT BETWEEN US.

INSIDE INFORMATION YOU ACKNOWLEDGE THAT SOME OR ALL OF THE CONFIDENTIAL INFORMATION IS OR MAY BE PRICE-SENSITIVE INFORMATION AND THAT THE USE OF SUCH INFORMATION MAY BE REGULATED OR PROHIBITED BY APPLICABLE LEGISLATION RELATING TO INSIDER DEALING AND YOU UNDERTAKE NOT TO USE ANY CONFIDENTIAL INFORMATION FOR ANY UNLAWFUL PURPOSE.

NATURE OF UNDERTAKINGS THE UNDERTAKINGS GIVEN BY YOU UNDER THIS LETTER ARE GIVEN TO US AND (WITHOUT IMPLYING ANY FIDUCIARY OBLIGATIONS ON OUR PART) ARE ALSO GIVEN FOR THE BENEFIT OF THE BORROWER AND EACH OTHER MEMBER OF THE GROUP.

THIRD PARTY RIGHTS

SUBJECT TO PARAGRAPH 6 AND PARAGRAPH 9 THE TERMS OF THIS LETTER MAY BE ENFORCED AND RELIED UPON ONLY BY YOU AND US AND THE OPERATION OF THE CONTRACTS (RIGHTS OF THIRD PARTIES) ACT 1999 IS EXCLUDED.

NOTWITHSTANDING ANY PROVISIONS OF THIS LETTER, THE PARTIES TO THIS LETTER DO NOT REQUIRE THE CONSENT OF ANY RELEVANT PERSON OR ANY MEMBER OF THE GROUP TO RESCIND OR VARY THIS LETTER AT ANY TIME.

GOVERNING LAW AND JURISDICTION THIS LETTER (INCLUDING THE AGREEMENT CONSTITUTED BY YOUR ACKNOWLEDGEMENT OF ITS TERMS) SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF ENGLAND AND THE PARTIES SUBMIT TO THE NON-EXCLUSIVE JURISDICTION OF THE ENGLISH COURTS.

DEFINITIONS IN THIS LETTER (INCLUDING THE ACKNOWLEDGEMENT SET OUT BELOW):

         "CONFIDENTIAL INFORMATION" means any information relating to the Borrower, the Group, and the Facilities including, without limitation, the information memorandum, provided to you by us or any of our affiliates or advisers, in whatever form, and includes information given orally and any document, electronic file or any other way of representing or recording information which contains or is derived or copied from such information but excludes information that (a) is or becomes public knowledge other than as a direct or indirect result of any breach of this letter or (b) is known by you before the date the information is disclosed to you by us or any of our affiliates or advisers or is lawfully obtained by you after that date, other than from a source which is connected with the Group and which, in either case, as far as you are aware, has not been obtained in violation of, and is not otherwise subject to, any obligation of confidentiality;

         "GROUP" means the Borrower and each of its holding companies and subsidiaries and each subsidiary of each of its holding companies (as each such term is defined in the Companies Act 1985);

         "PARTICIPANT GROUP" means you, each of your holding companies and subsidiaries and each subsidiary of each of your holding companies (as each such term is defined in the Companies Act 1985); and

         "PERMITTED PURPOSE" means considering and evaluating whether to enter into the Facilities.

Please acknowledge your agreement to the above by signing and returning the enclosed copy.

Yours faithfully


-----------------------------------
For and on behalf of
[Arranger]


To:      [Arranger]
         The Borrower and each other member of the Group

We acknowledge and agree to the above:


-----------------------------------
For and on behalf of
[Potential Lender]

                                   SCHEDULE 11

                                   TIMETABLES

                                              Loans in dollars          Loans in sterling         Loans in other
                                                                                                  currencies
Approval as an Optional Currency, if          N/A                       N/A                       11:00 am
required (Clause 4.3 (Conditions relating
to Optional Currencies))                                                                          D-5

Agent notifies the Company if a currency      N/A                       N/A                       3:00 pm
is approved as an Optional Currency in
accordance with Clause 4.3 (Conditions
relating to Optional Currencies)                                                                  D-4

Delivery of a duly completed Utilisation      11:00 am                  11:00 am                  11:00 am
Request (Clause 5.1 (Delivery of a
Utilisation Request) or a Selection
Notice (Clause 10.1 (Selection of             D-3                       D-2                       D-2
Interest Periods))

                                              or in the case of the
                                              first loan, D-2

Agent determines (in relation to a            N/A                       12:00 pm                  12:00 pm
Utilisation) the Base Currency Amount of
the Loan, if required under Clause 5.4
(Lenders' participation)                                                D-2                       D-3

Agent notifies the Lenders of the Loan in     1:00 pm                   1:00 pm                   1:00 pm
accordance with Clause 5.4 (Lenders'
participation)                                D-3                       D-2                       D-3

                                              or in the case of the
                                              first loan, N/A

Agent receives a notification from a          N/A                       9:30 am                   9:30 am
Lender under Clause 6.2 (Unavailability
of a currency)                                                          D                         D-2

Agent gives notice in accordance with         N/A                       11:00 am                  11:00 am
Clause 6.2 (Unavailability of a
currency)                                                               D                         D-2

LIBOR is fixed                                11:00 am                  11:00 am                  11:00 am

                                              D-2                       D                         D-2

Where "D" represents the date of drawdown, "-1", "-2" and "-3" etc represents the number of Business Days before that date and all times are UK times.

                                   SCHEDULE 12

                            POST IPO GROUP STRUCTURE


                      [POST IPO GROUP STRUCTURE FLOWCHART]

                                   SCHEDULE 13

                               MATERIAL COMPANIES


NAME OF ORIGINAL BORROWER                    COUNTRY OF INCORPORATION           COMPANY NUMBER
                                                                                (WHERE RELEVANT)

Inveresk Research Group, Inc.                US (Delaware)


NAME OF ORIGINAL GUARANTOR

Inveresk Research Group Limited              UK                                 SC198206

Inveresk Research Holdings Limited           UK                                 3662374

Inveresk Research International Limited      UK                                 SC091725

Inveresk Clinical Research Limited           UK                                 SC109802

Inveresk Research (Canada) Inc.              Canada                             38444811

Inveresk Research North Carolina Inc.        US (North Carolina)

Inveresk Research Limited                    UK                                 02211403

Inveresk Research Inc.                       US (Delaware)

Clintrials BioResearch Limited               (Quebec)                           1145923539

                                   SIGNATORIES


EXECUTED FOR AND ON BEHALF OF
INVERESK RESEARCH GROUP, INC.
BY

/s/ Walter S. Nimmo                                       (TITLE)
------------------------------------------

    Walter S. Nimmo                          FULL NAME
------------------------------------------


EXECUTED FOR AND ON BEHALF OF
INVERESK RESEARCH GROUP LIMITED
BY

/s/ Walter S. Nimmo                         DIRECTOR/AUTHORISED SIGNATORY
------------------------------------------

    Walter S. Nimmo                         FULL NAME
------------------------------------------


EXECUTED FOR AND ON BEHALF OF
INVERESK RESEARCH HOLDINGS LIMITED
BY

/s/ Walter S. Nimmo                         DIRECTOR/AUTHORISED SIGNATORY
------------------------------------------

    Walter S. Nimmo                         FULL NAME
------------------------------------------


EXECUTED FOR AND ON BEHALF OF
INVERESK RESEARCH INTERNATIONAL LIMITED
BY

/s/ Walter S. Nimmo                         DIRECTOR/AUTHORISED SIGNATORY
------------------------------------------

    Walter S. Nimmo                         FULL NAME
------------------------------------------


EXECUTED FOR AND ON BEHALF OF
INVERESK CLINICAL RESEARCH LIMITED
BY

/s/ Walter S. Nimmo                         DIRECTOR/AUTHORISED SIGNATORY
------------------------------------------

    Walter S. Nimmo                         FULL NAME
------------------------------------------


EXECUTED FOR AND ON BEHALF OF
INVERESK RESEARCH (CANADA) INC.
BY

/s/ Walter S. Nimmo                                       (TITLE)
------------------------------------------

    Walter S. Nimmo                         FULL NAME
------------------------------------------

EXECUTED FOR AND ON BEHALF OF
INVERESK RESEARCH NORTH CAROLINA INC.
BY

/s/ Walter S. Nimmo                                       (TITLE)
------------------------------------------

    Walter S. Nimmo                         FULL NAME
------------------------------------------


EXECUTED FOR AND ON BEHALF OF
INVERESK RESEARCH LIMITED
BY

/s/ Walter S. Nimmo                         DIRECTOR/AUTHORISED SIGNATORY
------------------------------------------

    Walter S. Nimmo                         FULL NAME
------------------------------------------


EXECUTED FOR AND ON BEHALF OF
INVERESK RESEARCH INC.
BY

/s/ Walter S. Nimmo                                       (TITLE)
------------------------------------------

    Walter S. Nimmo                         FULL NAME
------------------------------------------


EXECUTED FOR AND ON BEHALF OF
CLINTRIALS BIORESEARCH LIMITED
BY

/s/ Walter S. Nimmo                                       (TITLE)
------------------------------------------

    Walter S. Nimmo                         FULL NAME
------------------------------------------


EXECUTED FOR AND ON BEHALF OF
THE ROYAL BANK OF SCOTLAND PLC
IN ITS CAPACITIES AS ARRANGER, SECURITY
TRUSTEE, HEDGING COUNTERPARTY, ORIGINAL
LENDER AND AGENT
BY

/s/ John Stewart                            AUTHORISED SIGNATORY
------------------------------------------

    John Stewart                            FULL NAME
------------------------------------------